UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

salesforce.com, inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of the 2015 Annual Meeting and

2015 Proxy Statement

Thursday, June 4, 2015 at 2:00 p.m. local time

50 Fremont Street, San Francisco, California 94105

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

April 22, 2015

Dear Fellow Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of salesforce.com, inc. on Thursday, June 4, 2015 at 2:00 p.m. local time at 50 Fremont Street, San Francisco, California 94105.

At this year’s meeting, we will vote on the election of all of our directors, amendments to our 2013 Equity Incentive Plan and our 2004 Employee Stock Purchase Plan to increase the number of shares authorized for grant thereunder, and the ratification of the selection of Ernst & Young LLP as Salesforce’s independent registered public accounting firm. We will also conduct a non-binding advisory vote to approve the compensation of Salesforce’s named executive officers and transact such other business as may properly come before the meeting. In addition, stockholders will have an opportunity to ask questions.

U.S. Securities and Exchange Commission rules allow companies to furnish proxy materials to their stockholders over the Internet. This expedites stockholders’ receipt of proxy materials, lowers the annual meeting costs and conserves natural resources. Thus, we are mailing stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the Proxy Statement and our 2015 Annual Report. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials online, vote and obtain a paper copy of our proxy materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or by mailing a completed proxy card (if you request printed copies of the proxy materials to be mailed to you). Your vote by proxy will ensure your representation at the Annual Meeting of Stockholders regardless of whether or not you attend in person. Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement.

Thank you for your ongoing support of Salesforce. We look forward to seeing you at the meeting.

Aloha,

Marc Benioff

Chairman of the Board of Directors and

Chief Executive Officer

salesforce.com, inc.

The Landmark @ One Market

Suite 300

San Francisco, California 94105

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To be held Thursday, June 4, 2015

TO THE STOCKHOLDERS OF SALESFORCE.COM, INC.:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of salesforce.com, inc., a Delaware corporation (“Salesforce”), will be held on Thursday, June 4, 2015 at 2:00 p.m. local time at 50 Fremont Street, San Francisco, California 94105, for the following purposes:

1.	To elect Marc R. Benioff, Keith G. Block, Craig A. Conway, Alan G. Hassenfeld, Colin L. Powell, Sanford R. Robertson, John V. Roos, Lawrence J. Tomlinson, Robin L. Washington, Maynard G. Webb and Susan D. Wojcicki to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	To amend our 2013 Equity Incentive Plan to increase the number of shares authorized for grant by 37 million shares;

3.	To amend our 2004 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 7 million shares;

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016;

5.	To approve, on an advisory basis, the fiscal 2015 compensation of our named executive officers; and

6.	To transact such other business as may properly come before the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

Only stockholders of record at the close of business on April 9, 2015 and their proxies are entitled to attend and vote at the Annual Meeting and any and all adjournments, continuations or postponements thereof.

All stockholders are invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if such stockholder returned a proxy. You will need to bring your Notice of Internet Availability of Proxy Materials, or other proof of ownership of Salesforce stock as of the record date, as well as photo identification, to enter the Annual Meeting.

This Notice, the Notice of Internet Availability, the Proxy Statement and the 2015 Annual Report are being made available to stockholders on or about April 22, 2015.

By Order of the Board of Directors

Burke F. Norton

Chief Legal Officer and Secretary

San Francisco, California

April 22, 2015

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ONLINE OR BY TELEPHONE OR, IF YOU REQUESTED PRINTED COPIES OF THE PROXY MATERIALS BE MAILED TO YOU, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE RETURN ENVELOPE PROVIDED (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

2015 Proxy Statement	i

TABLE OF CONTENTS (CONTINUED)

ii	2015 Proxy Statement

ABOUT THE ANNUAL MEETING

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of salesforce.com, inc. (the “Board”) is soliciting your vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of salesforce.com, inc. Unless otherwise indicated, references in this Proxy Statement to “Salesforce,” “we,” “us” and the “Company” refer to salesforce.com, inc.

When and where will the Annual Meeting take place?

The Annual Meeting will take place on Thursday, June 4, 2015 at 2:00 p.m. local time at 50 Fremont Street, San Francisco, California 94105.

Where can I access the proxy materials?

Pursuant to the rules of the Securities and Exchange Commission, or SEC, we have provided access to our proxy materials over the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) has been sent to our stockholders of record and beneficial owners as of the record date, April 9, 2015. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Internet Notice.

By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of the Annual Meeting on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

What will I be voting on?

You will be voting on:

1.	the election of Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Colin Powell, Sanford Robertson, John Roos, Lawrence Tomlinson, Robin Washington, Maynard Webb and Susan Wojcicki to serve as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to earlier resignation or removal;

2.	the amendment of our 2013 Equity Incentive Plan to increase the number of shares authorized for grant by 37 million shares;

3.	the amendment of our 2004 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 7 million shares;
4.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016;

5.	an advisory vote to approve named executive officer compensation; and

6.	any other business as may properly come before the Annual Meeting.

An agenda and rules of procedure will be distributed at the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR each of Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Colin Powell, Sanford Robertson, John Roos, Lawrence Tomlinson, Robin Washington, Maynard Webb and Susan Wojcicki;

•	FOR the amendment of our 2013 Equity Incentive Plan to increase the number of shares authorized for grant by 37 million shares;
•	FOR the amendment of our 2004 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 7 million shares;

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016; and

•	FOR the advisory vote to approve named executive officer compensation.

2015 Proxy Statement	1

ABOUT THE ANNUAL MEETING (CONTINUED)

How many votes do I have?

You will have one vote for every share of Salesforce common stock (“Common Stock”) you owned as of April 9, 2015, our record date.

How do I vote?

You can vote in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting.

•

To vote over the Internet, for shares held of record, use the procedures and instructions described on your Internet Notice or proxy card; for shares held in street name, refer to the voting instructions provided by your broker.

•

To vote by telephone, for shares held of record, refer to the instructions on your Internet Notice or proxy card; for shares held in street name refer to the voting instructions provided by your broker.

•

To vote by mail (if you requested printed copies of the proxy materials to be mailed to you), fill out the enclosed proxy card, date and sign it, and return it in the postage-prepaid envelope provided.

If you want to vote in person at the Annual Meeting, and you hold your Salesforce stock through a brokerage firm, bank, broker-dealer, trust or other similar organization (that is, in street name), you must obtain a legal proxy from the broker or other organization and bring that proxy to the Annual Meeting.

What do I need to bring to attend the Annual Meeting?

A stockholder must bring the Internet Notice or other proof of ownership of Salesforce stock as of the record date, as well as photo identification for entrance to the Annual Meeting.

2	2015 Proxy Statement

PROCEDURAL MATTERS

PROCEDURAL MATTERS

General

The Salesforce Board of Directors is soliciting your vote with this Proxy Statement and proxy card for use at the Annual Meeting, to be held on Thursday, June 4, 2015 at 2:00 p.m. local time and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at 50 Fremont Street, San Francisco, California 94105. You will need to bring proof of ownership of Salesforce stock as of the record date, as well as photo identification, to enter the Annual Meeting. Our Annual Report for the fiscal year ended January 31, 2015, or “fiscal 2015,” including our financial statements for fiscal 2015, is also enclosed or available online at the same website as this Proxy Statement. These proxy materials are first being made available to stockholders on or about April 22, 2015.

Stockholders Entitled to Vote; Record Date

As of the close of business on April 9, 2015, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 655,555,993 shares of Common Stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder.

All valid proxies received before the Annual Meeting will be voted according to the instructions thereon. Stockholders of record may vote at the Annual Meeting (1) over the Internet at www.edocumentview.com/CRM, (2) by telephone at 1-800-652-VOTE (8683), or (3) by mail (if you requested printed copies of the proxy materials to be mailed to you) by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-prepaid envelope. Stockholders who hold shares in street name should refer to instructions from their broker or organization serving as the recordholder.

Quorum; Abstentions; Broker Non-Votes

The Company’s Bylaws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Shares that are voted “abstain” and broker non-votes (as defined below) are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

In the election of directors, abstentions will not impact the election of that nominee. In tabulating the voting results for the election of directors, only “for” and “against” votes are counted.

For the other proposals, an “abstain” vote counts the same as voting against the proposal.

If you hold your Common Stock through a broker, the broker may be prevented from voting shares held in your brokerage account (a “broker non-vote”) unless you have given the broker voting instructions. Thus, if you hold your Common Stock through a broker, it is critical that you cast your vote if you want it to count. If you hold your Common Stock through a broker and you do not instruct your broker how to vote on Proposals 1, 2, 3 or 5, it will be considered a broker non-vote and no votes will be cast on your behalf with respect to such Proposal.

Your broker will have discretion to vote any uninstructed shares on Proposal 4, the ratification of the appointment of the Company’s independent registered public accounting firm.

Voting; Revocability of Proxies

Voting by attending the meeting.    Stockholders whose shares are registered in their own names may vote their shares in person at the Annual Meeting. Stockholders whose shares are held beneficially through a brokerage firm, bank, broker-dealer, trust or other similar organization (that is, in street name) may vote in person at the Annual Meeting only if such stockholders obtain a legal proxy from the broker, bank, trustee or nominee that holds their shares giving the stockholders the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. If a stockholder attends the Annual Meeting and validly submits his or her vote in person, any previous votes that were submitted by the stockholder will be superseded by the vote that such stockholder validly casts at the Annual Meeting. Your attendance at the Annual Meeting in and of itself will not revoke any prior votes you may have cast. For directions to attend the Annual Meeting, please contact Investor Relations by telephone at (415) 536-6250.

2015 Proxy Statement	3

PROCEDURAL MATTERS (CONTINUED)

Voting of proxies; Discretionary Voting.    Stockholders may vote over the Internet, by telephone, by mail, or in person, as described above. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or when voting over the phone or Internet, your shares will be voted as recommended by the Board.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Effect of not casting your vote.    If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors, the amendment of our 2013 Equity Incentive Plan, the amendment of our 2004 Employee

Stock Purchase Plan and the advisory vote to approve named executive officer compensation (Proposals 1, 2, 3 and 5 of this Proxy Statement). Your bank or broker will have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 4 of this Proxy Statement).

If you are a stockholder of record, it is also critical that you cast your vote. If you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Revocability of proxy.    You may revoke your proxy by (1) entering a new vote by telephone or over the Internet, (2) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent to the Company’s principal executive offices, salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary.

If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to change your vote.

Expenses of Solicitation

The Company will bear the entire cost of solicitation. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their reasonable out-of-pocket expenses. The Company may use the services of the Company’s directors, officers, employees and others to solicit proxies, personally or by telephone, without additional compensation. The Company has retained Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut, 06902, a proxy solicitation firm, for assistance in connection with the Annual Meeting at a cost of approximately $14,000, plus reasonable out-of-pocket expenses.

Procedure for Submitting Stockholder Proposals

All proposals of stockholders intended to be presented at the Company’s next annual meeting of stockholders, regardless of whether such proposals are intended to be included in the Company’s proxy statement for the next annual meeting of stockholders, must satisfy the requirements set forth in the advance notice of stockholder business provision under the Company’s Bylaws. As summarized below, such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company at salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary (our “principal executive offices”).

To be timely, a stockholder proposal must be received at our principal executive offices no later than the 45th day and no earlier than the 75th day before the one-year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made. Stockholder proposals to be presented at the next annual meeting of stockholders must be received by the Secretary of the Company at our principal executive offices no earlier than February 7, 2016 and no later than March 8, 2016.

4	2015 Proxy Statement

PROCEDURAL MATTERS (CONTINUED)

To be in proper written form, a stockholder’s notice to the Secretary of the Company must set forth as to each matter of business the stockholder intends to bring before the annual meeting (i) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder(s) proposing such business, (iii) the class and number of shares of the Company which are held of record or are beneficially owned by the stockholder(s), (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder(s) with respect to any securities or the Company, and a description of any other similar agreement, arrangement or understanding, (v) any material interest of the stockholder(s) in such business and (vi) a statement whether such stockholder(s) will deliver a proxy statement and form of proxy to the Company’s stockholders. In addition, to be in proper written form, a stockholder’s notice to the Secretary of the Company must be supplemented not later than ten days following the record date to disclose the information contained in clauses (iii) and (iv) in this paragraph as of the record date.

In addition, any stockholder proposal intended to be included in the Company’s proxy statement for the next annual meeting of stockholders of the Company must also satisfy SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and be received not later than December 24, 2015. In the event the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before the Company begins to make its proxy materials available. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

The requirements for providing advance notice of stockholder business as summarized above are qualified in their entirety by our Bylaws, which we recommend that you read in order to comply with the requirements for bringing a proposal. You may contact the Company’s Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws filed with the SEC on June 11, 2013 as Exhibit 3.2 to a Current Report on Form 8-K, available at www.sec.gov.

Delivery of Proxy Materials

To receive current and future proxy materials in either paper or electronic form, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless the Company has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as

“householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of materials per household, even if more than one stockholder resides in that household. If your proxy statement is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at (415) 536-6250 or investor@salesforce.com, or write to salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Investor Relations.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2015

The Notice of Annual Meeting, Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report are available for shares held of record at www.edocumentview.com/CRM and for shares held in street name refer to the notice provided by your broker.

2015 Proxy Statement	5

DIRECTORS AND CORPORATE GOVERNANCE

DIRECTORS AND CORPORATE GOVERNANCE

Board Members

Our Board is composed of eleven directors who serve until the next Annual Meeting and until their successors are elected and qualified, subject to earlier resignation or removal.

On June 6, 2013, the stockholders of the Company approved an amendment and restatement of the Company’s Certificate of Incorporation to eliminate the classified structure of the Company’s Board. In eliminating the classified structure, no director’s existing term was shortened and directors became subject to annual election once their classified terms expired. The phase-out of the classified structure will be completed as of the 2015 Annual Meeting with all directors now being subject to annual election. Please see Proposal 1 in this Proxy Statement for more information about the election of our directors.

The names and certain information about members of our Board as of March 31, 2015 are set forth below. There are no family relationships among any of our directors or executive officers.

Marc Benioff Chairman of the Board and Chief Executive Officer Age: 50 Director Since: 1999

Marc Benioff co-founded Salesforce in February 1999 and has served as our Chairman of the Board since inception. He has served as Chief Executive Officer since 2001. From 1986 to 1999, Mr. Benioff was employed at Oracle Corporation, where he held a number of positions in sales, marketing and product development, lastly as a Senior Vice President. Mr. Benioff also serves as Chairman of the Board of The Salesforce.com Foundation, a philanthropic private foundation, and Salesforce.org, a non-profit mutual benefit corporation. In the past five years, Mr. Benioff served as a director of Cisco Systems, Inc. Mr. Benioff received a B.S. in Business Administration from the University of Southern California, where he is also on the Board of Trustees.

Mr. Benioff’s status as one of our founders, as well as his tenure as our Chief Executive Officer and Chairman of the Board, brings unique and invaluable experience to the Board. Further, his experience in sales, marketing and product development at other technology companies supports our conclusion that Mr. Benioff has the necessary and desired skills, experience and perspective to serve on our Board.

Keith Block President and Vice Chairman of the Board Age: 54 Director Since: 2013

Keith Block has served as our President, Vice Chairman and as a Director since joining Salesforce in June 2013. Prior to that, Mr. Block was employed at Oracle Corporation from 1986 to June 2012 where he held a number of positions, most recently Executive Vice President, North America. Mr. Block serves on the Board of Trustees at the Concord Museum, the Board of Trustees at Carnegie-Mellon University Heinz Graduate School and the President’s Advisory Council for Carnegie-Mellon University. Mr. Block received both a B.S. in Information Systems and an M.S. in Management & Policy Analysis from Carnegie-Mellon University.

Mr. Block’s extensive background in the technology sector and in business management, including his experience as an executive officer of a technology company, supports our conclusion that Mr. Block has the necessary and desired skills, experience and perspective to serve on our Board.

6	2015 Proxy Statement

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Craig Conway Former CEO, PeopleSoft Age: 60 Director Since: 2005

Craig Conway has served as a Director since October 2005. From 1999 to 2004, Mr. Conway served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems from 1996 to 1999 and TGV Software from 1993 to 1996. Prior to that, Mr. Conway held executive management positions at a variety of leading technology companies including Executive Vice President at Oracle Corporation. Mr. Conway currently serves as a director and chairman of Guidewire Software, Inc. During the past five years, Mr. Conway also served as a director of Advanced Micro Devices, Inc. and Pegasystems Inc. Mr. Conway received a B.S. in computer science and mathematics from the State University of New York at Brockport.

Mr. Conway’s extensive and broad background in business management, including his experience as president and chief executive officer of three technology companies, as well as his service on the boards of other publicly-held companies, supports our conclusion that Mr. Conway has the necessary and desired skills, experience and perspective to serve on our Board.

Alan Hassenfeld Director and former Chairman and CEO of Hasbro, Inc. Age: 66 Director Since: 2003

Alan Hassenfeld has served as a Director since December 2003. Mr. Hassenfeld has been a Director of Hasbro, Inc., a provider of children’s and family entertainment products, since 1978. He served as its Chairman from 1989 to 2008, and also served as its Chairman and Chief Executive Officer from 1989 to 2003. Mr. Hassenfeld is a trustee of the Hasbro Charitable Trust and Hasbro Children’s Foundation. During the past five years, Mr. Hassenfeld also served as a director of Global Cornerstone Holdings Limited. He also serves as a director of The Salesforce.com Foundation and other not-for-profit organizations. Mr. Hassenfeld received a B.A. from the University of Pennsylvania.

Mr. Hassenfeld has an extensive and broad background in business management, including his experience as a chief executive officer of a publicly traded company. This deep business knowledge, combined with the leadership roles he plays within many philanthropic organizations, supports our conclusion that Mr. Hassenfeld has the necessary and desired skills, experience and perspective to serve on our Board.

2015 Proxy Statement	7

DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

General Colin Powell General, Former U.S. Secretary of State, Former Chairman, Joint Chiefs of Staff Age: 78 Director Since: 2014

General Colin Powell has served as a Director since March 2014. General Powell is a retired four star general and served for 35 years in the United States Army. He has served as U.S. National Security Advisor, Commander of the U.S. Army Forces Command, Chairman of the Joint Chiefs of Staff and was the 65th Secretary of State of the United States. General Powell is a member of the Board of Directors of the Council on Foreign Relations, the Chair of the Board of Visitors of the Colin Powell School for Civic and Global Leadership at the City College of New York and the Founder and Chairman Emeritus of the America’s Promise Alliance. Since 2005, General Powell has served as a strategic limited partner at Kleiner Perkins Caufield & Byers, a venture capital firm. General Powell received a B.S. from the City College of New York and an M.B.A. from the George Washington University.

General Powell has an extensive background in management and leadership, including at the highest levels of the U.S. government. This extensive experience, combined with his leadership positions in various philanthropic organizations, supports our conclusion that General Powell has the necessary and desired skills, experience and perspective to serve on our Board.

Sanford Robertson Principal, Francisco Partners Age: 83 Director Since: 2003

Sanford Robertson has served as a Director since October 2003. He is a principal of Francisco Partners, a technology buyout fund. Prior to founding Francisco Partners in 2000, Mr. Robertson was the founder and chairman of Robertson, Stephens & Company, a technology investment bank. Mr. Robertson has been an active technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another prominent technology investment bank. Mr. Robertson currently serves as a director of Pain Therapeutics, Inc. and RPX Corporation, and in the past five years, served as a director of Dolby Laboratories, Inc. Mr. Robertson received a B.B.A. and an M.B.A. from the University of Michigan.

Mr. Robertson brings valuable financial expertise to our Board of Directors. His extensive experience in investment banking, private equity and capital markets transactions, as well as his service on the boards of other publicly held companies, supports our conclusion that Mr. Robertson has the necessary and desired skills, experience and perspective to serve on our Board.

John V. Roos Former U.S. Ambassador to Japan Age: 60 Director Since: 2013

John V. Roos has served as a Director since September 2013. From 2009 to 2013, he served as the U.S. Ambassador to Japan. Ambassador Roos currently serves as CEO of The Roos Group, a strategic consulting firm facilitating relationships between U.S. and Japan businesses. Since April 2014 he also has served as Senior Advisor to Centerview Partners, an international investment banking advisory firm, and since October 2013 he has served on the global advisory board of Mitsubishi UFJ Financial Group, a Japanese banking and financial network. Ambassador Roos also serves on the Board of Sony Corporation since June 2014. From 1985 to 2009, Ambassador Roos practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, P.C., where he most recently served as Chief Executive Officer. Ambassador Roos received an A.B. in Political Science and a J.D. from Stanford University.

Ambassador Roos brings valuable international and strategic expertise to our Board of Directors, and possesses an extensive and broad background in management and leadership. This extensive experience supports our conclusion that Ambassador Roos has the necessary and desired skills, experience and perspective to serve on our Board.

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Lawrence Tomlinson Former Senior Vice President, Treasurer, Hewlett-Packard Age: 74 Director Since: 2003

Lawrence Tomlinson has served as a Director since May 2003. Mr. Tomlinson served as Treasurer of the Hewlett-Packard Company, a global provider of technology products, from 1993 to 2003, as well as a Senior Vice President from 2002 to 2003, and a Vice President from 1996 to 2002. During the past five years, Mr. Tomlinson has served as a director of Coherent, Inc. Mr. Tomlinson received a B.S. from Rutgers University and an M.B.A. from Santa Clara University.

Mr. Tomlinson is an experienced financial leader with the skills necessary to serve as a director and to lead our Audit Committee. He has a deep understanding of accounting principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations. Additionally, our Board’s determination that Mr. Tomlinson is the Audit Committee’s “financial expert,” as well as Mr. Tomlinson’s service on the boards and audit committees of other public companies, supports our conclusion that Mr. Tomlinson has the necessary and desired skills, experience and perspective to serve on our Board.

Robin Washington Executive Vice President and CFO, Gilead Sciences Inc. Age: 52 Director Since: 2013

Robin Washington has served as a Director since September 2013. Ms. Washington has served as Executive Vice President and Chief Financial Officer of Gilead Sciences, Inc., a research-based biopharmaceutical company, since February 2014. She joined Gilead as Senior Vice President and Chief Financial Officer in 2008. From 2006 to 2007, Ms. Washington served as Chief Financial Officer of Hyperion Solutions, an enterprise software company that was acquired by Oracle Corporation in 2007. Prior to Hyperion, Ms. Washington served in a number of executive positions with PeopleSoft, a provider of enterprise application software, most recently as Senior Vice President and Corporate Controller. Ms. Washington currently serves as a member of the Board of Directors of Honeywell International, Inc. and the Board of Visitors of Graziadio School of Business and Management at Pepperdine University. During the past five years, Ms. Washington has also served as a director of MIPS Technology, Inc. Ms. Washington is a certified public accountant and received a B.A. in Business Administration from the University of Michigan and an M.B.A. from Pepperdine University.

Ms. Washington brings extensive experience in management, operations and accounting in the technology sector to our Board of Directors. Additionally, her financial expertise in tax, financial reporting, accounting and controls, corporate finance, mergers and acquisitions and capital markets, along with her service on the boards of other public companies, supports our conclusion that Ms. Washington has the necessary and desired skills, experience and perspective to serve on our Board.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Maynard Webb Chairman of the Board, Yahoo! Inc. Age: 59 Director Since: 2006

Maynard Webb has served as a Director since September 2006. Mr. Webb is the founder of Webb Investment Network, an early stage venture capital firm he started in 2010. From 2006 to 2011, Mr. Webb served as Chief Executive Officer of LiveOps, Inc., a provider of on-demand call center solutions. From 2002 to 2006, Mr. Webb served as Chief Operating Officer of eBay Inc., an online global marketplace. From 1999 to 2002, Mr. Webb served as President of eBay Technologies. Prior to that Mr. Webb served as Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, and Vice President and Chief Information Officer at Bay Networks, Inc., a manufacturer of computer networking products. Mr. Webb currently serves as Chairman of the Board of Yahoo! Inc. and as a director of Visa Inc. Mr. Webb received a B.A.A. from Florida Atlantic University.

Mr. Webb brings extensive experience in management, engineering and technical operations to our Board of Directors. Additionally, his tenure in management positions at various technology companies, along with his service on the boards of other companies, supports our conclusion that Mr. Webb has the necessary and desired skills, experience and perspective to serve on our Board.

Susan Wojcicki CEO, YouTube Age: 46 Director Since: 2014

Susan Wojcicki has served as a Director since December 2014. Ms. Wojcicki has served as Chief Executive Officer of YouTube, a digital video platform and subsidiary of Google Inc., since February 2014. She joined Google as its marketing manager in 1999, and after serving in various positions in marketing, from April 2011 to January 2014, Ms. Wojcicki served as Google’s Senior Vice President of Advertising & Commerce. Prior to joining Google, she worked at Intel, and served as a management consultant at both Bain & Company and R.B. Webber & Company. During the past five years, Ms. Wojcicki has also served as a director of HomeAway, Inc. Ms. Wojcicki received an A.B. in History and Literature from Harvard University, an M.S. in Economics from the University of California, Santa Cruz and an M.B.A. from the University of California, Los Angeles.

Ms. Wojcicki brings extensive experience in management, operations and marketing in the technology sector to our Board of Directors. Additionally, her expertise in technology, brand building and product development supports our conclusion that Ms. Wojcicki has the necessary and desired skills, experience and perspective to serve on our Board.

Board Independence

The Board has determined that, except for Mr. Benioff, Mr. Block and General Powell, each of the directors of the Company has no material relationship with the Company and is independent within the meaning of the standards established by the New York Stock Exchange, or NYSE, as currently in effect. In making that determination, the Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board also applied the following standards from the Company’s Corporate Governance Guidelines, which provide that a director will not be considered independent if he or she:

•	is currently an employee of the Company or has an immediate family member who is an executive officer of the Company;

•	has been an employee of the Company within the past three years or has an immediate family member who has been an executive officer of the Company within the past three years;

•

has, or has an immediate family member who has, received within the past three years more than $120,000 during any twelve month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

is a current partner or employee of a firm that is the Company’s internal or external auditor; has an immediate family member who is a current partner of such a firm; has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or was, or has an immediate family member who was within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•

has, or has an immediate family member who has, been employed as an executive officer of another company where any of the Company’s present executives have served on the other company’s compensation committee during the past three years; or

•

is currently employed as an executive officer or employee, or has an immediate family member who is currently employed as an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

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Board Leadership Structure

Currently, the Company’s Chief Executive Officer, Marc Benioff, also serves as Chairman of the Board. The Board believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Benioff’s leadership and years of experience in the Company’s business. Serving as both Chairman of the Board and Chief Executive Officer since 2001, Mr. Benioff has been the director most capable of effectively identifying strategic priorities, leading critical discussion and executing the Company’s strategy and business plans. Mr. Benioff possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its business. We believe this extensive Company-specific experience and expertise of our CEO, together with the outside experience, oversight and expertise of our independent directors, allows for differing perspectives and roles regarding strategy development that benefit our stockholders. Further, the Board believes that Mr. Benioff’s combined role enables decisive leadership, ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers.

In June 2007, the Board approved the creation of the position of Lead Independent Director. Sanford Robertson has served as the Lead Independent Director since June 2007, and his current two-year term will expire in June 2015. The Lead Independent Director presides over the meetings of the independent directors, serves as a liaison between the independent directors and the Chairman of the Board and Chief Executive Officer, and has such other authority as generally held by a lead independent director and as the independent directors may determine from time to time.

Board Meetings and Director Communications

During fiscal 2015, the Board held nine meetings and each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by any of the committees of the Board on which such director served. Directors are also expected to attend annual meetings of the stockholders of the Company absent an unavoidable and irreconcilable conflict. All of the directors who were then members of the Board attended the Company’s 2014 Annual Meeting of Stockholders.

The non-management members of the Board also meet in executive sessions without management present. At these sessions, the Lead Independent Director acts as Presiding Director. In the absence of the Lead Independent Director at any such executive session, the chair of the Audit and Finance Committee serves as Presiding Director.

Stockholders and other interested parties may communicate with the Lead Independent Director, or with any and all other members of the Board, by mail to our principal executive offices addressed to the intended recipient and care of our Corporate Secretary or by email to corporatesecretary@salesforce.com. The Corporate Secretary maintains a log of such communications and transmits them promptly to the identified recipient, unless safety or security concerns mitigate against further transmission. The intended recipient is advised of any communications withheld for safety or security reasons as soon as practicable.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Corporate Governance and Board Committees

The Company and the Board regularly review and evaluate the Company’s corporate governance practices. The Board has adopted corporate governance principles that address the composition of, and policies applicable to, the Board as well as a Code of Conduct applicable to all directors, officers and employees of the Company, including our Chief Executive Officer and Chief Financial Officer. The Company’s corporate governance principles, set forth as Corporate Governance Guidelines, and its Code of Conduct are available in the Corporate Governance section of the Company’s website at www.salesforce.com/company/investor/governance/ or in print by contacting Investor Relations at our principal executive offices. Any substantive amendments to or waivers of the Code of Conduct relating to the executive officers or directors of the Company will be disclosed promptly on our website. The Company’s philosophy related to executive compensation is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Board has also adopted a written charter for the Audit and Finance Committee (the “Audit Committee”), the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee charter is available in the Corporate Governance section of the Company’s website at www.salesforce.com/company/investor/governance/ or in print by contacting Investor Relations at our principal executive offices.

Committees of the Board of Directors

Director	Audit & Finance	Compensation	Nominating and Corporate Governance
Marc Benioff
Keith Block
Craig Conway		Member
Alan Hassenfeld	Member		Member
Colin Powell
Sanford Robertson	Member		Chair
John Roos		Chair
Lawrence Tomlinson	Chair		Member
Robin Washington	Member
Maynard Webb	Member	Member
Susan Wojcicki
Total Meetings	10	9	5

Audit Committee.    The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee: evaluates the independent registered public accountants’ qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; considers the rotation of partners of the independent registered public accounting firm on the Salesforce engagement team; reviews our consolidated financial statements; reviews our critical accounting policies and estimates; oversees our internal audit function; reviews with management and the Company’s independent auditors and internal auditors the adequacy of internal financial controls; oversees the Company’s financial and treasury policies, strategies and capital structure; annually reviews its charter and its performance; reviews and approves the scope of the annual audit and the audit fee; discusses guidelines and policies to govern the process by which risk assessment and management is undertaken and handled; and discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements. The Audit Committee held ten meetings in fiscal 2015. The report of the Audit Committee is included in this Proxy Statement.

The current members of the Audit Committee are Messrs. Tomlinson, who is the committee chair, Hassenfeld, Robertson and Webb, and Ms. Washington. The Board has determined that all members of our Audit Committee meet the applicable tests for independence and the requirements for financial literacy under applicable rules and regulations of the NYSE and the SEC. The Board has further determined that Mr. Tomlinson is the Company’s audit committee financial expert as defined by the SEC.

Compensation Committee.    The Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers, including: reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers; evaluating the performance of these officers in light of those goals and objectives; and setting compensation of these officers based on such evaluations. The Compensation Committee may delegate its authority to one or more

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subcommittees or to one member of the Compensation Committee. The Compensation Committee also oversees our equity and incentive-based plans and administers the issuance of stock options, restricted stock units and other awards under these plans. Although the Compensation Committee does not currently do so, it may delegate its authority to members of management to determine awards under the Company’s equity-based compensation plans for non-executive officer employees of the Company. The Compensation Committee has delegated authority to management to determine cash awards under our cash incentive plans for non-executive officers. The Compensation Committee also reviews and evaluates the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter, and prepares any report required under SEC rules. The Compensation Committee held nine meetings in fiscal 2015. The report of the Compensation Committee is included in this Proxy Statement.

The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee periodically engages an outside consultant to advise on compensation-related matters.

The current members of the Compensation Committee are Messrs. Roos, who is the committee chair, Conway and Webb. The Board has determined that all members of the Compensation Committee meet the applicable tests for independence under the applicable rules and regulations of the SEC, the NYSE and the Internal Revenue Service.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for: identifying individuals qualified to become members of the Board; recommending to the Board director nominees for each election of directors; developing and recommending to the Board criteria for selecting qualified director candidates; considering committee member qualifications, appointment and removal; recommending corporate governance principles applicable to the Company; and providing oversight in the evaluation of the Board and each committee. The Nominating and Corporate Governance Committee held five meetings in fiscal 2015.

The current members of the Nominating and Corporate Governance Committee are Messrs. Robertson, who is the committee chair, Hassenfeld and Tomlinson. The Board has determined that all members of the Nominating and Corporate Governance Committee meet the applicable tests for independence under the applicable rules and regulations of the NYSE.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Corporate Governance Committee regularly assesses the appropriate size, composition and needs of the Board and its respective committees and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through directors or management. If the Nominating and Corporate Governance Committee believes that the Board requires additional candidates for nomination, the Nominating and Corporate Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. The evaluation of these candidates may be based solely upon information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nominating and Corporate Governance Committee deems appropriate, including the use of third parties to review candidates. In December 2015, Ms. Wojcicki was appointed to the Board. She was initially identified and recommended by Mr. Benioff, our CEO, Chairman of the Board and a significant stockholder. She was then considered by the Nominating and Corporate Governance Committee, which recommended her to the full Board for approval.

The Nominating and Corporate Governance Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the committee. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. Members of the Board are expected to prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee will also seek appropriate input from the Chief Executive Officer from time to time in assessing the needs of the Board for relevant background, experience, diversity and skills of its members.

Stockholders may propose director candidates for general consideration by the Nominating and Corporate Governance Committee by submitting in proper written form the individual’s name, qualifications, and the other information set forth below in “Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting” to the Secretary of the Company. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

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DIRECTORS AND CORPORATE GOVERNANCE (CONTINUED)

Other Committees.    Pursuant to the Company’s Bylaws, the Board may designate other standing or ad hoc committees to serve at the pleasure of the Board from time to time. For example, in fiscal 2015, the Board delegated authority to a Real Estate Committee comprised of Craig Conway (chair), Sanford Robertson and Lawrence Tomlinson. This committee met six times in fiscal 2015.

Board’s Role in Risk Oversight.    The Board as a whole has responsibility for risk oversight. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions. The Audit Committee oversees risks associated with our financial statements, financial reporting and accounting policies. The Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. All committees receive regular reports from officers responsible for oversight of particular risks within the Company.

Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting.    Stockholders may nominate directors for election at an annual meeting or at a special meeting at which directors are to be elected, provided that the advance notice requirements for director nominations set forth in the Company’s Bylaws have been met. As summarized below, this advance notice provision requires a stockholder to give timely notice of a director nomination in proper written form to the Secretary of the Company at salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105, Attention: Corporate Secretary.

In order for a stockholder to give timely notice of a director nomination for an annual meeting, the notice must be received by the Secretary of the Company at our principal executive offices not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. However, if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made. Director nominations to be made at the next annual meeting of stockholders must be received by the Secretary of the Company at the Company’s principal executive offices no earlier than February 7, 2016 or later than March 8, 2016.

In order for a stockholder to give timely notice of a director nomination for a special meeting at which directors are to be elected, the notice must be received by the Secretary of the Company at our principal executive offices not later than the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

To be in proper written form, a stockholder’s notice to the Secretary of the Company must set forth:

•

as to each nominee whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other similar agreement, arrangement or understanding, (v) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nominations are to be made by the stockholder, (vi) a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders, and (vii) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

•

as to such stockholder(s) giving notice of the director nomination, (i) the name and address of the stockholder(s) proposing the director nomination, (ii) the class and number of shares of the Company which are held of record or are beneficially owned by the stockholder(s), (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder(s) with respect to any securities or the Company, and a description of any other similar agreement, arrangement or understanding, (iv) any material interest of the stockholder(s) in such director nomination, and (v) a statement whether such stockholder(s) will deliver a proxy statement and form of proxy to the Company’s stockholders. In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (ii) and (iii) of this paragraph as of the record date.

At the request of the Board, any person nominated by a stockholder for election as a director must furnish to the Secretary of the Company (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Company to determine the

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eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. In the absence of the furnishing of such information if requested, such stockholder’s nomination will not be considered in proper form pursuant to these requirements.

The requirements for providing advance notice of a director nomination as summarized above are qualified in their entirety by our Bylaws, which we recommend you read in order to comply with the requirements for making a director nomination.

Compensation of Directors

Under our compensation arrangement for non-employee directors, each non-employee director receives a fee of $12,500 per fiscal quarter. In addition, the chair of the Audit Committee receives an additional $10,000 per quarter, and the chair of each other Board committee receives an additional $5,000 per quarter. The Lead Independent Director also receives an additional $30,000 per year.

During fiscal 2015, each non-employee director received a quarterly grant of fully-vested shares of Common Stock for service during the respective preceding quarter with a dollar value intended to approximate $125,000 based on the average recent trading price over a period of time before the grant date. All equity awards were made pursuant to our 2013 Equity Incentive Plan.

We reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with attending Board and committee meetings.

The Board periodically evaluates the compensation of our non-employee directors, including considering input from the Compensation Committee’s compensation consultant, and recommendations of the Nominating and Corporate Governance Committee.

The Board’s stock ownership policy provides that each non-employee director is required to attain, by the later of March 16, 2015 or the fifth anniversary of such director’s initial election to the Board, a minimum share ownership position of the lesser of (i) 20,000 shares of Common Stock or (ii) such number of shares of Common Stock having an aggregate value of $200,000. As of March 16, 2015, all applicable non-employee directors were in compliance with this stock ownership policy.

The following table sets forth information concerning the compensation earned during fiscal 2015 by our Board members. The table excludes Messrs. Benioff and Block who are named executive officers of the Company and did not receive separate compensation as directors for fiscal 2015.

DIRECTOR COMPENSATION FOR FISCAL 2015

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Craig Conway	86,250	587,001(4)	673,251
Alan Hassenfeld	68,750	587,001(4)	655,751
Colin Powell	37,500	383,290(5)	420,790
Craig Ramsey (2)	68,750	458,768(6)	527,518
Sanford Robertson	127,500	587,001(4)	714,501
John Roos	76,250	587,001(4)	663,251
Lawrence Tomlinson	118,750	587,001(4)	705,751
Robin Washington	62,500	587,001(4)	649,501
Maynard Webb	67,500	587,001(4)	654,501
Susan Wojcicki (3)	12,500	—	12,500
(1)	Stock awards consist solely of grants of fully-vested shares of Common Stock. The amounts reported are the aggregate grant date fair value, which is calculated by multiplying the number of shares subject to the stock grant by the closing price of one share of Common Stock on the date of grant. No directors held unvested stock awards as of the end of fiscal 2015.
(2)	Mr. Ramsey retired from the Board of Directors on September 9, 2014.
(3)	Ms. Wojcicki was appointed to the Board of Directors on December 5, 2014.
(4)	During fiscal 2015, this director received a stock award of fully-vested shares of Common Stock on February 25, 2014, May 27, 2014, August 26, 2014 and November 25, 2014 with grant fair values of $203,712, $119,375, $135,681 and $128,234, respectively.
(5)	During fiscal 2015, General Powell received a stock award of fully-vested shares of Common Stock on May 27, 2014, August 26, 2014 and November 25, 2014 with grant fair values of $119,375, $135,681 and $128,234, respectively.
(6)	During fiscal 2015, Mr. Ramsey received a stock award of fully-vested shares of Common Stock on February 25, 2014, May 27, 2014 and August 26, 2014 with grant fair values of $203,712, $119,375 and $135,681, respectively.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 1, 2015 by: (i) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our Common Stock; (ii) each of our directors and director nominees; (iii) each executive officer named in the Summary Compensation Table below; and (iv) all current directors and executive officers as a group. This table is based on information provided to us or filed with the SEC by our directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Except as set forth below, the address of each stockholder listed in the following table is salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, California 94105. Applicable percentage ownership in the following table is based on 652,937,248 shares of Common Stock outstanding as of March 1, 2015:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Five Percent Stockholders
FMR LLC (1)	92,245,152	14.13%
245 Summer Street, Boston, Massachusetts 02210
T. Rowe Price Associates, Inc. (2)	42,159,845	6.46%
100 E. Pratt Street, Baltimore, Maryland 21202
BlackRock, Inc. (3)	37,841,427	5.80%
55 East 52nd Street, New York, New York 10022
Directors and Named Executive Officers
Marc Benioff (4)	42,357,094	6.45%
Keith Block (5)	572,916	*
Craig Conway	11,643	*
Alexandre Dayon (6)	150,597	*
Parker Harris (7)	2,647,489	*
Alan Hassenfeld (8)	129,341	*
Mark Hawkins	0	*
Burke Norton (9)	403,218	*
Colin Powell	34,066	*
Sanford R. Robertson	184,791	*
John V. Roos	15,191	*
Graham Smith (10)	168,708	*
Lawrence Tomlinson	27,991	*
Robin Washington	15,191	*
Maynard Webb (11)	70,354	*
Susan Wojcicki	2,613	*
Directors and Executive Officers as a Group (18 Persons) (12)	46,938,933	7.12%
*	Less than 1%.
(1)	Based solely upon a Schedule 13G/A filed with the SEC on February 13, 2015 by FMR LLC, on behalf of itself, Crosby Advisors LLC, Fidelity Management & Research (Hong Kong) Limited, Fidelity Management Trust Company, Inc., FMR Co., Inc., Pyramis Global Advisors Trust Company, Pyramis Global Advisors, LLC, and Strategic Advisers, Inc.
(2)	Based solely upon a Schedule 13G/A filed with the SEC on February 11, 2015 by T. Rowe Price Associates, Inc.

16	2015 Proxy Statement

SECURITY OWNERSHIP (CONTINUED)

(3)	Based solely upon a Schedule 13G filed with the SEC on February 6, 2015 by BlackRock, Inc., on behalf of itself, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia), Limited BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited.
(4)	Includes 4,157,094 shares issuable upon the exercise of options that are vested and exercisable or will vest within 60 days of March 1, 2015. All other shares are held in the Marc R. Benioff Revocable Trust.
(5)	Includes 572,916 shares issuable upon the exercise of options that are vested and exercisable or will vest within 60 days of March 1, 2015.
(6)	Includes 150,597 shares issuable upon the exercise of options that are vested and exercisable or will vest and be exercisable, and upon the settlement of RSUs that are vested or will vest, within 60 days of March 1, 2015.
(7)	Includes 575,008 shares issuable upon the exercise of options that are vested and exercisable or will vest and be exercisable, and upon the settlement of RSUs that are vested or will vest, within 60 days of March 1, 2015. Also includes 2,046,179 shares held in trusts.
(8)	Includes 1,350 shares held by a family member.
(9)	Includes 357,967 shares issuable upon the exercise of options that are vested and exercisable or will vest and be exercisable, and upon the settlement of RSUs that are vested or will vest, within 60 days of March 1, 2015.
(10)	Includes 109,883 shares issuable upon the exercise of options that are vested and exercisable or will vest and be exercisable, and upon the settlement of RSUs that are vested or will vest, within 60 days of March 1, 2015.
(11)	All shares held in a trust.
(12)	Includes 6,024,029 shares issuable upon the exercise of options that are vested and exercisable or will vest and be exercisable, and upon the settlement of RSUs that are vested or will vest, within 60 days of March 1, 2015.

2015 Proxy Statement	17

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three equity compensation plans that provide for the issuance of shares of Common Stock to our officers and other employees, directors and consultants. These are the 2004 Employee Stock Purchase Plan (the “ESPP”) and the 2013 Equity Incentive Plan (the “2013 Equity Plan”), which have both been approved by stockholders, and the 2014 Inducement Equity Incentive Plan (the “2014 Inducement Plan”), which has not been approved by stockholders. We previously maintained the 1999 Stock Option Plan, as amended (the “1999 Stock Option Plan”), which expired by its terms in April 2009. The expiration of the 1999 Stock Option Plan did not affect awards outstanding under the plan, which continue to be governed by the terms and conditions of the 1999 Stock Option Plan. We also previously maintained the 2004 Equity Incentive Plan and the 2004 Outside Directors Stock Plan (collectively, the “Prior Plans”), both of which had been approved by stockholders and both of which we replaced with the 2013 Equity Plan when that plan was established in June 2013, and the 2006 Inducement Equity Incentive Plan (the “Prior Inducement Plan”), which had not been approved by stockholders and was replaced with the 2014 Inducement Plan when that plan was established in July 2014. We no longer grant new awards out of the Prior Plans or the Prior Inducement Plan, but the Prior Plans and the Prior Inducement Plan continue to govern awards previously granted under such plans. We have also assumed certain plans in connection with acquisitions, which plans have not been approved by Salesforce’s stockholders.

The following table sets forth information regarding outstanding stock options and restricted stock units as well as shares reserved for future issuance under the foregoing plans as of January 31, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	48,946,531(2)	$26.04	32,542,963(3)
Equity compensation plans not approved by security holders	2,382,809(4)	$13.59	587,399(5)
Total	51,329,340	$25.46	33,130,362
(1)	The weighted average exercise price of outstanding options, warrants and rights includes the purchase price of $0.001 per restricted stock unit.
(2)	Consists of options granted under the 1999 Stock Option Plan as well as options and restricted stock units granted under the 2004 Equity Plan and the 2013 Equity Plan.
(3)	Consists of 2,340,824 shares available under the ESPP and 30,202,139 shares available under the 2013 Equity Plan. Offerings under the ESPP were authorized by the Board of Directors in September 2011.
(4)	Consists of the 2014 Inducement Plan, the Prior Inducement Plan and the following plans which have been assumed by us in connection with certain of our acquisition transactions solely with respect to outstanding securities at the time of the acquisition: the Radian6 Technologies Inc. Third Amended and Restated Stock Option Plan assumed by us with our acquisition of Radian6 Technologies, Inc. in May 2011; the Assistly, Inc. 2009 Stock Plan assumed by us with our acquisition of Assistly, Inc. in September 2011; the Model Metrics, Inc. 2008 Stock Plan assumed by us with our acquisition of Model Metrics, Inc. in December 2011; the 2Catalyze, Inc. Second Amended 2008 Stock Option Plan assumed by us with our acquisition of 2Catalyze, Inc. d/b/a Rypple in February 2012; the Buddy Media, Inc. 2007 Equity Incentive Plan assumed by us with our acquisition of Buddy Media, Inc. in August 2012; the Goinstant, Inc. Stock Option Plan assumed by us with our acquisition of Goinstant, Inc. in September 2012; the EdgeSpring, Inc. 2010 Equity Incentive Plan assumed by us with our acquisition of EdgeSpring, Inc. in June 2013; the ExactTarget, Inc. 2004 Stock Option Plan and the ExactTarget, Inc. 2008 Equity Incentive Plan assumed by us with our acquisition of ExactTarget, Inc. in July 2013; and the RelateIQ, Inc. 2011 Stock Plan assumed by us with our acquisition of RelateIQ, Inc. in August 2014.
(5)	Consists of the 2014 Inducement Plan. The material features of this plan are described below.

Material Features of the 2014 Inducement Equity Incentive Plan

In July 2014, the Board approved the 2014 Inducement Plan and has granted awards under the 2014 Inducement Plan in accordance with NYSE rules. At that time, 335,000 shares of Common Stock were reserved solely for the granting of inducement stock options, restricted stock, restricted stock units and other awards. In addition, 319,957 shares that were previously authorized for issuance under the Prior Inducement Plan as of July 9, 2014 were added to the 2014 Inducement Plan and any shares subject to outstanding awards under the Prior Inducement Plan that, after July 9, 2014, otherwise would have returned to the Prior Inducement Plan under its terms (for example, due to the expiration or forfeiture of an award under the Prior Inducement Plan) will become available for issuance under the 2014 Inducement Plan, provided that the maximum number of such shares will not exceed 2,750,000. The 2014 Inducement Plan provides for the granting of stock options with exercise prices equal to the fair market value of our Common Stock on the date of grant. The Company has also granted restricted stock awards under the 2014 Inducement Plan. As of January 31, 2015, 1,007,381 shares of Common Stock remained available for issuance under the 2014 Inducement Plan.

18	2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the fiscal 2015 compensation program for our principal executive officer, our principal financial officer, our former principal financial officer and the four other executive officers who were our next most highly-compensated executive officers in fiscal 2015. These individuals were:

•	Marc Benioff, our Chairman of the Board and Chief Executive Officer (our “CEO”);

•	Mark Hawkins, our Chief Financial Officer (our “CFO”) beginning August 1, 2014;

•	Graham Smith, who served as our CFO until July 31, 2014 and currently serves as Executive Vice President;

•	Keith Block, our President and Vice Chairman;

•	Parker Harris, our Co-Founder;

•	Alexandre Dayon, our President of Products; and

•	Burke Norton, our Chief Legal Officer.

We refer to these executives as our “Named Executive Officers” for fiscal 2015.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program, providing an overview of our executive compensation philosophy, policies and practices. It also describes how and why the Compensation Committee of the Board (the “Compensation Committee” or “Committee”) arrived at specific fiscal 2015 executive compensation decisions and key factors the Committee considered in making those decisions.

Executive Summary

Fiscal 2015 Business Highlights

Salesforce is unique as both a high growth and top 10 software company. In fiscal 2015, we generated nearly $5.4 billion in annual revenue, up 32% year-over-year, surpassing the $5 billion milestone faster than any other enterprise software company in history. We are now the sixth largest software company and the largest enterprise cloud computing company in the world. Companies use our Customer Success Platform to connect with their customers in entirely new ways, using the latest advancements in cloud, social, mobile and data science technologies.

Our Company began in 1999 with the Sales Cloud, and evolved to include the Service Cloud, the Marketing Cloud, and the Salesforce1 Platform. In fiscal 2015, we significantly enhanced our business intelligence capabilities with the launch of the Analytics Cloud. We also introduced the Community Cloud, and we now offer six world-class cloud services, which are integrated on our unified Customer Success Platform and delivered via our trusted enterprise cloud.

We are honored that our commitment to innovation and our Company culture have been recognized in the industry. In fiscal 2015, Forbes named Salesforce as the World’s Most Innovative Company for the fourth year in a row, and Fortune Magazine ranked us among its top ten World’s Best Places to Work as well as the World’s Most Admired Software Company.

Giving back is part of our culture. As Salesforce grows, so does our ability to give back. Since inception, the Salesforce Foundation (a separate 501(c)3 organization) has given more than $80 million in grants, our employees have given more than 840,000 volunteer hours to the community, and our service offerings now reach more than 24,000 nonprofits and NGOs.

Fiscal 2015 Financial Highlights

In fiscal 2015, Salesforce delivered more than 30% year-over-year growth in revenue, deferred revenue, and operating cash flow. While we created significant topline revenue growth, we also improved our profitability by increasing our fiscal 2015 non-GAAP operating margin by 175 basis points over fiscal 2014, ahead of our publicly stated goal of achieving 125 to 150 basis points of non-GAAP operating margin improvement.

Our financial results demonstrate the value of our Customer Success Platform, and the level at which customers are embracing our cloud services. Customer attrition continued to decline to the lowest levels we’ve seen in the history of the Company, to between 9% and 10%.

Key financial results from fiscal 2015 are highlighted below:

•	Generated record revenue of $5.37 billion, up 32% year-over-year;

•	Generated cash from operations of $1.17 billion, up 34% year-over-year; and

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

•	Completed fiscal 2015 with a deferred revenue balance of $3.3 billion, up 32% year-over-year, and an unbilled deferred revenue balance of approximately $5.7 billion.

Please see the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K filed on March 6, 2015, for a more detailed discussion of our fiscal 2015 financial results and, beginning on page 51 of that Form 10-K, a discussion regarding, and reconciliation of, our non-GAAP to GAAP financial measures.

Return to Stockholders

Over time, the Company has delivered significant long-term Total Stockholder Return (TSR). The following chart shows how a $100 investment in Salesforce on January 31, 2010, would have grown to $355 on January 31, 2015. The chart also compares the total stockholder return on an investment in the Company’s Common Stock to the same investment in the S&P 500 Index and the Nasdaq Computer & Data Processing Index over the last five fiscal years.

Data for the Standard & Poor’s 500 Index and the Nasdaq Computer & Data Processing Index assume reinvestment of dividends. The comparisons in the graph above are based upon historical data and are not indicative of, nor intended to forecast, future performance of our Common Stock.

Our Compensation Philosophy

Our compensation philosophy is driven by our objective to attract and retain the right talent needed to ensure our success in an innovative and extremely competitive environment. To accomplish this, we use compensation structures with strong links to Company performance. Our executive compensation is aligned with our overall business strategies, with a focus on driving growth and long-term value for our stockholders.

Our executive compensation program is structured to use a mix of base salary, short-term performance-based cash bonus awards and long-term equity compensation awards to incentivize and reward those individuals who make the greatest contributions to our Company performance over time.

For our Named Executive Officers, this means that the greatest proportion of compensation is in the form of equity and therefore directly tied to increases in stockholder value over the long term.

Summary of Fiscal 2015 Executive Compensation Actions

As described in more detail below, with respect to fiscal 2015, the Compensation Committee took the following actions regarding the compensation of our Named Executive Officers:

•

Taking into account corporate performance against pre-established metrics, awarded annual executive cash bonus payments at 97.8% of the applicable target bonus opportunity pursuant to our Company bonus plan, called the Kokua Bonus Plan (see the “Compensation Elements—Performance-Based Cash Bonuses—Fiscal 2015 Cash Bonus Payout Results” section in this Proxy Statement);

•

Generally increased base salaries by between 0% and 13% of fiscal 2014 levels, with an increase of 20% for Mr. Benioff (in light of the Company’s continuing growth and success, the increase in the size and complexity of the Company’s business, including as a result of the acquisition of

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

ExactTarget, Inc. and the Company’s overall fiscal 2014 performance, including significant revenue growth and TSR), as well as an increase of 30% for Mr. Dayon (who took on new responsibilities and became an executive officer in fiscal 2015); and

•

Approved equity awards at levels that the Committee believes appropriately rewarded individual performance, met competitive market conditions and retention objectives, and reinforced our executives’ incentive to manage our business as owners.

Fiscal 2015 Compensation and Corporate Governance Highlights

We endeavor to maintain strong governance standards in our executive compensation related corporate governance policies and practices. Below is a summary of key executive compensation and corporate governance practices in place during fiscal 2015. Following that is a summary of certain other practices that, because we have not considered them to effectively drive long-term stockholder value, we have not implemented.

What We Did

•	Awarded executive compensation heavily weighted in the form of equity awards, which aligns the interests of our executives with those of our stockholders.

•

Awarded the vast majority of equity awards (80-100%) in the form of stock options, which unlike other forms of equity awards, will result in realized value only to the extent stockholder value increases.

•

Awarded equity to our two most senior members of the executive team, Messrs. Benioff and Block, only in the form of stock options, to further enhance their focus on increasing long-term stockholder value.

•

Tied pay to performance, with 50% of each non-CEO Named Executive Officer’s target annual cash compensation being tied to pre-established corporate performance metrics as well as individual performance, and 67% in the case of our CEO.

•

Established and enhanced dialogue between the Company and significant stockholders, to better understand their perspectives regarding our executive compensation practices and executive compensation best practices generally.

•	Utilized the services of an independent compensation consultant that is retained directly by the Compensation Committee and that does not perform other consulting or other services for the Company.

•	Maintained an engaged, independent and experienced Compensation Committee comprised of leaders with significant business and technology industry experience, which met nine times in fiscal 2015;
•	Periodically reviewed our compensation strategy, program, and risks.

•	Maintained stock ownership guidelines for all executive officers and directors.

•

Maintained a clawback provision confirming that the Company will seek to recover or cancel any performance-based awards resulting from the achievement of financial performance targets awarded as a result of achieving performance targets that would not have been met under financial statements that are later restated, where required by law or NYSE listing provisions.

•

In connection with a change of control of the Company, required a “double trigger” severance event (both a qualifying termination of employment in addition to a change of control of the Company) before accelerated vesting or other change of control severance benefits would be triggered for our Named Executive Officers.

What We Did Not Do

•	Provide pension arrangements or retirement plans other than our 401(k) plan to our executive officers, including our Named Executive Officers.

•	Provide for excise tax gross-ups related to change of control-related compensation.

•	Reprice our stock options or permit option repricing without stockholder approval.

•	Permit our executive officers or directors to engage in hedging or pledging of our securities.

Impact of Stockholder Advisory Vote on Executive Compensation

Annually at our stockholder meeting, we conduct a non-binding advisory vote of our stockholders on the compensation of the named executive officers for the most recent fiscal year, commonly referred to as a “say-on-pay” vote. The say-on-pay vote is conducted on an annual basis pursuant to a policy adopted by our Board and approved by our stockholders in 2011.

In June 2014, stockholders voted in favor of our executive compensation program with more than 75% of the votes cast in favor. To gain a better understanding of stockholders’ views on our executive compensation practices and on executive compensation best practices generally, management subsequently contacted the Company’s largest stockholders, representing more than 50% of our outstanding Common Stock, to discuss these matters, and relayed the perspectives shared by these stockholders to our Compensation Committee.

The Compensation Committee is mindful of the results of the most recent say-on-pay vote and is taking under consideration the perspectives our stockholders have shared.

2015 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation Objectives and Challenges

Objectives. Our overall compensation objective is to compensate our executives and other employees in a manner that attracts and retains the caliber of individuals needed to manage and staff a high growth business operation in an innovative and very competitive industry. For our executives, including the Named Executive Officers, a key compensation objective is to align our executive compensation program with the interests of our stockholders, and we do so by tying a significant portion of their compensation to the performance of our Common Stock and other metrics of Company performance (“Variable Compensation”), as illustrated below:

Challenges.    We are in a highly competitive market and industry and we face challenges in hiring and retaining executives due to a number of factors, including:

•

Highly Competitive Cloud Computing Industry—The market for cloud computing enterprise business applications and development platforms is highly competitive, rapidly evolving, and fragmented, and is subject to changing technology, shifting customer needs and frequent introduction of new products and services. Our position as a pioneer in an innovative and highly competitive area of business makes us a more attractive employer to some executives but a less attractive employer to others. Additionally, some prospective executives may believe there is less opportunity to realize significant appreciation through equity compensation at an established public company than there may be by joining a privately-held or early stage public company.

•

Fiercely Competitive Employee Retention Environment— In the technology industry, there is substantial and continuous competition for executive officers with the experience and aptitude to motivate and lead engineers with high levels of experience in designing, developing and managing software and Internet-related services, as well as qualified sales and operations personnel familiar with the technology industry. Our headquarters are located in the San Francisco Bay Area, an intensely difficult location in which to retain qualified employees and executives. Further, our success has made our employees and executives more attractive as candidates for employment with other companies, and they are subject to recruiting efforts by other companies in the technology industry, creating additional challenges for us to retain them.

•

High Growth—We are a high growth company that continues to experience rapid changes to our technology, personnel and business tactics. We have experienced rapid growth in the geographic breadth and technical scope of our operations, along with the number of personnel we employ. Not all executives desire or are suited to manage in such an environment, making the services of our current executives more valuable and recruiting new executives more difficult.

•

Executive Background—Typically, we hire experienced executives with specific skills in key functional areas who have worked in a high growth environment like ours. The number of executives with the most desirable experience is relatively low and proven executives are difficult to find. We have expanded our recruiting efforts both geographically and into other industries and sectors, which leads to increased complexity in recruiting efforts and has required us to be more flexible with our executive compensation packages.

•

Corporate Environment—We are a demanding employer and prospective executives are not always suited to our fast-moving culture. Like many high growth companies in very dynamic markets, we place extraordinary demands on executive time and attention, and this has resulted in both voluntary and involuntary executive departures.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Compensation-Setting Process

Role of the Compensation Committee, Tally Sheets and Competitive Data

The Compensation Committee oversees and administers our executive compensation program in accordance with its Charter, which can be viewed in the Corporate Governance section of our Investor Relations website at http://investor.salesforce.com/about-us/investor/corporate-governance/. The Committee’s role includes oversight of our equity and incentive-based plans.

The Compensation Committee meets regularly throughout the year. At least annually, either before or near the beginning of each fiscal year, it reviews the executive compensation program and establishes base salaries and target annual cash bonus opportunities for the next fiscal year. Typically at this time it also considers and makes equity awards to executives and other eligible employees.

In setting the various elements of compensation, including base salaries, target annual cash bonus opportunities, and equity award amounts, the Compensation Committee reviews the total target compensation for our executives and also considers developments in compensation practices outside of the Company. Specifically, the Compensation Committee is provided with competitive positioning data, including base salary and bonus payout history and unvested equity award holdings for similarly situated executives at companies in our peer group, as well as summary consolidated information about our executives’ total compensation and pay history (commonly called “tally sheets”) to use in setting individual compensation elements and making decisions on total executive compensation levels.

Competitive pay data is a helpful reference for the Compensation Committee to assess the competitiveness and appropriateness of our executive compensation program within our industry sector and the broader business community. While peer data is important, the Committee is also mindful that the roles of some of our executives may be broader than those of similarly-titled executives at our peer companies. For example, our Chief Legal Officer currently oversees our corporate development, information technology, compliance, internal audit, real estate, business operations, legal and government affairs organizations. Ultimately, the Committee applies its own business judgment and experience to determine the individual compensation elements, the amount of each compensation element and total target compensation; the Committee does not set or target the compensation of our executives at specific levels or within specified percentile ranges. Depending upon Company and individual performance, as well as the various other factors discussed in this Compensation Discussion and Analysis, target and actual total direct compensation of our executives, as well as individual compensation elements, may be within, below, or above the market range for their positions.

Role of Committee Advisors

The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. As in the past, the Compensation Committee continued to engage the services of Compensia, Inc., an independent, national compensation consulting firm (the “compensation consultant”) that provides the Compensation Committee and the Board with guidance regarding the amount and types of compensation that we provide to our executives, how these compare to peer company compensation practices and advice regarding other compensation-related matters. The compensation consultant also provides the Compensation Committee with advice related to the Company’s equity plans and provides the Board with data that helps the Board develop the Board’s compensation program.

Representatives of the compensation consultant attend meetings of the Compensation Committee as requested and also communicate with the Compensation Committee outside of meetings. The compensation consultant reports to the Compensation Committee rather than to management, although representatives of the firm may meet with members of management, including our CEO and executives in our Employee Success (human resources) department, for purposes of gathering information on proposals that management may make to the Compensation Committee. During fiscal 2014 and fiscal 2015, the compensation consultant met with various executives to collect data and obtain management’s perspective on the fiscal 2015 compensation for our executives. The compensation consultant also provided services and advice, at the request of the Compensation Committee, in connection with various equity plan matters. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time.

Role of Peer Companies

The Compensation Committee regularly reviews the appropriateness of the compensation peer group used by the compensation consultant to generate competitive pay data for the Committee’s review in connection with executive compensation decisions.

In the second half of fiscal 2014, when the Committee was evaluating our executive compensation program and considering fiscal 2015 base salaries and target bonus opportunities, as well as fiscal 2014 equity awards, the compensation consultant provided a comparative analysis of the Company’s executive compensation program based on pay practices of the group of peer companies listed below (the “2015 Peer Group”). Selected based on similarity to us on various financial and other metrics, such as industry, revenue, market capitalization, number of employees and growth history and potential, the 2015 Peer Group was:

Adobe Systems, Inc.	Juniper Networks, Inc.
Altera Corporation	LinkedIn Corporation
Autodesk, Inc.	Netflix, Inc.
CA Technologies, Inc.	Priceline.com, Inc.
Cerner Corporation	Red Hat, Inc.
Citrix Systems, Inc.	Symantec Corporation
Expedia Inc.	VMware, Inc.
Facebook, Inc.	Yahoo! Inc.
Intuit, Inc.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

In addition, the Compensation Committee reviewed aggregated survey data from other technology companies with similar revenue characteristics, which provided additional context regarding executive compensation practices in the marketplace. This data was drawn from the Radford 2013 Executive Compensation Survey and publicly available information about peer company practices.

Similarly, in the second half of fiscal 2015, when the Committee was evaluating our executive compensation program and considering fiscal 2015 equity awards, as well as 2016 base salaries and target bonus opportunities, the compensation consultant provided a comparative analysis of the Company’s executive compensation program based on pay practices of the group of peer companies listed below (the “2016 Peer Group”). Also selected based on similarity to us on various financial and other metrics, such as industry, revenue, market capitalization, number of employees and growth history and potential, the 2016 Peer Group was:

Adobe Systems, Inc.	Juniper Networks, Inc.
Autodesk, Inc.	LinkedIn Corporation
CA Technologies, Inc.	Netflix, Inc.
Cerner Corporation	Priceline.com, Inc.
Citrix Systems, Inc.	Symantec Corporation
Expedia, Inc.	Twitter, Inc.
Facebook, Inc.	VMware, Inc.
Intuit, Inc.	Yahoo! Inc.

In addition, the Compensation Committee reviewed survey data, which provided additional context regarding executive compensation practices in the marketplace. This data was drawn from the Radford 2014 Custom Compensation Survey. The Committee also from time to time reviews compensation data from certain other companies in the market for the executive talent in which we compete.

Role of Executive Officers

Our CEO provides general input to the Compensation Committee with respect to the compensation of executive officers who report directly to him, including the other Named Executive Officers, and reviews their performance at least annually. Our CEO considers all relevant factors in his review, including each executive officer’s performance and accomplishments during the year, areas of strength and areas for development. Our CEO may also meet with the compensation consultant if he chooses to do so as he prepares his recommendation. Historically, our CEO has generally advocated minimal compensation differentiation among the executive officers who report to him to foster a spirit of teamwork and cooperation that he believes is a critical component of our success. The Compensation Committee takes our CEO’s general input into consideration when determining and approving executive officer compensation, including for the Named Executive Officers other than the CEO.

Our Chief Legal Officer, General Counsel and our Senior Vice President of Global Employee Success provide general administrative support to the Compensation Committee throughout the year, including providing legal advice and overseeing the documentation of equity plans and awards as approved by the Compensation Committee, and attending Compensation Committee meetings as requested.

Compensation for New Executive Officers

Mark Hawkins.    Mr. Hawkins, an experienced Chief Financial Officer and financial leader in the technology industry, joined the Company in August 2014 as our Chief Financial Officer and Executive Vice President. After a negotiation of employment terms, to attract Mr. Hawkins to join the Company, the Compensation Committee approved the following compensation elements for Mr. Hawkins, as described in more detail below:

•	Annual base salary of $650,000;

•	Target annual cash bonus opportunity for fiscal 2015 of 100% of base salary earnings;

•

A sign-on bonus of $500,000, with half payable upon hire and half payable after six months of employment, all subject to pro-rated repayment if within twelve months of his start date, Mr. Hawkins voluntarily terminates his employment or is terminated for cause;

•	A non-qualified stock option to purchase 413,974 shares of our Common Stock, subject to the Company’s standard four-year time-based vesting provisions;

•	An award of 30,013 restricted stock units (“RSUs”), subject to the Company’s standard four-year time-based vesting provisions;
•	Certain severance protections in the event of qualifying terminations; and

•

A Change of Control and Retention Agreement with materially identical terms as the agreements previously entered into with the Company’s other non-CEO executive officers, providing for certain payments and benefits if his employment is terminated without cause or he resigns for good reason within three months prior to, or 18 months after, a change of control of the Company.

These compensation elements were determined as part of the arm’s-length negotiation of his terms of employment, and in approving these terms, the Compensation Committee considered his industry knowledge and experience, competitive market data, as well as considerations related to internal parity with respect to similarly situated executives.

The Compensation Committee also approved certain relocation benefits, including payment of any associated taxes, consistent with benefits offered to other employees of the Company, to facilitate Mr. Hawkins’ relocation to a residence closer to Company headquarters. Please see the “Summary Compensation Table for Fiscal 2015,” “Grants of Plan-Based Awards for Fiscal 2015” and “Employment Contracts and Certain Transactions—

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Change of Control” sections elsewhere in this Proxy Statement for additional details regarding the various elements of Mr. Hawkins’ compensation arrangements.

Alexandre Dayon.    At the time Mr. Dayon’s fiscal 2015 base salary and target bonus were set, Mr. Dayon was in a very senior role but had not yet been appointed as an executive officer of the Company. Accordingly, his fiscal 2015 base salary and target bonus were set initially by the CEO, in consultation with management, after reviewing competitive compensation data, in accordance with the standard compensation-setting process for all non-executive officers of the Company. The Compensation Committee ratified Mr. Dayon’s compensation in connection with his appointment as an executive officer in March 2014. In ratifying his compensation, the Committee considered his expanded role and responsibilities as an executive officer of the Company.

Compensation Elements

We award cash compensation to executives in the form of base salaries and annual cash bonuses, equity compensation to executives in the form of stock options and RSUs, and to a lesser extent, provide certain other benefits, generally consistent with what we provide to other employees, all as described further below. We believe that each of these compensation elements is generally necessary to attract and retain individuals in a very competitive market for executive talent.

Base Salaries

We believe we must offer competitive base salaries to attract, motivate and retain all employees, including our executives. The Compensation Committee has generally set the base salaries for our executives, including the Named Executive Officers other than our CEO, based on three primary factors:

•	a comparison to the base salaries paid by the companies in the compensation peer group;

•	the overall compensation that each executive may potentially receive during his or her employment with us; and

•	generally, internal parity with the base salaries for other executives who are peers in reporting structure and level of responsibility.

Typically, the Compensation Committee sets the base salaries of our executive officers after consideration of the market for the executive talent for which we compete, taking into account the competitive positioning information described above. In both fiscal 2014 and fiscal 2015, the Compensation Committee conducted a review of our executive compensation program, considering compensation data with respect to companies in the 2015 Peer Group and 2016 Peer Group, respectively, as well as overall Company and individual performance and the roles and responsibilities of each of our executives.

The Compensation Committee set executive officers’ base salaries for fiscal 2015 in the second half of fiscal 2014. The Committee considered the need to retain executive talent and the highly competitive market for executive talent, and considered analysis and advice of the compensation consultant. The Compensation Committee determined that increases to some of the Named Executive Officers’ base salaries would assist with retention of those officers. The Compensation Committee also considered the importance of internal parity with respect to similarly situated executives, and determined it would be appropriate to continue using a simplified tiered approach for senior executive cash compensation, under which similarly situated executives would generally have similar base salaries and target bonus opportunities.

Based on this review and discussions with its compensation consultant, the Compensation Committee set the base salaries of the Named Executive Officers (other than Mr. Dayon) to those shown in the table below, effective February 1, 2014. Mr. Dayon was not an executive officer when the Committee set base salaries for the Named Executive Officers, but the Committee ratified his compensation, including base salary, when he became an executive officer in March 2014.

During fiscal 2015, the base salaries of the Named Executive Officers were:

Named Executive Officer	Fiscal 2015 Base Salary
Mr. Benioff	$1,440,000
Mr. Hawkins (1)	$650,000
Mr. Block	$1,000,000
Mr. Harris	$650,000
Mr. Dayon	$650,000
Mr. Norton	$650,000
Mr. Smith (2)	$650,000

(1)	Mr. Hawkins joined the Company as Chief Financial Officer on August 1, 2014 and earned $325,000 in base salary during fiscal 2015.
(2)	Mr. Smith ceased being Chief Financial Officer on July 31, 2014 and remained employed with the Company under the terms of a Transition Services Agreement described below and, currently, under the terms of a new Services Agreement described below.

Fiscal 2015 base salaries represented increases over fiscal 2014 levels of 20% for Mr. Benioff, 0% for Mr. Block (who joined the Company less than six months before the Compensation Committee set fiscal base salaries for fiscal 2015), 4% for Mr. Harris, 30% for Mr. Dayon, 13% for Mr. Norton and 8% for Mr. Smith. Other than the increase for Mr. Benioff, a primary factor considered in approving these increases was the importance of internal parity with respect to similarly situated executives. The increase for Mr. Benioff was awarded in light of the Company’s continuing growth and success, the increase in the size and complexity of the Company’s business, including as a result of the acquisition of ExactTarget, Inc., and the Company’s overall fiscal 2014 performance, including significant revenue growth and TSR.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Performance-Based Cash Bonuses

The Company provides short-term, performance-based cash bonus awards linked to achievement against certain corporate performance goals under the Company’s broad-based cash incentive plan called the Kokua Bonus Plan. While the Compensation Committee considers short-term performance-based cash bonuses to be a less significant compensation tool than equity awards in terms of driving long-term stockholder value, the Committee believes they play an important role in influencing executive performance and are an appropriate component of our compensation program to help attract, motivate and retain our executives and other employees.

Under the Kokua Bonus Plan, the Compensation Committee establishes three bonus pool targets: one for our executive officers, including the Named Executive Officers, another for non-executive officers at the Vice President level and above, and a third for employees at the level of Senior Director and below. Each pool may be funded based on achievement of certain Company performance goals pre-established by the Committee for each of the three groups. The performance goals applicable to executive officers in fiscal 2015 are discussed in more detail below.

Typically, after the first half of the fiscal year, we pay 25% of the full target bonus amount, and after the end of the fiscal year, we pay the remaining amount, which may be increased or decreased based on the level of achievement against the applicable Company performance goals, and may also take into account individual performance.

The Compensation Committee administers the Kokua Bonus Plan with respect to the Company’s executive officers and determines the amounts of any awards under this plan to the Company’s executive officers. The Committee may increase or decrease awards under this plan in its discretion based on factors the Committee deems appropriate, including an assessment of individual performance and input from the CEO.

Fiscal 2015 Target Cash Bonus Opportunity

To establish executive officers’ individual target cash bonus opportunities, which are expressed as a percentage of base salary, the Compensation Committee considers competitive pay data, input from its compensation consultant, and the level, position, objectives and scope of responsibilities of each executive, as well as considerations of internal parity among similarly situated Company executives.

In November 2013, based on its review of our executive compensation program as described above and practices of companies in our 2015 Peer Group, the Compensation Committee approved the following target bonus opportunities of the Named Executive Officers (other than Mr. Hawkins and Mr. Dayon) for fiscal 2015.

Named Executive Officer	Fiscal 2015 Target Cash Bonus Opportunity (as a Percentage of Base Salary)	Fiscal 2015 Target Cash Bonus Opportunity
Mr. Benioff	200%	$2,880,000
Mr. Hawkins (1)	100%	$325,000
Mr. Block	100%	$1,000,000
Mr. Harris	100%	$650,000
Mr. Dayon (2)	100%	$650,000
Mr. Norton	100%	$650,000
Mr. Smith	100%	$650,000

(1)	Mr. Hawkins joined the Company on August 1, 2014 and earned $325,000 in base salary during fiscal 2015.
(2)	Mr. Dayon’s fiscal 2015 target bonus opportunity was established in November 2013 by the CEO in consultation with management and was ratified in March 2014 by the Compensation Committee in connection with Mr. Dayon’s appointment as an executive officer.

For fiscal 2015, the target bonus opportunity for our Named Executive Officers other than Mr. Benioff, expressed as a percentage of base salary, remained unchanged from fiscal 2014 and 2013 levels. For those Named Executive Officers whose base salaries increased for fiscal 2015, the dollar value of the cash bonus opportunity increased accordingly. The Compensation Committee increased Mr. Benioff’s target bonus opportunity from the fiscal 2014 level of 150% of base salary to 200% of base salary for fiscal 2015 in light of the Company’s continuing growth and success, the increase in the size and complexity of the Company’s business, including as a result of the acquisition of ExactTarget, Inc., and the Company’s overall fiscal 2014 performance, including significant revenue growth and TSR.

Fiscal 2015 Cash Bonus Pool Payout Metrics

For fiscal 2015, the amount of the bonus pool for executive officers was based on the Company’s performance during the fiscal year compared to pre-established target levels for three equally-weighted measures: revenue, operating cash flow and non-GAAP income from operations. The Compensation Committee believes that basing the executive officer bonus pool under the Kokua Bonus Plan on these measures aligns executive incentives with stockholder interests in accordance with our compensation philosophy.

The Compensation Committee has the discretion to increase or decrease the bonus pool funding levels and the bonus amounts actually paid to individual executives, although the Compensation Committee did not choose to exercise this discretion with respect to the Named Executive Officers for fiscal 2015. For fiscal 2015, the Compensation Committee set a maximum funding level of 100% for the bonus pool for the executive officers, with a maximum possible individual performance multiplier of 125%.

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The bonus pool target performance levels for our executive officers for fiscal 2015 were:

Performance Measure (1)	Target Performance Level (in millions)
Revenue	$5,406.6
Operating Cash Flow	$1,135.0
Non-GAAP Income from operations	$605.4

(1)	For these purposes, “Revenue” is defined as our GAAP revenues, as adjusted for certain acquisitions. “Operating Cash Flow” is defined as our GAAP operating cash flow. “Non-GAAP Income from operations” is defined as our non-GAAP income from operations (revenues less cost of revenues and operating expenses, excluding the impact of stock-based compensation expense and amortization of acquisition-related intangible assets), as adjusted for certain acquisitions. A reconciliation of the non-GAAP income from operations to GAAP income from operations can be found in our Form 10-K as filed with the SEC on March 6, 2015.

Fiscal 2015 Cash Bonus Payout Results

Each Named Executive Officer participated in the Kokua Bonus Plan during fiscal 2015 and was awarded a bonus under that plan with respect to fiscal 2015. For fiscal 2015, our performance against our executive officer target performance measures (as defined above) was:

Performance Measure (1)	Actual Performance Level (in millions)
Revenue	$5,373.6
Operating Cash Flow	$1,173.7
Non-GAAP Income from operations	$574.1

Based on its assessment of these combined results, the Compensation Committee determined that while the Company had exceeded its Operating Cash Flow performance measure, overall the Company had not met all of the pre-established target levels for these performance measures, and determined to fund the executive officer bonus pool at 97.8% of the target funding level established by the Compensation Committee earlier in the year. This resulted in our executive officers, including the Named Executive Officers other than Mr. Smith, receiving fiscal 2015 bonuses short of their target bonus opportunities.

Our CEO did not recommend that the Compensation Committee approve any adjustments to any Named Executive Officer’s fiscal 2015 bonus payment and the Compensation Committee did not make any such adjustments. Accordingly, the cash bonuses paid to the Named Executive Officers for fiscal 2015 under the Company bonus plan were:

Named Executive Officer	Fiscal 2015 Bonus Payment
Mr. Benioff	$2,816,640
Mr. Hawkins (1)	$317,850
Mr. Block	$978,000
Mr. Harris	$635,700
Mr. Dayon (2)	$636,892
Mr. Norton	$635,700
Mr. Smith (3)	$650,000
(1)	Mr. Hawkins’ fiscal 2015 bonus was based on the actual amount of base salary earned by him during fiscal 2015. He joined the Company on August 1, 2014, and he earned $325,000 in base salary during fiscal 2015. Amount excludes the sign-on bonus described above.
(2)	Excludes this year’s annual installment of the employee recognition bonus Mr. Dayon was awarded in May 2011, the one-time recognition bonus Mr. Dayon was awarded in November 2014 and a nominal patent bonus, as described below. Mr. Dayon’s bonus reflects a blended payout rate due to the fact that he became an executive officer in March 2014 and for bonus attributable to the period beginning February 1, 2014 through the date he became an executive officer, the percentage of payout reflected that applicable for non-executive officers of the Company, as provided for in the Kokua Bonus Plan.
(3)	The Company entered into a transition services agreement with Mr. Smith to help facilitate a smooth transition of his responsibilities as Chief Financial Officer in February 2014. As part of this negotiated agreement, we agreed to pay Mr. Smith, after the first half of the fiscal year, 25% of the full target bonus amount for which he was eligible, in accordance with our normal practice, provided he remained employed through the payment date. Under the transition agreement, we also agreed to pay him the remaining portion of his target bonus regardless of actual levels of performance, subject to his continued employment. Mr. Smith received the payment of 25% of his full target bonus amount in September 2014, along with the other Named Executive Officers, and received the remaining 75% of his full target bonus amount in March 2015. These amounts also would have been payable to Mr. Smith if, prior to the payment, he had been terminated without cause or we had asked him to resign and the request was not for cause.

Employee Recognition Bonuses

In 2011, Mr. Dayon was awarded an employee recognition bonus that also served as an incentive for him to remain with the Company over the next several years. This bonus was payable in equal annual installments of $250,000 each year for four years, subject to Mr. Dayon’s continued employment through the applicable installment’s payment date. In addition, in recognition of Mr. Dayon’s efforts and success in the development and launch of the Company’s new Analytics Cloud, the Compensation Committee approved a special one-time recognition bonus to Mr. Dayon of an automobile and all associated taxes, with an aggregate value of $360,686 (see footnote (8) to Summary Compensation Table for details). The Committee approved this award because it believes that recognizing success in achieving Company goals, such as Mr. Dayon’s, and doing so in a memorable and visible way, can be motivational not only for the executive, but for the other employees who observe exceptional performance being rewarded in exceptional ways, consistent with the Company’s philosophy of paying for performance.

Equity Compensation

The Compensation Committee periodically reviews our equity compensation program from a market perspective as well as in the context of our overall compensation philosophy. The Compensation Committee also considers the advantages and disadvantages of various equity vehicles, such as stock options and RSU awards, as well as overall program costs (which include both stockholder dilution and compensation expense), when

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

making equity award decisions. Further, in making equity awards to our executives, including the Named Executive Officers, the Compensation Committee considers the competitive positioning analysis described above, as well as each executive’s individual performance, as described below.

Stock Options

We grant stock options to our executives when they join us, and periodically thereafter, to align their interests with those of our stockholders and as an incentive to remain with the Company. The Compensation Committee believes that options to purchase shares of our Common Stock, with an exercise price equal to the market price of the Common Stock on the date of grant, are inherently performance-based and are the best tool to motivate executives to build stockholder value. With stock options, executives can realize value only to the extent that the market price of our Common Stock increases during the period that the option is outstanding, which provides a strong incentive to our executives to increase stockholder value. Further, because these options typically vest over a four-year period, they incentivize our executives to build value that can be sustained over time.

Restricted Stock Units

We also grant RSU awards to our executives and other employees to help manage the dilutive effect of our equity compensation program. Because RSU awards have value to the recipient even in the absence of stock price appreciation, RSUs help us retain and incentivize employees while granting fewer shares of our Common Stock than through stock options of equivalent grant date fair value. To date, all RSU awards granted have been subject to a time-based vesting requirement. Our equity plan also permits us to grant performance-based RSU awards or other full-value awards.

Equity Award Decisions

In November 2014, based on the review described below, the Compensation Committee granted equity awards to each of the Named Executive Officers (other than Mr. Hawkins, given how recently he had joined the Company, and Mr. Smith, considering his anticipated retirement at the time), as follows:

Named Executive Officer	Shares of our Common Stock- subject to Stock Options (1)	Shares of our Common Stock subject to Restricted Stock Unit Awards (1)
Mr. Benioff	1,966,358	—
Mr. Hawkins (2)	—	—
Mr. Block	595,866	—
Mr. Harris	333,685	24,193
Mr. Dayon	333,685	24,193
Mr. Norton	333,685	24,193
Mr. Smith	—	—
(1)	Each of the options to purchase shares of our Common Stock was granted with an exercise price of $59.34 per share and all equity awards were subject to our standard four-year time-based vesting schedule.
(2)	In August 2014, in connection with the hiring of Mr. Hawkins, the Compensation Committee granted him an option to purchase 413,974 shares of our Common Stock and 30,013 RSUs. The stock option was granted with an exercise price of $59.64 per share, and both the stock options and the RSUs were subject to our standard four-year time-based vesting schedule.

The Compensation Committee determined to grant the above equity awards to the Named Executive Officers (other than Mr. Hawkins and Mr. Smith) after considering the recommendations of our CEO (except with respect to his own equity award), its assessment of the performance and expected future contributions of each executive and its assessment of the highly competitive market for executive talent in which we operate.

After determining which Named Executive Officers would receive equity awards and the aggregate intended fair value of equity awards for each executive, the Compensation Committee determined what proportion of the equity award would be in the form of stock options and what proportion, if any, would be in the form of RSUs. For Mr. Benioff and Mr. Block, the Committee determined that 100% of the equity award would be in the form of stock options. Accordingly, neither our CEO and Chairman, nor our President and Vice Chairman, will realize any value from their fiscal 2015 equity-based awards except to the extent that the market price of our stock increases above its market price on the grant date. The Committee believes this strongly aligns their compensation package with the creation of long-term stockholder value and reflects our philosophy of tying pay to performance.

For the other Named Executive Officers, awards were significantly but not exclusively weighted toward stock options, with approximately 80% of the aggregate grant date fair value of that Named Executive Officer’s equity awards in the form of stock options and approximately 20% in the form of RSUs.

Equity Award Grant Policies

For fiscal 2015 and historically up until February 2015, the Compensation Committee generally granted stock options on the fourth Tuesday of each month and RSU awards on the fourth Tuesday of the first month of each fiscal quarter. Beginning February 2015, the Compensation Committee began granting both stock options and RSU awards on a monthly basis, generally on the 22nd day of the month.

Additional discretionary equity awards to our existing executives and other employees may also be made periodically in accordance with these practices. The majority of such awards are made in November, with a smaller number occurring throughout the fiscal year, depending upon our internal performance review cycle, individual performance, and other circumstances.

CEO Security Program

The Company has provided a security program for our CEO since fiscal 2012. The Compensation Committee established this program, and continues to believe that ensuring our CEO’s

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personal safety is prudent and vital to our continued success. The CEO security program provides comprehensive physical and personal security services; accordingly, the program is not limited to providing security services only at business facilities or during business-related travel. The Compensation Committee believes amounts paid by the Company for this security program are reasonable and necessary and for the Company’s benefit.

Because the security services provided to our CEO may be viewed as conveying a personal benefit to him, we have reported certain incremental costs to the Company of the program in the “All Other Compensation” column in the Summary Compensation Table that accompanies this Compensation Discussion and Analysis. The Compensation Committee periodically reviews amounts budgeted and spent for the CEO security program.

Other Benefits

Like other employees, our executive officers, including the Named Executive Officers, participate in our employee benefit and welfare plans, including medical and dental care plans, a fitness reimbursement plan and a 401(k) plan. We generally do not provide our executives, including the Named Executive Officers, with additional retirement benefits, pensions, perquisites or other personal benefits, except, in the case of our CEO, providing personal security as described above. We also occasionally provide certain benefits on an ad hoc basis, as noted for our Named Executive Officers in our Summary Compensation Table, if we believe that doing so is appropriate, reasonable and serves the interests of the Company, typically on the same terms we would provide such benefits for other employees. For example, to facilitate his relocation to a residence closer to Company headquarters, which we believe is in the Company’s best interests, and consistent with our treatment of other Company employees who relocate, we paid relocation benefits to Mr. Hawkins and covered the associated taxes. The Company also paid for Mr. Block to attend a motivational Company sales team event and covered the associated taxes, consistent with how we treated this benefit for other employees who attended. The Company also gave Mr. Smith a watch in recognition of his years of service as our CFO and covered the associated taxes.

Decisions Regarding Fiscal 2016 Compensation

In November 2014, the Compensation Committee conducted a review of our executive compensation program for purposes of determining the base salaries and bonus opportunity for our executives for fiscal 2016. The Compensation Committee also considered overall Company and individual performance and the roles and responsibilities of each of our executives as well as considerations of internal parity with respect to similarly situated executives. For fiscal 2016, the Compensation Committee set base salaries for the Named Executive Officers, effective February 1, 2015, as follows:

Named Executive Officer	Fiscal 2016 Base Salary
Mr. Benioff	$1,550,000
Mr. Hawkins	$700,000
Mr. Block	$1,077,000
Mr. Harris	$700,000
Mr. Dayon	$700,000
Mr. Norton	$700,000
Mr. Smith	$650,000

Other than for Mr. Smith, these base salaries represented increases from fiscal 2015 levels of approximately 7.6% for our CEO and 7.7% for each Named Executive Officer other than our CEO. In light of his then-pending retirement, Mr. Smith did not receive any increase to his base salary.

The Committee did not make any increases to the target bonus opportunity of the Named Executive Officers, keeping the CEO’s fiscal 2016 target bonus opportunity at 200% of base salary and each other Named Executive Officer’s target bonus opportunity for fiscal 2016 at 100% of base salary.

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COMPENSATION DISCUSSION AND ANALYSIS (CONTINUED)

Other Compensation Policies

Stock Ownership Guidelines

The Company has a stock ownership policy for its non-employee directors, as described earlier in “Directors and Corporate Governance—Compensation of Directors” set forth in our Corporate Governance Guidelines (the “Guidelines”). The Guidelines include stock ownership guidelines for our executive officers, including our Named Executive Officers. The Guidelines provide that our CEO must attain ownership of, by no later than March 14, 2018, a number of shares of our Common Stock equal to the lesser of 112,000 shares or the number of shares equivalent in value to four times his or her annual salary. The Guidelines also provide that each other executive officer must attain, by no later than the later of March 14, 2018 or the fifth anniversary from the date he or she becomes an executive officer, the number of shares equivalent in value to his or her annual salary. Mr. Benioff currently meets his ownership requirements under these guidelines.

Performance-Based Compensation Recoupment “Clawback” Policy

The Guidelines include a clawback provision, which provides that if we restate our reported financial results, the Board will review the performance-based awards made to our executive officers. If and to the extent required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, other clawback provisions of applicable law, or New York Stock Exchange Listing Standards, we will seek to recover or cancel any such awards that were awarded as a result of achieving performance targets that would not have been met under the restated financial results. We will also continue to monitor rule-making actions of the SEC and the New York Stock Exchange related to clawback policies. In addition, if the Company is required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

Hedging Transactions

Our insider trading policy prohibits, among other things, short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our Common Stock.

Post-Employment Compensation

We recognize that it is possible that we may be involved in a transaction involving a change of control of the Company, and that this possibility could result in the departure or distraction of our executives to the detriment of our business. The Compensation Committee and the Board of Directors believe that the prospect of such a change of control transaction would likely result in our executives facing uncertainties about their future employment and distractions resulting from concern over how the potential transaction might personally affect them.

To allow our executives to focus solely on making decisions that are in the best interests of our stockholders in the event of a possible, threatened, or pending change of control transaction, and to encourage them to remain with us despite the possibility that a change of control might affect them adversely, we have entered into Change of Control and Retention Agreements with each of our executive officers, including each of the Named Executive Officers, that provide them with certain payments and benefits in the event of the termination of their employment within the three-month period prior to, or the 18 month period following, a change of control of the Company (referred to as the “change of control period”). Severance payments and benefits under these agreements are conditioned on the executive’s signing a release of claims in favor of the Company. The Compensation Committee and the Board believe that these agreements serve as an important retention tool to ensure that personal uncertainties do not dilute our executives’ complete focus on building stockholder value. As discussed below, Mr. Smith’s transition agreement, which was in effect until March 31, 2015, and his new services agreement, which became effective on the same date, each provided that Mr. Smith would only be entitled to receive benefits under his Change of Control and Retention Agreement if a change of control takes place during the course of his employment.

These agreements provide each of the Named Executive Officers (other than, as described below, our CEO) who has a qualifying termination during the change of control period with a payment equal to 150% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 18 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards.

If our CEO has a qualifying termination during the change of control period, his Change of Control and Retention Agreement provides him with a lump-sum payment equal to 200% of his annual base salary and target cash bonus, Company-paid premiums for health care (medical, dental and vision) continuation coverage for a period of up to 24 months following termination of employment, and the full and immediate vesting of all outstanding and unvested equity awards.

In establishing the terms and conditions of these agreements, the Compensation Committee and the independent members of the Board of Directors considered competitive market data and governance best practices information provided by the compensation consultant. The Compensation Committee and independent directors also determined that full and immediate vesting of all outstanding and unvested equity awards in connection with a qualifying termination during the change of

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control period was appropriate because, depending on the structure of a change of control transaction, continuing such awards may hinder a potentially beneficial transaction and that it may not be possible to replace such awards with comparable awards of the acquiring company’s stock.

The Compensation Committee and the independent members of the Board of Directors also evaluated the cost to us of these arrangements and the potential payout levels to each affected executive under various scenarios. In approving these agreements, they determined that their cost to us and our stockholders was reasonable and not excessive, given the benefit conferred to us. The Compensation Committee and the Board believe that these agreements will help to maintain the continued focus and dedication of our executives to their assigned duties without the distraction that could result from the possibility of a change of control of the Company.

In addition, in connection with the negotiation of Mr. Smith’s employment terms when he joined the Company in 2007, Mr. Block’s employment terms when he joined the Company in 2013, and Mr. Hawkins’ employment terms when he joined the Company in 2014, each of these Named Executive Officers received an offer letter that provided for eligibility for ongoing severance benefits in connection with involuntary terminations. Under Mr. Block’s offer letter, if his employment is terminated without cause or he resigns for good reason, he will be entitled to payments equal to one year of his base salary and 100% of his annual target cash bonus, as well any bonus earned as of his termination but not yet paid, and unpaid reimbursement of expenses. Receipt of these severance benefits is conditioned on Mr. Block’s signing a release of claims in favor of the Company. In addition, Mr. Block’s offer letter provides him (or his estate) with certain severance benefits in the event his termination is due to death or disability. Under Mr. Hawkins’ offer letter, if his employment is terminated without cause or he resigns for good reason, he will be entitled to payments equal to one year of his base salary and 100% of his annual target cash bonus, and unpaid reimbursement of expenses. Receipt of these severance benefits is conditioned on Mr. Hawkins’ signing a release of claims in favor of the Company.

In February 2014, Mr. Smith announced his intention to retire from his position as Chief Financial Officer of the Company on March 31, 2015, and, in order to provide for an orderly transition of his services to the Company, Mr. Smith and the Company entered into a transition agreement that superseded his offer letter’s severance provisions. The transition agreement provided for certain severance payments and benefits if he was terminated without cause (or he resigned at the request of the Company and the request was not for cause) before his scheduled retirement date. The Committee believed that this agreement was appropriate because it was important to minimize the disruptions that can be caused when a key executive, such as the Chief Financial Officer, leaves the Company. Mr. Smith ceased serving as Chief Financial Officer on July 31, 2014 and Mr. Hawkins began serving as Chief Financial Officer on August 1, 2014. Mr. Smith assisted with this transition through March 31, 2015, at which time Mr. Smith and the Company agreed that Mr. Smith would stay on with the Company beyond March 31, 2015 as an advisor to the CEO. On March 31, 2015, he entered into a new services agreement with us that supersedes his transition agreement.

For a summary of the material terms and conditions of agreements in effect during fiscal 2015, see “Employment Contracts and Certain Transactions—Change of Control,” elsewhere in this Proxy Statement.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and each of the three next most highly compensated executive officers (other than its chief financial officer) of a public company. Generally, remuneration in excess of $1 million may only be deducted if it is “performance-based compensation” within the meaning of the Internal Revenue Code.

We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. The Compensation Committee considers whether to make efforts to qualify our executive compensation for deductibility under applicable tax laws to the extent practicable, balancing the desirability of having compensation qualify for deductibility with our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. The Compensation Committee has not adopted a policy that all compensation must be deductible. For example, compensation income realized upon the vesting of time-based RSU awards and fiscal 2015 bonuses paid to our executives are not designed to qualify as “performance-based” for purposes of Section 162(m) and so will not be deductible to the extent that they and the executive’s other non-“performance-based” compensation for the taxable year totals in excess of $1 million. This affords us flexibility in designing the bonus structure best suited to our goals, and allows us the ability to grant time-based RSUs with strong retention value.

Taxation of “Parachute” Payments and Deferred Compensation

Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests, and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change of control of the Company that exceed certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any

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tax liability that the executive might owe as a result of the application of Sections 280G or 4999 during fiscal 2015 and we have not agreed and are not otherwise obligated to provide any executive with such a “gross-up” or other reimbursement.

Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain equity awards and severance arrangements. To assist our employees in avoiding additional taxes under Section 409A, we have structured our equity awards in a manner intended to comply with the applicable Section 409A conditions. In addition, the Change of Control and Retention Agreements that we have entered into with the Named Executive Officers have been drafted or modified in a manner intended to comply with Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”) in connection with the financial reporting of our stock options and other stock-based awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock option grants using a variety of assumptions, as well as the grant date “fair value” of their other stock-based awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executives may never realize any value from their options or other stock-based awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock option grants and other stock-based awards in their income statements over the period that an executive is required to render service in exchange for the option or other award. When determining the types and amounts of equity compensation granted to the Named Executive Officers, the Compensation Committee considers the advantages and disadvantages of various equity vehicles, such as stock options and RSU awards. As part of this consideration, the Compensation Committee takes into account the overall program cost, which includes the associated compensation expense for financial reporting purposes.

COMPENSATION RISK ASSESSMENT

As part of its review of the compensation to be paid to our executives, as well as the compensation programs generally available to the Company’s employees, the Compensation Committee considers any potential risks arising from our compensation programs and the management of these risks, in light of the Company’s overall business, strategy and objectives.

As is the case with our employees generally, our Named Executive Officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonus amounts under the Company bonus plan are tied to overall corporate and individual performance, and the bonus pool for executive officers is based on the Company’s performance during the fiscal year compared to pre-established target levels for three equally-weighted measures: revenue, operating cash flow and non-GAAP income from operations. These three financial metrics counterbalance each other, decreasing the likelihood that our Named Executive

Officers will pursue any one metric to the detriment of overall financial performance. Combined, these measures limit the ability of an executive to be rewarded for taking excessive risk on behalf of the Company by, for example, seeking revenue enhancing opportunities at the expense of profitability. Moreover, a significant portion of compensation provided to our Named Executive Officers is in the form of long-term equity awards that help further align their interests with those of the Company’s stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s stock price and because the awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance. The Company has also implemented controls such as the Code of Conduct and periodic sub-certification processes for its executives to mitigate the risks of unethical behavior.

32	2015 Proxy Statement

SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The following table sets forth, for fiscal 2015 and prior years where applicable, the compensation reportable for our Named Executive Officers, as determined under SEC rules.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compens- ation ($)		All Other Compens- ation ($)		Total ($)
Marc Benioff	2015	1,440,000		—		—	34,359,353	2,816,640		1,291,541	(3)	39,907,534
Chief Executive Officer and	2014	1,200,000		—		—	27,662,644	1,686,600		784,088		31,333,332
Chairman of the Board	2013	1,000,000		—		—	18,864,075	1,302,000		934,829		22,100,904
Mark Hawkins	2015	325,000	(4)	250,000	(5)	1,789,975	7,200,788	317,850		61,795	(6)	9,945,408
Chief Financial Officer
Keith Block	2015	1,000,000		—		—	10,411,924	978,000		69,493	(7)	12,459,417
President and Vice Chairman	2014	666,667		—		—	12,792,250	624,667		—		14,083,584
Alexandre Dayon	2015	650,000		611,686	(8)	1,435,613	5,830,678	636,892	(9)	—		9,164,869
President, Products
Parker Harris	2015	650,000		—		1,435,613	5,830,678	635,700		—		8,551,991
Co-Founder	2014	625,000		250,000		908,033	3,245,944	585,625		—		5,614,602
	2013	500,000		—		828,761	3,028,313	434,000		—		4,791,074
Burke Norton	2015	650,000		—		1,435,613	5,830,678	635,700		—		8,551,991
Chief Legal Officer	2014	575,000		—		908,033	3,245,944	538,775		—		5,267,752
	2013	500,000		200,000		719,302	2,651,031	434,000		—		4,504,333
Graham Smith	2015	650,000		24,963	(10)	—	—	650,000	(11)	—		1,324,963
Executive Vice President	2014	600,000		—		908,033	3,245,944	562,200		—		5,316,177
(Former Chief Financial Officer)	2013	500,000		—		719,302	2,651,031	434,000		—		4,304,333

(1)	Stock awards consist solely of restricted stock unit awards. Amounts reported do not reflect compensation actually received by the Named Executive Officer. The amounts reported are the aggregate grant date fair value, which is calculated by multiplying the number of shares subject to the award by the closing price of one share of Common Stock on the date of grant.
(2)	Option awards consist solely of stock options. Amounts reported do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts reported are the grant date fair value as determined pursuant to FASB ASC Topic 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 1 of the Notes to Consolidated Financial Statements included in the Company’s annual report on Form 10-K for fiscal 2015 filed with the SEC on March 6, 2015.
(3)	This amount represents amounts paid by the Company for security arrangements for Mr. Benioff in addition to security arrangements provided at business facilities and for business travel. As further described in “Compensation Discussion and Analysis—Compensation Elements—CEO Security Program,” the personal safety and security of our CEO are of paramount importance to the Company. Although we view the security services provided to our CEO as a necessary and appropriate business expense, because they may be viewed as conveying a personal benefit to him, we have reported certain incremental costs to the Company of the program in the “All Other Compensation” column in the table.
(4)	Mr. Hawkins’ fiscal 2015 base salary reported in the table represents his actual base salary earnings during the fiscal year. His annualized base salary for fiscal 2015 was $650,000.
(5)	This amount represents the first of two installments of a sign-on bonus awarded for joining the Company. The second installment of equal amount was paid on February 1, 2015 for fiscal year 2016.
(6)	This amount represents reimbursement for certain relocation expenses provided in connection with Mr. Hawkins’ appointment as CFO, including a tax gross-up of $21,937.
(7)	This amount represents the Company-paid benefit of attending a motivational Company sales team event and associated taxes, consistent with how we treated this benefit for other employees who attended. The value of the tax gross-up was $22,620.
(8)	Represents (i) annual installment of $250,000 from an employee recognition bonus awarded to Mr. Dayon in 2011, (ii) the value of an automobile ($172,480) and a related tax gross-up ($188,206), with an aggregate value of $360,686, awarded in recognition of Mr. Dayon’s achievements in launching the Company’s new analytics cloud, and (iii) a patent bonus of $1,000.
(9)	Mr. Dayon was appointed as an executive officer in March 2014. Accordingly, pursuant to the terms of the Kokua Bonus Plan, this amount was determined by multiplying Mr. Dayon’s target amount by the executive officer 97.8% funding level for the period in which he was an executive officer and by the non-executive officer funding level for the period he was not an executive officer.
(10)	Represents the value of a watch awarded in recognition of Mr. Smith’s years of service as CFO, as well as a tax gross-up of $12,783 thereon.
(11)	Pursuant to the terms of the Transition Services Agreement entered into with Mr. Smith in connection with his then-expected retirement, Mr. Smith’s Kokua Bonus Plan cash bonus was paid at 100% of target.

2015 Proxy Statement	33

GRANTS OF PLAN-BASED AWARDS

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to all plan-based awards granted to the Named Executive Officers during fiscal 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($) (1)		Maximum ($) (1)
Marc Benioff	N/A	—	2,880,000		3,600,000		—	—	—	—
	11/25/2014	—	—		—		—	1,966,358	59.34	34,359,353
Mark Hawkins	N/A	—	325,000	(5)	406,250	(6)	—	—	—	—
	08/26/2014	—	—		—		—	413,974	59.64	7,200,788
	08/26/2014	—	—		—		30,013	—	—	1,789,975
Keith Block	N/A	—	1,000,000		1,250,000		—	—	—	—
	11/25/2014	—	—		—		—	595,866	59.34	10,411,924
Parker Harris	N/A	—	650,000		812,500		—	—	—	—
	11/25/2014	—	—		—		—	333,685	59.34	5,830,678
	11/25/2014	—	—		—		24,193	—	—	1,435,613
Alexandre Dayon	N/A	—	650,000		812,500		—	—	—	—
	11/25/2014	—	—		—		—	333,685	59.34	5,830,678
	11/25/2014	—	—		—		24,193	—	—	1,435,613
Burke Norton	N/A	—	650,000		812,500		—	—	—	—
	11/25/2014	—	—		—		—	333,685	59.34	5,830,678
	11/25/2014	—	—		—		24,193	—	—	1,435,613
Graham Smith	N/A	—	650,000		N/A	(7)	—	—	—	—

(1)	The Company’s non-equity incentive plan awards, and how they were determined, are based upon a formula that may include some discretion as to amounts paid, as discussed under “Compensation Discussion and Analysis—Compensation Elements—Cash Bonuses.”
(2)	All restricted stock units and stock options were granted pursuant to the 2013 Equity Plan.
(3)	The exercise price of the option awards is equal to the closing market price of the Company’s Common Stock on the date of grant.
(4)	The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718. Stock awards consist only of restricted stock unit awards. The exercise price for all options granted to the Named Executive Officers is 100% of the fair market value of the Company’s Common Stock on the grant date. Regardless of the value placed on a stock option on the grant date, the actual value of the option will depend on the excess, if any, of the market value of the Company’s Common Stock over the exercise price if and when the option is exercised.
(5)	Mr. Hawkins joined the Company on August 1, 2015. The amount reported in the table represents Mr. Hawkins’ fiscal 2015 target cash bonus opportunity based on his actual base salary earnings during fiscal 2015.
(6)	The amount reported in the table represents Mr. Hawkins’ fiscal 2015 maximum cash bonus opportunity based on his actual base salary earnings during fiscal 2015.
(7)	Pursuant to the Transition Services Agreement dated February 27, 2014, Mr. Smith’s bonus was not subject to increase or decrease from his target amount based on Company or individual performance.

34	2015 Proxy Statement

OPTION EXERCISES AND STOCK VESTED

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises and value realized upon exercise by the Named Executive Officers during fiscal 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Marc Benioff	300,000	11,957,828	—	—
Mark Hawkins	—	—	—	—
Keith Block	—	—	—	—
Parker Harris	302,000	11,825,079	18,940	1,120,406
Alexandre Dayon	76,483	2,303,260	39,206	2,249,134
Burke Norton	—	—	53,940	3,174,371
Graham Smith	293,400	7,166,845	18,240	1,078,490

(1)	The value realized on exercise is the difference between the market price of the shares of the Company’s Common Stock underlying the options when exercised and the applicable exercise price.
(2)	The value realized on vesting is determined by multiplying the number of vested restricted stock units by the closing price of the Company’s Common Stock on the vesting date.

2015 Proxy Statement	35

OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END

OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END

The following table sets forth information with respect to the value of all outstanding equity awards held by the Named Executive Officers at the end of fiscal 2015.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Marc Benioff	1,400,000	—	35.63	11/23/2015	—	—
	1,108,333	291,667	27.06	11/22/2016	—	—
	812,500	687,500	39.09	11/27/2017	—	—
	539,421	1,310,020	52.30	11/26/2020	—	—
	—	1,966,358	59.34	11/25/2021	—	—
Mark Hawkins	—	413,974	59.64	08/26/2021	—	—
	—	—	—	—	30,013	1,694,234
Keith Block	494,791	755,209	37.95	6/5/2018	—	—
	—	595,866	59.34	11/25/2021	—	—
Parker Harris	210,000	—	35.63	11/23/2015	—	—
	164,666	43,334	27.06	11/22/2016	—	—
	130,433	110,367	39.09	11/27/2017	—	—
	63,296	153,718	52.30	11/26/2020	—	—
	—	333,685	59.34	11/25/2021	—	—
	—	—	—	—	4,300	242,735
	—	—	—	—	10,600	598,370
	—	—	—	—	13,022	735,092
	—	—	—	—	24,193	1,365,695
Alexandre Dayon	18,334	5,001	35.63	11/23/2015	—	—
	113,333	41,667	36.84	06/28/2016	—	—
	37,343	26,065	27.06	11/22/2016	—	—
	39,560	96,074	52.30	11/26/2020	—	—
	—	333,685	59.34	11/25/2021	—	—
	—	—	—	—	420	23,709
	—	—	—	—	10,428	588,661
	—	—	—	—	32,896	1,856,979
	—	—	—	—	32,553	1,837,617
	—	—	—	—	24,193	1,365,695
Burke Norton	142,500	37,500	27.06	11/22/2016	—	—
	114,183	96,617	39.09	11/27/2017	—	—
	63,296	153,718	52.30	11/26/2020	—	—
	—	333,685	59.34	11/25/2021	—	—
	—	—	—	—	45,000	2,540,250
	—	—	—	—	9,200	519,340
	—	—	—	—	13,022	735,092
	—	—	—	—	24,193	1,365,695
Graham Smith	132,666	43,334	27.06	11/22/2016	—	—
	90,183	96,617	39.09	11/27/2017	—	—
	51,296	153,718	52.30	11/26/2020	—	—
	—	—	—	—	4,300	242,735
	—	—	—	—	9,200	519,340
	—	—	—	—	13,022	735,092

36	2015 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END (CONTINUED)

(1)	Options shown in this table were granted under the 2004 Equity Plan and the 2013 Equity Plan and vest over four years, with 25% of the total shares granted vesting on the first anniversary of the date of grant and the balance vesting in equal monthly installments over the remaining 36 months.
(2)	Restricted stock unit awards shown in this table were granted under the 2004 Equity Plan and the 2013 Equity Plan and vest over four years, with 25% of the units vesting on the first anniversary of the date of grant and the balance vesting in equal quarterly installments over the remaining 36 months.
(3)	The market value of unvested restricted stock units is based on the closing market price of the Company’s Common Stock on January 30, 2015 of $56.45.

2015 Proxy Statement	37

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS

Executive Officer Offer Letters and Agreements.    Each of the Named Executive Officers is an at-will employee. Offer letters with our Named Executive Officers provide for one or more of the following: salary, annual bonus based on Company and individual performance, stock options and other equity-based awards and participation in our Company-wide employee benefit plans. In addition, the offer letters we have entered into with Messrs. Block, Smith and Hawkins provide for severance benefits as described below.

Keith Block.    Under Mr. Block’s offer letter with the Company, dated June 6, 2013, in the event the Company terminates Mr. Block’s employment without cause (as defined in his offer letter) or if Mr. Block voluntarily terminates his employment for good reason (as defined in his offer letter), he will be entitled to receive the following benefits (less applicable tax withholdings), subject to his execution of a release of claims in favor of the Company:

•

An amount equal to 100% of his annual base salary and target bonus to be payable in monthly installments for 12 months following the termination date, but ending early if he accepts employment with another party during the 12 months following his termination (for the fiscal year ended January 31, 2015, Mr. Block’s annual base salary and target bonus amount were each $1,000,000);

•	Payment equal to any performance or special incentive bonus earned as of the termination date but not yet paid; and

•

Any compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company (but ending immediately if he accepts employment with another party during the 12 months following his termination), and reimbursement of any expenses incurred but not yet reimbursed.

In the event Mr. Block’s employment terminates due to his death or disability (as defined in his offer letter), he or his estate will be entitled to receive the following benefits (less applicable tax withholdings), in addition to any other compensation and benefits to which he (or his estate) may be entitled under applicable plans, programs and agreements of the Company:

•

In the case of death, an amount equal to 100% of his annual base salary payable in monthly installments for 12 months following his death (for the fiscal year ended January 31, 2015, Mr. Block’s annual base salary was $1,000,000);

•	In the case of disability, the disability benefit available under the Company’s normal procedures and policies for its most senior executives;

•

Payment equal to his pro rata bonus(es) for the remainder of the year in which death or disability occurs (if Mr. Block’s termination due to death or disability had occurred on January 31, 2015, his bonus payment would have been $1,000,000, less applicable withholding taxes); and

•

Payment equal to any base salary and any performance or special incentive bonus earned but not yet paid as of the termination due to death or disability, reimbursement of any expenses incurred but not yet reimbursed, and any compensation and benefits to which he (or his legal representatives) may be entitled under applicable plans, programs and agreements of the Company.

Mark Hawkins.    Under Mr. Hawkins’ offer letter with the Company, dated June 11, 2014, if the Company terminates Mr. Hawkins’ employment without cause (as defined in his offer letter) or if Mr. Hawkins voluntarily terminates his employment for good reason (as defined in his offer letter), he will be entitled to receive the following benefits (less applicable tax withholdings), subject to his execution of a release of claims in favor of the Company:

•

An amount equal to 100% of his annual base salary and target bonus to be payable in monthly installments for 12 months following the termination date, but ending early if he accepts employment with another party during the 12 months following his termination (for the fiscal year ended January 31, 2015, Mr. Hawkins’ annual base salary was $650,000 and target bonus amount was 100% of his annual base salary, pro-rated to reflect his mid-year start date); and

•

Any compensation and benefits to which he may be entitled under applicable plans, programs and agreements of the Company (but ending immediately if he accepts employment with another party during the 12 months following his termination), and reimbursement of any expenses incurred but not yet reimbursed.

Under his offer letter, Mr. Hawkins received a sign-on bonus of $250,000 in fiscal 2015 and, upon remaining employed through the six-month anniversary of his employment start date, an additional bonus in fiscal 2016 of $250,000. If, within twelve months following his employment start date, he voluntarily terminates his employment with the Company for any reason, or the Company terminates his employment for cause (as defined in his offer letter), he must repay to the Company a pro-rata portion of each bonus.

Alexandre Dayon.    In May 2011, Mr. Dayon was awarded an Employee Recognition Bonus in the amount of $1,000,000, which was to be paid out in four equal installments in the amount of $250,000 (less applicable withholdings) subject to Mr. Dayon’s continued employment through the applicable installment’s payment date. Mr. Dayon received the third annual installment of $250,000 on January 1, 2015 and, subject to his continued employment, the fourth and final installment will be payable January 1, 2016.

Graham Smith.    Mr. Smith’s offer letter with the Company, dated August 8, 2007, provided that if he were terminated without cause after his first 12 months of employment with the Company, he would receive 18 months of his annual base salary (less applicable tax withholdings). Mr. Smith’s offer letter was

38	2015 Proxy Statement

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

superseded by a Transition Services Agreement dated February 27, 2014 as described in greater detail below, and his Services Agreement dated March 31, 2015 also specifies that he will not become eligible for any consideration or separation benefits under the offer letter. If Mr. Smith’s employment had terminated without cause prior to the date his Transition Services Agreement became effective on February 27, 2014, then pursuant to his offer letter, he would have received severance payments of $975,000 (less applicable tax withholdings).

Change of Control.    In December 2008, the Company entered into a Change of Control and Retention Agreement with Mr. Benioff. Pursuant to this agreement, in the event that Mr. Benioff is terminated without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement) within three months prior to, or 18 months after, a change of control (as defined in the agreement) of the Company, he will be entitled to receive the following benefits:

•	A lump sum payment (less applicable tax withholdings) equal to 200% of his annual base salary and target bonus;

•	Company-paid premiums for health care (medical, dental and vision) continuation coverage for Mr. Benioff and his eligible dependents for a period of up to 24 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity incentive awards held by him at the time of termination.

The Company has also entered into Change of Control and Retention Agreements with the other Named Executive Officers. Pursuant to these agreements, in the event that any of these executives is terminated without cause or resigns for good reason within three months prior to, or 18 months after, a change of control of the Company, he will be entitled to receive the following benefits:

•

A lump sum payment (with respect to Mr. Hawkins, in equal monthly installments over 12 months) (less applicable tax withholdings) equal to 150% of the executive’s annual base salary and 150% of the executive’s target bonus;

•

Company-paid premiums for health care (medical, dental and vision) continuation coverage for executive and the executive’s eligible dependents for a period of up to 18 months following termination; and

•	Full vesting acceleration of the unvested portion of all equity incentive awards held by the executive at the time of termination.

Each Change of Control and Retention Agreement contains a “best of” provision that termination benefits will be either delivered in full or to such lesser extent as would result in no portion of such termination benefits being subject to the excise tax imposed by the golden parachute rules of Section 4999 of the Internal Revenue Code of 1986, as amended, whichever of the foregoing amounts, after taking into account all applicable taxes, results in the greatest amount of termination benefits to the executive on an after-tax basis. Receipt of benefits under each agreement is conditioned upon execution by the executive of a release of claims in favor of the Company, which release also requires continued compliance by the executive with confidentiality obligations.

Transition Services Agreement and New Services Agreement.    The Company announced in February 2014 that Mr. Smith intended to retire from his position as Chief Financial Officer of the Company on March 31, 2015 (the “Retirement Date”). As discussed below, Mr. Smith did not retire on the Retirement Date and instead continues his employment with us under the terms of a Services Agreement.

On February 27, 2014, in connection with Mr. Smith’s expected retirement, the Company and Mr. Smith entered into a Transition Services Agreement under which Mr. Smith agreed to continue to serve as Chief Financial Officer until the earlier of the Retirement Date or the date on which the Company’s Board decided that Mr. Smith would no longer serve in such capacity. The Transition Services Agreement superseded and replaced any other compensatory or severance arrangements between the Company and Mr. Smith except for the terms of Mr. Smith’s Change of Control and Retention Agreement, which, had he retired on the expected Retirement Date, would have ceased to be effective on that date because no change of control of the Company had occurred prior to that date.

The Transition Services Agreement provided that, during the transition period from the date of the Agreement until his Retirement Date, Mr. Smith would continue to receive his salary, target bonus, other employee benefits and vesting of his equity awards at the same levels and eligibility as immediately prior to the Agreement (with his bonus paid at 100% of target bonus regardless of performance achievement). The Transition Service Agreement also provided that if, prior to the Retirement Date, Mr. Smith had been terminated by the Company for any reason other than cause (as defined in the transition agreement), or Mr. Smith had resigned at the request of the Company if such request was not for cause, then Mr. Smith would have received (i) a lump sum payment of the remaining amount of his salary to the Retirement Date, (ii) if he was covered under the Company’s group health plan as of his termination date, Company-paid group healthcare coverage for him and his eligible dependents through the Retirement Date (or a lump sum cash payment of the cost of the premiums, if continued healthcare coverage would violate certain non-discrimination requirements), (iii) payment of 100% of any then-unpaid portion of his target bonus for the 2015 fiscal year and (iv) acceleration of vesting of the portion of his outstanding equity awards that would have vested had he remained employed through the Retirement Date. If, during Mr. Smith’s transition period, the Company had completed a change of control and Mr. Smith had become entitled to receive benefits under his Change of Control and Retention Agreement, he would have received benefits under that agreement instead of his Transition Services Agreement (except that if the benefits under his transition agreement would be greater in the aggregate than the benefits under his Change of Control and Retention Agreement, he would have received the applicable benefits under his Transition Services Agreement). The “best of” provision under Mr. Smith’s Change of Control and Retention Agreement, as described above, also would have applied to any payments under his Transition Services Agreement. Because Mr. Smith remained employed through the Retirement Date, and no change of control of the Company occurred before that date, he did not did not

2015 Proxy Statement	39

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

receive any severance payments under the transition agreement, his Change of Control and Retention Agreement or otherwise.

On March 31, 2015, we entered into a Services Agreement with Mr. Smith that superseded his Transition Services Agreement. Under the terms of the Services Agreement, Mr. Smith will continue his employment with the Company as Executive Vice President beyond March 31, 2015, his previously anticipated retirement date, and will advise the CEO on projects reasonably assigned to him by the CEO, including projects on behalf of the Company involving the Salesforce Foundation. During his employment, Mr. Smith will continue to receive his salary, target bonus opportunity, other employee benefits and vesting of his equity awards at the same levels and eligibility as immediately prior to the Agreement. The Agreement provides that the Company will pay or reimburse Mr. Smith for his reasonable attorney’s fees in connection with the negotiation of the Agreement. The Agreement provides that subject to his continued employment, Mr. Smith’s fiscal year 2016 bonus will be payable at 100% of target regardless of performance achievement, to be pro-rated in the event Mr. Smith’s employment terminates for any reason before his fiscal year 2016 bonus otherwise would have been due to him. If, during his employment under the Services Agreement, the Company completes a change of control, Mr. Smith remains eligible to receive benefits under his existing Change of Control and Retention Agreement in accordance with its terms, provided that any pro-rated bonus provided under the Services Agreement will reduce any like-kind payments under his Change of Control and Retention Agreement. As under the Transition Services Agreement, if no change of control of the Company occurs before Mr. Smith’s employment terminates, he will not be entitled to receive any payments under his Change of Control and Retention Agreement. The “best of” provision under Mr. Smith’s Change of Control and Retention Agreement, as described above also will apply to any payments under his Services Agreement.

Payments Upon Qualifying Termination. Assuming the employment of the Named Executive Officers had been terminated on January 31, 2015 pursuant to a qualifying termination of employment in connection a change of control of the Company, they would have been entitled to payments in the amounts set forth below:

Name	Salary and Bonus ($) (1)	Value of Continuation of Benefits ($)	Value of Accelerated Stock Options and Restricted Stock Units ($) (2)	Total ($) (3)
Marc Benioff	8,640,000	46,351	25,941,228	34,627,579
Mark Hawkins	1,950,000	25,911	1,694,234	3,670,145
Keith Block	3,000,000	11,778	13,971,367	16,983,145
Parker Harris	1,950,000	35,334	6,768,995	8,754,329
Alexandre Dayon	1,950,000	35,334	7,758,484	9,743,818
Burke Norton	1,950,000	35,334	8,577,367	10,562,701
Graham Smith	1,950,000	35,334	5,085,604	7,070,938

(1)	Based on salary and bonus targets as of January 31, 2015. As described above in the Compensation Discussion and Analysis section, certain executive officers received salary and bonus target increases effective as of February 1, 2015.
(2)	Based on a Common Stock price of $56.45, the closing market price of the Company’s Common Stock on January 30, 2015, less the applicable exercise price for each option for which vesting would have been accelerated.
(3)	The amounts presented reflect the maximum severance benefits that could have been paid out without giving effect to any potential reduction as a result of the “best of” provision of the Change of Control and Retention Agreements described above.

Indemnification Agreements.    The Company has entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Policies and Procedures with Respect to Related Party Transactions.    Our Board is committed to the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Our Audit Committee Charter requires that the Audit Committee review and approve any related party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

The Company has in place Related Party Transaction Policies and Procedures, under which the Audit Committee reviews and approves or ratifies any related party transactions. In approving or rejecting the proposed transaction, our Audit Committee will consider the relevant facts and circumstances deemed relevant by the Audit Committee, including, but not limited to, the costs and benefits to the Company, the nature of the related party’s interest in the transaction, the availability and terms of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

Related Party and Other Transactions.    Except for the compensation of directors and executive officers described earlier and as set forth below, there were no transactions during fiscal 2015 in which the Company was a party, the amount involved in the transaction exceeds $120,000 and in which any director,

40	2015 Proxy Statement

EMPLOYMENT CONTRACTS AND CERTAIN TRANSACTIONS (CONTINUED)

director nominee, executive officer, holder of more than 5% of our capital stock, or immediate family member of any of the foregoing individuals had or will have a direct or indirect material interest.

In January 1999, The Salesforce.com Foundation, which recently became a private foundation, was chartered to build philanthropic programs that are focused on youth and technology. Beginning in 2008, Salesforce.org, which is a non-profit mutual benefit corporation, was established to resell the Company’s services to nonprofit organizations and certain higher education organizations. The Company’s chairman is the chairman of both the Foundation and Salesforce.org. The Company’s chairman, one of the Company’s employees and one of the Company’s board members hold three of the Foundation’s nine board seats. The Company’s chairman and one of the Company’s employees hold two of Salesforce.org’s six board seats. The Company does not control the Foundation’s or Salesforce.org’s activities, and accordingly, the Company does not consolidate either of the related entities’ statement of activities with its financial results.

Since the Foundation’s inception, the Company has provided at no charge certain resources to Foundation employees such as office space. The value of these items was approximately $1.3 million in fiscal 2015 and approximately $217,000 for the two months ended March 31, 2015.

Additionally, the Company has donated subscriptions to the Company’s service to other qualified non-profit organizations. The Company also allows an affiliate of the Foundation to resell the Company’s service to non-profit organizations. The Company does not charge the affiliate for these subscriptions, so any revenue from subscriptions provided to non-profit organizations is retained by the Foundation to fund its charitable work. The value of the subscriptions pursuant to reseller agreements was approximately $45.4 million in fiscal 2015 and approximately $9.2 million for the two months ended March 31, 2015.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2015, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons relating to fiscal 2015, the Company believes that all Reporting Persons complied with all applicable reporting requirements in fiscal 2015, except that one Form 4 was unintentionally filed late. This was a Form 4 filed on March 28, 2014 to report a purchase of 1,350 shares on behalf of Mr. Hassenfeld’s wife on March 17, 2014.

2015 Proxy Statement	41

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

COMMITTEE REPORTS

The following reports by our Compensation Committee and Audit Committee shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, or (iv) subject to the liabilities of Section 18 of the Exchange Act. The reports shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates the report by reference into such filing.

Report of the Compensation Committee of the Board of Directors

We, the Compensation Committee of the Board of Directors of Salesforce, have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in Salesforce’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

THE COMPENSATION COMMITTEE

John V. Roos (Chair)

Craig Conway

Maynard Webb

42	2015 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Report of the Audit Committee of the Board of Directors

Role of the Audit Committee

The Audit Committee operates under a written charter and its functions are discussed above in “Corporate Governance and Board Committees—Audit Committee.”

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. Ernst & Young LLP is responsible for performing an independent audit of the Company’s consolidated financial statements and an independent audit of the Company’s internal controls over financial reporting, both in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee this process.

Review of Audited Financial Statements for Fiscal Year ended January 31, 2015

The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended January 31, 2015 with management. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Ernst & Young with that firm.

The Audit Committee also discussed with management and with Ernst & Young LLP the evaluation of the Company’s internal controls and the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee considered the fees paid to Ernst & Young LLP for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young LLP’s independence in performing the audit.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2015 for filing with the SEC.

In addition, the Audit Committee continued to monitor the Company’s internal and disclosure control structure, including the scope and adequacy of the Company’s internal auditing program.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, Audit Committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that Ernst & Young LLP is in fact “independent.”

THE AUDIT COMMITTEE

Lawrence Tomlinson (Chair)

Alan Hassenfeld

Sanford Robertson

Robin Washington

Maynard Webb

2015 Proxy Statement	43

PROPOSAL 1— ELECTION OF DIRECTORS

PROPOSAL 1 — ELECTION OF DIRECTORS

As recommended by the Nominating and Corporate Governance Committee, the Board’s nominees for election by the stockholders are the following current members of the Board: Marc Benioff, Keith Block, Craig Conway, Alan Hassenfeld, Colin Powell, Sanford Robertson, John Roos, Lawrence Tomlinson, Robin Washington, Maynard Webb and Susan Wojcicki. This is the first stockholder election for Ms. Wojcicki, who was appointed on December 5, 2014.

It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees for election as directors to the Board. If any of the nominees should for any reason be unable or unwilling to serve as of the Annual Meeting, the proxies will be voted for the election of such other person as the Board may designate, if any, in place of such nominee.

Vote Required and Board of Directors’ Recommendation

The Company’s Amended and Restated Bylaws provide that each director nominee be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The Board, after taking into consideration the recommendation of the Nominating and Corporate Governance

Committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director, in an uncontested election, who receives a greater number of votes against his or her election than votes for such election.

The Board of Directors Recommends a Vote FOR Each of the Nominees Listed Above.

44	2015 Proxy Statement

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE THEREUNDER

We are seeking stockholder approval to amend and restate our 2013 Equity Incentive Plan (the “2013 Plan”) to increase the number of shares of Common Stock of the Company (the “Shares”) reserved for issuance under the 2013 Plan by an additional 37 million Shares. Our continuing ability to offer equity incentive awards under the 2013 Plan is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly competitive market for employee talent in which we operate.

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the amendment and restatement of the 2013 Plan and share increase subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders approve this proposal, the amendment and restatement of the 2013 Plan and share increase will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment and restatement of the 2013 Plan and share increase will not take effect and our 2013 Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2013 Plan. The remainder of this discussion, when referring to the 2013 Plan, refers to the amended and restated 2013 Plan as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the 2013 Plan prior to amendment and restatement.

Increasing the Number of Shares Reserved for Issuance under the 2013 Plan

Background

The 2013 Plan was initially adopted by the Board of Directors in March 2013, and our stockholders approved it in June 2013. As described in more detail below, the initial share reserve under the 2013 Plan was 48 million Shares, plus an additional 21,920,540 Shares that were available for grant under our 2004 Equity Incentive Plan and 2004 Outside Directors Stock Plan (the “Prior Plans”) as of the date stockholders approved the 2013 Plan. In addition, any Shares subject to outstanding awards under the 2013 Plan or, after the date stockholders approved the 2013 Plan, under the Prior Plans, that expire or are otherwise forfeited to, or repurchased by, the Company also become available for future grant under the 2013 Plan, although the number of Shares that become available under the 2013 Plan in this manner is limited to 54,332,000 Shares.

As discussed in our 2013 proxy statement, when we sought initial stockholder approval of the 2013 Plan, we believed the Shares reserved for issuance under it (along with Shares becoming available for future grant due to forfeitures and cancellations) would be sufficient to enable us to grant equity awards until some point in 2015. This estimate was based on forecasts that took into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates, as well as the number of Shares we then had available for grant under our 2006 Inducement Equity Incentive Plan (the “2006 Plan”).

As of April 1, 2015, approximately 29,887,757 Shares remained available for grant under the 2013 Plan and 703,339 Shares remained available for grant under the 2014 Inducement Equity Incentive Plan (the “2014 Plan”), which is the successor to the 2006 Plan. The Board believes that additional Shares are necessary to meet the Company’s anticipated equity compensation needs for approximately the next one to two years from the Annual Meeting. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time, and our historical forfeiture rates, as well as the number of Shares we have available for grant under our 2014 Plan. We have also considered proxy advisory firm guidelines in determining an appropriate number of Shares to seek to add to the 2013 Plan.

Reasons for Voting for the Proposal

Long-Term Equity is a Key Component of our Compensation Objective

As discussed in the “Compensation Discussion and Analysis” section, our overall compensation objective is to compensate our personnel in a manner that attracts and retains the highly talented employees necessary to manage and staff a high-growth business in an innovative and competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, that reward personal and company performance and that help meet our retention needs. Equity awards, whose value depends on our stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program. Equity

2015 Proxy Statement	45

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

awards also incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. We believe we must continue to use equity compensation on a broad basis to help attract, retain and motivate employees to continue to grow our business, develop new products and ultimately increase stockholder value. As of April 1, 2015, approximately 9,500 of our regular, full-time employees held outstanding equity awards.

The 2013 Plan Requires Additional Shares to Meet our Forecasted Needs

We currently forecast granting equity awards representing approximately 20,247,567 Shares (or 34,160,636 fungible shares, i.e., taking into account that full value awards such as restricted stock units deplete the 2013 Plan share reserve at a rate of 2.15 Shares for every Share subject to the full value award) over the next one year, or approximately 5% of our Common Stock outstanding as of April 1, 2015. We also anticipate Share forfeitures and cancellations of approximately 4,733,862 (or 7,234,546 fungible shares) over this period, based on our historic rates.

If our expectation for forfeitures is accurate, our net grants (grants less forfeitures and cancellations) over the next one-year period would be approximately 15,513,706 Shares (or 26,926,090 fungible shares), or approximately 4% of our Common Stock outstanding as of April 1, 2015.

As described above, the 2013 Plan has 29,887,757 Shares available for grant as of April 1, 2015. Our 2014 Plan allows us to grant awards to new employees as a material inducement to their joining the Company, such as in acquisitions, which assists us in meeting a portion of our equity compensation needs, but only with respect to a limited group. We believe additional Shares should be reserved for issuance under our 2013 Plan to meet our estimated near-term equity compensation needs.

We operate in a highly competitive industry and geography for employee talent and do not expect required rates of compensation to decline. One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be practical or advisable. As a high-growth company, we believe that a combination of equity and cash compensation is better for attracting, retaining and motivating employees. Any significant increase in cash compensation in lieu of equity awards would reduce the cash otherwise available for operations and investment in our business. Furthermore, we do not believe a more cash-oriented program would have the same long-term retention value or serve to align employees’ interests to those of our stockholders as well as a program that includes equity.

We Manage Our Equity Incentive Program Thoughtfully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees. Our three-year average burn rate, which we define as the number of Shares subject to equity awards granted in a fiscal year divided by the weighted average Shares outstanding for that fiscal year, was

3.77% for fiscal years 2013 through 2015. We are also mindful of the ratio of our stock-based compensation expense to our revenues over time; this ratio has decreased in recent years.

As of April 1, 2015, equity awards outstanding under Salesforce equity plans were approximately: 24,910,055 stock options, no unvested restricted shares and 21,141,345 restricted stock units. An additional 1,153,201 stock options, 334,021 restricted stock units and 173,672 unvested restricted shares were outstanding under equity awards that had been assumed in connection with mergers and other corporate transactions as of April 1, 2015. As of April 1, 2015, we had 655,397,807 Shares outstanding. Accordingly, our approximately 47,712,294 outstanding awards (not including awards under our employee stock purchase plan) plus 30,591,096 Shares available for future grant under our equity plans (not including under our employee stock purchase plan) as of April 1, 2015 represented approximately 11% of our Common Stock outstanding (commonly referred to as the “overhang”).

As of April 1, 2015, the average weighted per share exercise price of all outstanding stock options (whether granted under Salesforce-originated equity plans or assumed in connection with corporate transactions) was $45.85 and the weighted average remaining contractual term was 4.54 years.

The 2013 Plan Incorporates Good Compensation and Governance Practices

•	Administration. The 2013 Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.

•

Broad-based eligibility for equity awards. We grant equity awards to a broad range of our employees. By doing so, we align employee interests with those of stockholders. Approximately 70% of all outstanding equity awards, on a share basis, as of April 1, 2015 were held by employees who are not named executive officers or directors. In fiscal 2015, approximately 80% of all equity awards, on a share basis, were issued to employees who are not named executive officers or directors with approximately 40% of all employees who are not named executive officers or directors receiving awards.

•

Stockholder approval is required for additional Shares. The 2013 Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of Shares for issuance. Stockholder approval is required to increase that number.

•

Exchange or Repricing Programs are not allowed without stockholder approval. The 2013 Plan prohibits the repricing or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•

No discount stock options or stock appreciation rights. The 2013 Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of our Common Stock on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

46	2015 Proxy Statement

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

•

Share counting provisions. In general, when awards granted under the 2013 Plan expire or are canceled without having been fully exercised, or are settled in cash, the Shares reserved for those awards are returned to the share reserve and become available for future awards. However, if Shares are tendered to us or withheld by us to pay a stock option’s or stock appreciation’s right’s exercise price or satisfy such award’s tax withholding obligations, those Shares do not become available for future awards. Also, if a stock appreciation right is exercised, we subtract from the 2013 Plan share reserve the full number of Shares subject to the portion of the stock appreciation right actually exercised, regardless of how many Shares actually were used to settle the stock appreciation right.

•	Full-value awards count more heavily in reducing the 2013 Plan share reserve. The 2013 Plan uses a “fungible share”

concept, under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full-value awards, such as restricted shares and restricted stock units, reduce the reserve on a 2.15-for-one basis.

•

Limited transferability. In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, unless otherwise approved by the Board or a committee of the Board administering the 2013 Plan.

•	Annual limits on non-employee director awards. The 2013 Plan limits the number of Shares available for non-employee director awards each fiscal year.

•	No tax gross-ups. The 2013 Plan does not provide for any tax gross-ups.

Summary of the 2013 Plan

The following is a summary of the operation and principal features of the 2013 Plan. The summary is qualified in its entirety by the 2013 Plan as set forth in Appendix A.

Purpose

The purposes of the 2013 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company and to promote the success of the Company’s business. These incentives are provided through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance bonus awards, performance shares and performance units.

Authorized Shares

At the 2013 Annual Meeting, our stockholders approved reserving a total of 48 million Shares, plus

•

any Shares reserved but not issued, and not subject to outstanding awards, under the Prior Plans as of the date stockholders initially approved the 2013 Plan, on a one-for-one basis, but limited to a maximum of 23.8 million Shares; and

•

any Shares subject to equity awards outstanding under the Prior Plans as of the date of initial stockholder approval of the 2013 Plan that thereafter expire, are forfeited, repurchased, cancelled or otherwise terminate (or otherwise would have, but for termination of the applicable Prior Plan, again become available for use under such Prior Plan), in this case with Shares underlying stock options and stock appreciation rights that so become available being credited to the 2013 Plan share reserve on a one-for-one basis, and Shares subject to other types of equity awards (i.e., full value awards), being credited to the 2013 Plan share reserve on a 2.15-for-one basis; provided, however, that no more than 54,332,000 Shares may be added to the 2013 Plan pursuant to this provision.

The stockholders are now being asked to approve an additional 37 million Shares to become available for issuance under the

2013 Plan. As of April 1, 2015, we had approximately 29,887,757 Shares available for issuance under the 2013 Plan.

Share Reserve Reduction and Share Recycling

Any Shares subject to options or stock appreciation rights are counted against the 2013 Plan share reserve as one Share for every one Share subject to the award. Any Shares subject to awards granted under the 2013 Plan other than options or stock appreciation rights (i.e., full value awards, including restricted stock, restricted stock units, performance units and performance shares) are counted against the 2013 Plan share reserve as 2.15 shares for every one Share subject thereto.

If any award granted under the 2013 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased or forfeited or repurchased Shares subject to such award become available for future grant or sale under the 2013 Plan. When Shares underlying full value awards are so returned to the 2013 Plan share reserve, 2.15 shares are returned to the 2013 Plan reserve for each Share underlying such award.

With respect to the exercise of stock appreciation rights, the gross number of Shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, cease to be available under the 2013 Plan. If Shares subject to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such Shares become available for future grant under the 2013 Plan (and increase the 2013 Plan reserve on the 2.15-for-one basis described above).

Shares used to pay the purchase price or satisfy tax withholding obligations of awards other than stock options or stock appreciation rights become available for future issuance under the 2013 Plan. However, Shares used to pay the exercise price or purchase price of an option or stock appreciation right or to satisfy tax withholding obligations relating to such awards do not become available for future issuance under the 2013 Plan.

2015 Proxy Statement	47

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

Shares issued pursuant to awards transferred under any award transfer program will not become available for grant under the 2013 Plan. To the extent awards are settled in cash rather than Shares, the 2013 Plan reserve will not be reduced.

Subject to the adjustment provisions of the 2013 Plan described below, the maximum number of Shares that may be issued upon the exercise of incentive stock options is the total number of Shares reserved for issuance as described above plus, to the extent permitted by the incentive stock option rules, the number of Shares that become available for issuance under the 2013 Plan under the provisions described above.

Adjustments to Shares Subject to the 2013 Plan

In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure affecting the Company’s Common Stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2013 Plan, will adjust the number and class of Shares that may be delivered under the 2013 Plan, the number, class and price of Shares subject to outstanding awards and the numerical award limitations. Any fractional Shares resulting from the adjustment will be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any award be decreased to an amount less than the par value.

Administration

The 2013 Plan will be administered by the Board of Directors or a committee of individuals satisfying applicable laws appointed by the Board (the “Committee”). The Board has appointed its Compensation Committee as the Committee administering the 2013 Plan. Different Committees may administer the 2013 Plan with respect to different groups of service providers. If the Administrator desires to qualify grants to certain officers and key employees of the Company as exempt under Rule 16b-3 of the Exchange Act, the members of the Committee must qualify as “non-employee directors” under such rule. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary of the 2013 Plan, the term “Administrator” will refer to either the Committee or the Board of Directors.) The Administrator may delegate day-to-day administration of the 2013 Plan, and any of the functions assigned to it, to one or more individuals.

Subject to the terms of the 2013 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards (including the exercise price, the method of payment for Shares purchased under awards, the method of satisfaction of any tax withholding obligation arising in connection with an award, and the exercise terms for any award), to modify or amend each award subject to the restrictions of the 2013 Plan (including to accelerate vesting or waive forfeiture restrictions), and to interpret the provisions of the 2013 Plan and outstanding awards. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of Shares that otherwise would be due to such participant, provided that, unless expressly determined by the Administrator, such deferral election must comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the guidance promulgated thereunder (“Section 409A”). The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the 2013 Plan of any award agreement and may make all other determinations deemed necessary or advisable for administering the 2013 Plan.

Notwithstanding the foregoing, the Administrator cannot institute, without prior stockholder approval, an exchange program whereby the exercise prices of outstanding awards may be reduced, outstanding awards may be surrendered or cancelled in exchange for awards with a higher or lower exercise price, or outstanding awards may be transferred to a third party.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any parent, subsidiary, or affiliate of the Company. Performance Bonus Awards also may only be granted to employees of the Company or any parent, subsidiary, or affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of April 1, 2015, there were approximately 16,500 employees, including seven Named Executive Officers, and there were nine non-employee directors, each of whom would be eligible to be granted awards under the 2013 Plan. In principle, any consultant to the Company is eligible to participate in the 2013 Plan. However, the Company’s current practice is generally not to grant equity awards to consultants except in certain limited cases. In fiscal 2015, two consultants received equity awards under the 2013 Plan.

Stock Options

Options granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the option, the exercise price, the expiration date of the option, any conditions to exercise the options, and the other terms and conditions of the option, consistent with the requirements of the 2013 Plan. At any time after the date of grant, the Administrator, in its sole discretion, may reduce or waive any vesting criteria and may accelerate the time at which the restrictions will lapse or be removed.

48	2015 Proxy Statement

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

The exercise price per Share of each option may not be less than the fair market value of a Share of the Company’s Common Stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a Share on the date of grant. In addition, stock options may be granted with an exercise price per share of less than the fair market value of a Share of the Company’s Common Stock in certain situations in which we are assuming or replacing options granted by another company that we are acquiring. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of the Common Stock is the closing sales price per share on the relevant date as quoted on the NYSE.

The 2013 Plan provides that the Administrator will determine acceptable forms of consideration for exercising an option. An option is deemed exercised when the Company receives the notice of exercise and full payment for the Shares to be exercised, together with applicable tax withholdings.

Options are exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option is as specified in the award agreement, provided that options may not have a term of more than seven years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.

The Administrator determines and specifies in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally is able to exercise the option to the extent vested for (i) 90 days following the participant’s termination as a service provider for reasons other than death, disability, or cause and (ii) 12 months following his or her termination due to death or disability. If the exercise of the option is prevented by applicable law within the time periods otherwise applicable, the option generally will remain exercisable for 90 days (or such longer period determined by the Administrator) following the date the participant received notice that the option is exercisable. If a sale within the applicable post-termination exercise period would subject the participant to suit under Section 16(b) of the Exchange Act, the option generally will remain exercisable until the tenth day following the date on which a sale of the Shares by the participant would no longer be subject to suit. Options terminate immediately upon the participant’s termination for cause. In no event can an option be exercised after the expiration of the term of the option.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase Shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Restricted stock awards are evidenced by a written agreement between the Company and the participant specifying the number of Shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock awards may (but are not required to) be subject to vesting conditions as the Administrator specifies, and the Shares acquired may not be transferred by the participant until the vesting conditions (if any) are satisfied. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service.

Participants holding restricted stock generally have the right to vote the Shares and to receive any dividends paid, except that dividends or other distributions paid in Shares generally will be subject to the same restrictions as the original award. The Administrator may, in its sole discretion, reduce or waive any vesting criteria or accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive Shares at a future date as set forth in the participant’s award agreement. Restricted stock units granted under the 2013 Plan are evidenced by a written agreement between the Company and the participant specifying the number of restricted stock units subject to the award, any vesting conditions, and other terms and conditions of the award, consistent with the requirements of the 2013 Plan.

Restricted stock units vest if the performance goals or other vesting criteria the Administrator may establish are achieved. Earned restricted stock units may be settled, in the sole discretion of the Administrator, in cash, Shares, or a combination of both. The Administrator may establish vesting criteria in its discretion, which may be based on continued employment or service, company-wide, departmental, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent they are met, will determine the number of Shares or amount of cash to be paid out to participants. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

2015 Proxy Statement	49

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date or under the conditions set forth in the award agreement.

Participants holding restricted stock units have no voting rights with respect to the Shares represented by the restricted stock units until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. The Administrator, in its sole discretion, may provide in the participant’s award agreement that the participant shall be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the restricted stock units are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Any additional restricted stock units resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the restricted stock units to which they relate. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company, appropriate adjustments will be made to a participant’s restricted stock unit award so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2013 Plan. At any time after the date of grant, the Administrator, in its sole discretion, may reduce or waive any vesting criteria and may accelerate the time at which the restrictions will lapse or be removed.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a Share on the date of grant, except in certain situations in which we are assuming or replacing stock appreciation rights granted by another company that we are acquiring. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a Share on the date of exercise over the exercise price by (ii) the number of exercised Shares. The Company may pay the appreciation in cash, in Shares, or in some combination thereof. The term of a stock appreciation right must be no more than seven years from the date of grant. The terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the 2013 Plan. Each award of performance units or performance shares granted under the 2013 Plan is to be evidenced by a written agreement between the Company and the participant specifying any vesting conditions, the number of performance units or performance shares (as applicable), and other terms and conditions of the award, consistent with the requirements of the 2013 Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria (if any) the Administrator may establish are achieved or the awards otherwise vest (if applicable). Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, Shares, or in a combination thereof. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit or individuals goals, applicable federal or state securities laws, or any other basis), and which, depending on the extent to which they are met, will determine the number or value of performance units and performance shares to be paid out to participants. Notwithstanding the foregoing, if the Administrator desires that the award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information).

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or performance shares and accelerate the time at which any restrictions will lapse or be removed. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a Share on the grant date. A participant will forfeit any performance shares or performance units that are unearned or unvested as of the date set forth in the award agreement.

Participants holding performance units or performance shares have no voting rights with respect to the Shares represented by the performance units or performance shares until the date the underlying Shares are issued, consistent with the terms of the 2013 Plan. No dividend equivalents may be granted with respect to performance units. However, the Administrator, in its sole discretion, may provide in the participant’s performance share award agreement that the participant will be entitled to receive dividend equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the performance shares are settled or forfeited, consistent with the terms of the 2013 Plan. Settlement of dividend equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. Any additional performance shares resulting from dividend equivalents will be subject to the same terms and conditions, including vesting conditions, as the performance shares to which they relate. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the

50	2015 Proxy Statement

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

Company, appropriate adjustments will be made to a participant’s award of performance shares so that it represents the right to receive upon settlement any new, substituted or additional securities or other property (other than normal cash dividends) to which the participant would be entitled by reason of the Shares issuable upon settlement of the award and any new, substituted, or additional securities or other property will be subject to the same vesting conditions as are applicable to the award.

Performance Bonus Awards

Performance bonus awards may also be granted under the 2013 Plan to employees in the form of a cash bonus payable upon the attainment of performance goals or objectives determined by the Administrator. Notwithstanding the foregoing, if the Administrator desires that an award qualify as performance-based compensation under Section 162(m), any restrictions will be based on a specified list of performance goals and certain other requirements (see “Performance Goals” below for more information). The Administrator has complete discretion to determine the amount of the cash bonus that can be earned under a performance bonus award, provided that no one participant may be granted performance bonus awards that could result in the participant receiving more than $10,000,000 in any one fiscal year of the Company.

Performance Goals

The Administrator (in its discretion) may make performance goals applicable to an award recipient with respect to any award granted in its discretion, including but not limited to one or more of the performance goals listed below. If the Administrator desires that an award of restricted stock, restricted stock units, performance shares, performance units or performance bonuses under the 2013 Plan qualify as “performance-based compensation” under Section 162(m) (discussed below), then the award may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement using one or more of the following measures: revenue, gross margin, operating margin, operating income, operating profit or net operating profit, pre-tax profit, earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings), net income, cash flow (including operating cash flow or free cash flow), expenses, the market price of the Company’s Common Stock, earnings per share, return on stockholder equity, return on capital, return on assets or net assets, return on equity, return on investment, economic value added, number of customers, stock price, growth in stockholder value relative to the moving average on the S&P 500 Index or another index, market share, contract awards or backlog, overhead or other expense reduction, credit rating, objective customer indicators, new product invention or innovation, attainment of research and development milestones, or improvement in productivity. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured (as applicable), in absolute terms, in combination with another performance goal or goals (for example, as a ratio or matrix), in relative terms (including, but not limited to, results for other periods, passage of time or against another company or companies or an index or indices), on a per-Share or per-capita basis, against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, affiliate, or other segment), and on a pre-tax or after-tax basis. Prior to latest date that would meet the requirements under Section 162(m), the Administrator will determine whether any significant elements or items will be included or excluded from the calculation of performance goals with respect to any award recipient. As determined in the discretion of the Administrator by the latest date that would meet the requirements under Section 162(m), achievement of performance goals for a particular award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to one or more of the above-listed performance goals and intended to qualify as “performance-based compensation” under Section 162(m), within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Section 162(m)), the Administrator will, in writing: (i) designate one or more participants who are covered employees for Section 162(m) purposes, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period, and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved (unless otherwise permitted by Section 162(m) and determined by the Administrator).

2015 Proxy Statement	51

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

Grants to Non-Employee Directors

Our non-employee directors are eligible to receive all awards under the 2013 Plan, except incentive stock options and performance bonus awards, and subject to the limits described below.

Individual Award Limitations (including Non-Employee Directors Award Limitations)

The 2013 Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, subject to the adjustment provisions of the 2013 Plan, the maximum number of Shares or dollars that can be issued to any one employee in any fiscal year pursuant to:

Award Type	Annual Number of Shares or Dollar Value	Additional Shares or Dollar Value in Connection with New Hire*	Maximum Number of Shares and/or Dollars
Stock Options, Stock Appreciation Rights or Combination Thereof	20,000,000 shares	8,000,000 shares	28,000,000 shares
Restricted Stock, Restricted Stock Units, Performance Shares or Combination Thereof	10,000,000 shares	4,000,000 shares	14,000,000 shares
Performance Units	$15,000,000	$5,000,000	$20,000,000

*	May be granted in the Company’s fiscal year in which the employee’s employment with the Company (or a parent or subsidiary corporation of the Company or an affiliate of the Company) first commences.

In addition, the 2013 Plan permits the granting of performance bonus awards, provided that no one employee may be granted performance bonus awards that could result in the employee receiving more than $10,000,000 in any one fiscal year of the Company.

If an award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a merger of the Company with or into another corporation or entity or a change in control of the Company), the cancelled award will be counted against the Share limitations described above.

The 2013 Plan also provides that no non-employee director may be granted awards that cover more than 60,000 Shares in any one fiscal year of the Company, subject to the adjustment provisions of the 2013 Plan, provided that any awards granted to an individual while he or she was an employee or consultant but not a non-employee director shall not count for purposes of this limitation. This limit was decided in connection with the adoption of the 2013 Plan, and after consultation with the Compensation Committee’s independent compensation consultant, Compensia, Inc. The limit accommodates the Company’s practice of granting non-employee directors Shares with a value of $125,000 per quarter, and also allows us to have the flexibility to make corresponding adjustments to the grant levels in the future in order to maintain the value of the equity compensation paid to non-employee directors should the value of our stock significantly change, and to increase the value of such compensation if we believe it is appropriate or desirable to do so; for instance, to maintain the competitiveness of our compensation program and our ability to attract talented directors.

The Administrator will adjust the Share limitations in this section in the event of any adjustment to the Company’s Shares discussed above (under “Adjustments to Shares Subject to the 2013 Plan”).

Transferability of Awards

Awards granted under the 2013 Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant (or the participant’s guardian or legal representative).

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant in writing as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The 2013 Plan provides that, in the event of a merger or our “change in control” (as defined in the 2013 Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that awards be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all outstanding awards similarly.

If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the Administrator will notify the participant in writing that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

If the successor corporation assumes or substitutes outstanding awards held by a non-employee director and the non-employee director’s status as a director of the Company or a director of the successor or acquiring company terminates other than upon voluntary resignation by the non-employee director (unless such resignation is at the request of the acquiror), then any options and stock appreciation rights held by the non-employee director will fully vest and become immediately exercisable. In addition, in

52	2015 Proxy Statement

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

such circumstances, all restrictions on restricted stock and restricted stock units held by such non-employee director will lapse, and, unless otherwise determined by the Administrator, all performance goals or other vesting requirements will be deemed achieved at 100% and all other terms and conditions met.

Termination or Amendment

The 2013 Plan will automatically terminate ten years from the date of its initial adoption by the Board, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the 2013 Plan at any time; however, no amendment may be made without stockholder approval except as described under “Administration” above. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2013 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside. As a result, tax consequences for any particular participant may vary from this summary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their Shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the Shares. If an optionee satisfies such holding periods upon a sale of the Shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of Shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the Shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the Shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the Shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the Shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

2015 Proxy Statement	53

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of Shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares, Performance Units, and Performance Bonus Awards

A participant generally will recognize no income upon the grant of a performance share, a performance unit, or performance bonus award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2013 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, we can preserve the deductibility of certain compensation in excess of that amount if the conditions of Section 162(m) are met. These conditions include (among others) stockholder approval of the 2013 Plan and its material terms, setting limits on the number of awards that any individual may receive and for awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the award actually will vest or be paid. The 2013 Plan has been designed to permit (but not require) the Administrator to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

The foregoing is only a summary of the effects of the U.S. federal income taxation upon participants and the Company with respect to awards under the 2013 Plan. It does not purport to be complete, and does not discuss the impact of employment or other tax requirements, The tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

54	2015 Proxy Statement

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the 2013 Plan is in the discretion of the Administrator and therefore cannot be determined in advance, other than with respect to the automatic grants to non-employee directors, which have been approved by the Board based on a fixed value each quarter. The following table sets forth (i) the aggregate number of Shares subject to awards granted under the 2013 Plan during the fiscal year ended January 31, 2015, (ii) the average per Share exercise price of such options, (iii) the aggregate number of Shares issued pursuant to awards of restricted stock and restricted stock units issued under the 2013 Plan during the fiscal year ended January 31, 2015, and (iv) the dollar value of such Shares or units based on $66.08 per share, the closing price of a Share on the NYSE on April 1, 2015.

Name of Individual or Group	Number of Options Granted (#)	Average Per Share Exercise Price ($)	Number of Shares subject to Restricted Stock Awards and/or Restricted Stock Units (#)	Dollar Value of Shares subject to Restricted Stock Awards and/or Restricted Stock Units ($)
Marc Benioff Chairman of the Board and Chief Executive Officer	1,966,358	$59.34	0	$0
Keith Block President and Vice Chairman	595,866	$59.34	0	$0
Mark Hawkins Chief Financial Officer	413,974	$59.64	30,013	$1,983,259
Parker Harris Co-Founder	333,685	$59.34	24,193	$1,598,673
Alexandre Dayon President of Products	333,685	$59.34	24,193	$1,598,673
Burke Norton Chief Legal Officer	333,685	$59.34	24,193	$1,598,673
Graham Smith Executive Vice President	0	$0.00	0	$0
All current executive officers as a group	3,977,253	$59.34	102,592	$6,779,279
All non-employee directors as a group	0	$0.00	83,127	$5,493,032
All other employees (including all current officers who are not executive officers) as a group	5,393,474	$58.05	10,807,118	$714,134,357

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding Shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal to amend and restate the 2013 Equity Incentive Plan to increase the number of Shares reserved for issuance under such plan by 37 million Shares. Shares that are voted “abstain” are treated as the same as voting against this proposal; broker “non-votes” will have no effect on this proposal.

The Board of Directors Recommends a Vote FOR the Proposal to Amend and Restate the 2013 Equity Incentive Plan to Increase the Number of Shares Reserved for Issuance Thereunder.

2015 Proxy Statement	55

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE
PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE THEREUNDER

Our 2004 Employee Stock Purchase Plan, as amended (the “ESPP”) is a benefit that we make broadly available to our employees and employees of our participating subsidiary corporations that allows them to purchase shares of Company Common Stock (“Shares”) at a discount. The ESPP helps us attract, motivate and retain highly qualified employees and promotes employee stock ownership, which aligns employees’ interests with those of our stockholders. We are asking stockholders to approve amending the ESPP to increase by 7 million Shares the number of Shares reserved for issuance under the ESPP. The amendment and restatement of the ESPP also removes references to an automatic annual increase to the Shares reserved under the ESPP, because this provision expired after a final automatic increase in February 2013. The Board of Directors has approved the amendment and restatement of the ESPP, subject to stockholder approval at the Annual Meeting. Stockholder approval of the ESPP requires the affirmative vote of a majority of the outstanding Shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.

If stockholders approve this proposal, the total number of Shares authorized and reserved for issuance under the ESPP will be 19 million Shares. However, if this proposal is rejected by stockholders, the total number of Shares authorized and reserved for issuance under the ESPP will remain at 12 million, of which approximately 2.85 million remain available for issuance as of April 1, 2015. Based on our current forecasts and estimated participation rates, if the increase is not approved, it is anticipated that the ESPP will run out of available Shares in approximately December 2015.

We believe that the ESPP is an essential tool that helps us compete for talent in the labor markets in which we operate. We also believe the ESPP is a crucial element in rewarding and encouraging current employees that promotes stock ownership by employees, which aligns their interests with those of our stockholders. Without stockholder approval of this proposal, we believe our ability to attract and retain talent would be hampered, and our recruiting, retention and incentive efforts would become more difficult.

Our executive officers currently are not permitted to participate in the ESPP. However, they may be permitted to participate in the ESPP in the future and therefore they have an interest in this proposal. The remainder of this discussion, when referring to the ESPP, refers to the amended and restated ESPP as if this proposal is approved by our stockholders, unless otherwise specified or the context otherwise references the ESPP prior to amendment and restatement.

Increasing the Number of Shares Reserved for Issuance under the ESPP

Background

The ESPP was initially adopted by the Board in December 2003 and approved by our stockholders in March 2004. In September 2011, the Board amended and restated the ESPP to provide, among other changes, that the ESPP would be implemented through consecutive and overlapping offering periods of approximately 12 months in length, with each offering period divided into two purchase periods of approximately six months each. The ESPP was implemented and made available to employees beginning with the twelve month offering period starting in December 2011.

Under the ESPP, a participant may authorize participant contributions, generally in the form of payroll deductions, which may not exceed 15% of the participant’s eligible compensation during the offering period. Payroll deductions are applied on the last day of a purchase period (the “purchase date”) to purchase a whole number of Shares on behalf of a participant. The purchase price is 85% of the fair market value of a Share on the first day of the offering period or on the purchase date, whichever date results in a lower price.

Reasons for Voting for this Proposal

We believe that the number of Shares remaining available for issuance under the ESPP will not be sufficient for the expected levels of ongoing participation in the ESPP. Therefore, increasing the number of Shares available under the ESPP would be appropriate to help the Company meet the goals of its compensation strategy. The Board believes that the interests of the Company and its stockholders will be advanced if the Company can continue to offer employees the opportunity to acquire or increase their ownership interests in the Company. We currently forecast that adding 7 million Shares to the ESPP will provide enough Shares to last until approximately June 2017, which will help us achieve our near-term goal to attract, retain and motivate qualified employees.

56	2015 Proxy Statement

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE
PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

In considering its recommendation to seek stockholder approval for the addition to the ESPP of 7 million Shares, the Board considered the historical number of Shares purchased under the ESPP in the past three fiscal years, which were 3.3 million, 2.9 million, and 3 million, in fiscal years 2015, 2014 and 2013, respectively. The Board also considered the Company’s expectation that the additional Shares should last until approximately June 2017. In the event that more Shares are required for the ESPP in the future, the prior approval of our stockholders will be required.

Summary of the ESPP

The following paragraphs provide a summary of the principal features of the ESPP and its operation. However, this summary is not a complete description of all of the provisions of the ESPP, and is qualified in its entirety by the specific language of the ESPP. A copy of the ESPP is provided as Appendix B to this proxy statement.

Purpose

The purpose of the ESPP is to advance the interests of the Company and its stockholders by providing the incentive to attract, retain and reward eligible employees and by motivating such employees to contribute to the growth and profitability of the Company and its participating parent and subsidiary corporations, in each case, by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through the purchase of Shares. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). Under an employee stock purchase plan that qualifies under Section 423, no U.S. taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. U.S. taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the ESPP or in the event the participant should die while still owning the purchased Shares. The ESPP also authorizes the grant of rights to purchase Shares that do not qualify under Section 423 pursuant to rules, procedures or sub-plans adopted by the Administrator of the ESPP (as described below) to achieve tax, securities law or other compliance objectives in particular locations outside of the United States (the “Non-Section 423 Plan”).

Eligibility to Participate

Most employees of the Company and its participating parent and subsidiary corporations whose customary employment is for at least twenty hours per week and more than five months per calendar year are eligible to participate in the ESPP. Currently, the Administrator has excluded from eligibility those employees who are both (1) “highly compensated employees” as defined under Section 414(q) of the Code and (2) officers or subject to the disclosure requirements of Section 16(a) of the Exchange Act. In addition, an employee is not eligible if he or she would own or hold outstanding options to purchase five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation of the Company. Also, the Administrator generally has discretion to exclude employees from participating in the ESPP, for the Section 423 portion of the ESPP (the “Section 423 Plan”) on a uniform and nondiscretionary basis or as otherwise permitted by

Section 423, if the employee normally is scheduled to work less than or equal to twenty hours per week or five months per calendar year, has worked for the Company for less than two years, or is an officer or other highly compensated employee. As of April 1, 2015, approximately 16,500 employees were eligible to participate in the ESPP.

Number of Shares and Market Price of Shares Available under the ESPP

A total of 4 million Shares (after adjusting for the Company’s 4-to-1 stock split in 2013) were initially authorized and reserved for issuance under the ESPP. The ESPP provided for an automatic annual increase in the number of shares available under the ESPP on February 1 of each year from 2005 through 2013 equal to the smaller of (i) one percent of the number of Shares issued and outstanding on the immediately preceding January 31, (ii) 4 million Shares (after adjusting for the Company’s 4-to-1 stock split in 2013), or (iii) a lesser number of Shares determined by the Administrator.

The ESPP was suspended and not active from its original approval until it resumed in December 2011. During the period of ESPP suspension, the automatic annual increase to the share reserve also was suspended. This provision came back into effect in December 2011 when the ESPP became active; the automatic annual increase provision expired after a final increase in February 2013. A total of 8 million Shares became available for issuance under the ESPP as a result of the automatic annual increase provisions, resulting in a maximum of 12 million Shares that have been authorized for issuance pursuant to the ESPP. Because approximately 2.85 million Shares remained available for issuance as of April 1, 2015, if stockholders approve the increase of 7 million Shares, approximately 9.85 million Shares would remain available for issuance under the ESPP.

As of April 1, 2015, the closing price of our Common Stock on the NYSE was $66.08 per Share.

Administration

The Board or a committee of the Board administers the ESPP (the Board and any committee of the Board administering the ESPP is referred to as the “Administrator”). Currently, the Compensation Committee acts as Administrator of the ESPP. Subject to the terms of the ESPP, the Administrator has all of the powers and discretion necessary or appropriate to control the operation and supervise the administration of the ESPP. The Administrator’s authority under the ESPP includes, among other powers, interpreting and determining the terms and provisions of the ESPP and purchase rights thereunder. All actions, interpretations and

2015 Proxy Statement	57

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE
PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

decisions of the Administrator are conclusive and binding on all persons and will be given the maximum deference permitted by law.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the ESPP by completing, signing and submitting to the Company an enrollment form in a form and manner and by the deadline set by the Administrator. Each employee who joins the ESPP (a “participant”) is granted a right to purchase Shares on each first day of the applicable offering period (the “offering date”) while participating in the ESPP and, as long as he or she has not withdrawn from participation, reduced his or her contributions down to 0% or terminated employment or eligibility, automatically is re-enrolled in the subsequent offering period. An employee may cancel his or her enrollment in an offering period at any time (subject to ESPP rules).

Participants contribute to the ESPP through payroll deductions or, if permitted by the Administrator, through other means specified by the Administrator. Currently, contributions are permitted only through payroll deductions. Participants generally may contribute a minimum of 2% and up to a maximum of 15% of their eligible compensation through after-tax payroll deductions. After the start of an offering period, a participant can decrease his or her contribution rate to 0% while remaining a participant in the offering period, but if the decrease occurs during the first purchase period in an offering period, then the participant automatically will be deemed to withdraw from the second purchase period in that offering period. From time to time, the Administrator may establish a different maximum permitted contribution percentage, change the definition of eligible compensation, limit the nature or number of contribution rate changes that may be made during an offering period or purchase period, or change the length of the offering and purchase periods (but in no event may such periods exceed 27 months). A participant may increase or decrease his or her contribution percentage by following procedures established by the Administrator.

Offering Period and Purchase Periods

Each offering period is of a duration determined by the Administrator and is comprised of a series of one or more successive purchase intervals, also as determined by the Administrator. Currently, Shares are offered for purchase under the ESPP through a series of successive, overlapping offering periods, each with a maximum duration of approximately twelve months and two consecutive purchase periods. These offering periods begin with the first trading day on or after June 15 and December 15 each year and end on the first trading day on or after the next June 15 and December 15, respectively. Purchase periods within each offering period last approximately six months and each ends with a purchase date on the first trading day on or after June 15 or December 15, as applicable. Should the fair market value of our Shares on any purchase date within an offering period be less than the fair market value per Share on the start date of that offering period, then that offering period automatically terminates immediately after the purchase of Shares on such purchase date, and a new offering period commences on the next trading day following the purchase date.

Purchase of Shares

On the last trading day of each six-month purchase period in an offering period, the Company uses each participant’s payroll deductions or contributions to purchase Shares for the participant. The price of the Shares purchased is determined under a formula established in advance by the Administrator. However, in no event may the per Share purchase price be less than 85% of the lower of (i) the fair market value of a Share on the offering date of the offering period, or (ii) the fair market value of a Share on the purchase date (subject to the adjustment provisions of the ESPP). The fair market value of a Share on any relevant date will be the closing price of our Common Stock as quoted on the NYSE for the date of purchase, and as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

The number of whole Shares a participant may purchase in each purchase period during an offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s eligible compensation during that purchase period by the purchase price, but may not exceed the maximum permitted. The maximum number of Shares any participant may purchase during any purchase period is determined by dividing $12,500 by the fair market value of a Share on the first day of that offering period (subject to the adjustment provisions of the ESPP). In addition, a participant’s right to buy Shares may not accrue at a rate in excess of $25,000 in the fair market value of such Shares (determined as of the offering date) for each calendar year in which the purchase right is outstanding.

The Administrator has discretion to change the maximum number of Shares that may be purchased by one participant or all participants during an offering period or purchase period and, if necessary to avoid securities law filings, achieve tax objectives or meet other Company compliance objectives in particular locations outside the United States, may generally limit the number or value of the Shares available for purchase in a qualified period by participants in specified countries, locations or participating companies.

Termination of Participation

Participation in the ESPP generally terminates when a participating employee’s employment with the Company or its participating parent or subsidiary corporations ceases for any reason, the employee withdraws from the ESPP, or the Company terminates or amends the ESPP such that the employee no longer is eligible to participate. An employee may withdraw his or her participation in the ESPP at any time in accordance with procedures, and prior to the deadline, specified by the Administrator. Upon withdrawal from the ESPP, generally the employee will receive the return of any remaining amounts not used to purchase Shares that have been credited to his or her account, without interest (unless otherwise required by applicable law), and his or her payroll withholdings or contributions under the ESPP will cease.

Non-transferability

Rights to purchase Shares and any other rights and interests under the ESPP may not be assigned, transferred, pledged or otherwise disposed of (other than by will or the laws of descent

58	2015 Proxy Statement

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE
PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

and distribution). A right to purchase shares under the ESPP is exercisable during the lifetime of a participant only by the participant.

Adjustments; Certain Transactions

Subject to any required action by the Company’s stockholders, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of Shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than stock (excepting normal cash dividends) that has a material effect on the fair market value of our Shares, the Administrator, in order to prevent dilution or enlargement of a Participant’s rights under the ESPP, will adjust the number and class of Shares subject to the ESPP, the limit on the Shares that may be purchased by any participant during an offering and under each purchase right, and the purchase price.

In the event of a change in control of the Company, each outstanding purchase right may, without the participant’s consent, be assumed by the surviving, continuing successor, or purchasing corporation (or parent of such successor corporation).

If such acquiror refuses to assume the outstanding purchase right, the offering period with respect to which it relates will be shortened by setting a new purchase date specified by the Administrator. The new purchase date will occur prior to the change in control. If a purchase right is neither assumed by the successor corporation nor exercised as of the date of the change in control, it automatically will terminate and cease to be effective as of such date.

Amendment and Termination

The Administrator generally may amend, suspend or terminate the ESPP or any part of the ESPP at any time and for any reason. If the ESPP is terminated, the Administrator may determine that all outstanding offering periods under the ESPP terminate immediately, upon completion of the next purchase date (which may be adjusted to occur sooner than originally scheduled), or in accordance with their terms. If purchase rights are terminated prior to expiration, then all amounts credited to participants that have not been used to purchase Shares will be returned, without interest (unless otherwise required by applicable law), as soon as administratively practicable. Amendments to increase the number of Shares available under the ESPP or to change the definition of the corporations that may be designated to participate in the ESPP must be approved by the stockholders of the Company within twelve months of the adoption of the amendment.

Number of Shares Purchased by Certain Individuals and Groups

Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Further, the number of Shares that may be purchased under the ESPP is determined, in part, by the price of our Common Stock on the first and last day of each offering period or purchase period, as applicable. Accordingly, the actual number of Shares that may be purchased by any eligible individual is not determinable.

For illustrative purposes only, the following table sets forth (i) the number of Shares that were purchased during fiscal 2015 under the ESPP, and (ii) the weighted average per Share purchase price paid for such Shares, for all current executive officers as a group, all non-employee directors as a group and all other employees who participated in the ESPP as a group.

Identity of Group	Number of Shares Purchased (#)	Weighted Average Purchase Price Per Share ($)
All current executive officers as a group(1)	0	$0
All non-employee directors as a group(2)	0	$0
All other employees (including all current officers who are not executive officers) as a group	3,264,853	$39.15

(1)	In fiscal 2015, none of our executive officers were eligible to participate in the ESPP. In 2015 and currently, the Administrator has excluded from eligibility those employees who are both (i) “highly compensated employees” as defined under Section 414(q) of the Code and (ii) officers or subject to the disclosure requirements of Section 16(a) of the 1934 Act.
(2)	Non-employee directors are not eligible to participate in the ESPP.

2015 Proxy Statement	59

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE
PLAN TO INCREASE SHARES RESERVED FOR ISSUANCE UNDER SUCH PLAN (CONTINUED)

U.S. Federal Income Tax Consequences

The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the Shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423. The ESPP also authorizes the grant of rights to purchase Stock that do not qualify under Section 423 pursuant to the Non-Section 423 Plan. Under an employee stock purchase plan that qualifies under Section 423, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the Shares acquired under the ESPP or in the event the participant should die while still owning the purchased Shares.

If the participant sells or otherwise disposes of the purchased Shares within two years after the start date of the offering period in which the Shares were acquired or within one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the Shares on the purchase date exceeded the purchase price paid for those Shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs equal in amount to such excess. The amount of this ordinary income will be added to the participant’s basis in the Shares, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the Shares have been held for more than one year since the date of purchase, the gain or loss will be long-term.

If the participant sells or disposes of the purchased Shares more than two years after the start date of the offering period in which the Shares were acquired and more than one year after the actual purchase date of those Shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the Shares on the sale or disposition date exceeded the purchase price paid for those Shares, or (b) 15% of the fair market value of the Shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the Shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased Shares at the time of death, the lesser of (i) the amount by which the fair market value of the Shares on the date of death exceeds the purchase price or

(ii) 15% of the fair market value of the Shares on the start date of the offering period in which those Shares were acquired will constitute ordinary income in the year of death.

Summary

The Board believes that it is in the best interests of the Company and its stockholders to continue to provide employees with the opportunity to acquire an ownership interest in the Company through their participation in the ESPP and thereby encourage them to remain in the Company’s employ and more closely align their interests with those of our stockholders.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding Shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal to amend and restate 2004 Employee Stock Purchase Plan, as amended, to increase the number of Shares reserved for issuance under such plan by 7 million shares. Shares that are voted “abstain” are treated as the same as voting against this proposal; broker “non-votes” will have no effect on this proposal.

The Board of Directors Recommends a Vote FOR the Proposal to Amend and Restate the 2004 Employee Stock Purchase Plan to Increase the Number of Shares Reserved for Issuance Thereunder.

60	2015 Proxy Statement

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016. The Board of Directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

We expect representatives of Ernst & Young LLP to be present at the Annual Meeting and available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.

Engagement Letter and Fee Disclosure

In connection with the audit of the fiscal 2015 financial statements, our Audit Committee entered into an engagement agreement with Ernst & Young LLP that sets forth the terms of Ernst & Young’s audit engagement. Among other things, the agreement is subject to alternative dispute resolution procedures.

The following table sets forth fees billed for professional audit services and other services rendered to the Company by Ernst & Young LLP for the fiscal years ended January 31, 2015 and 2014.

	Fiscal 2015	Fiscal 2014
Audit Fees (1)	$5,692,000	$5,899,744
Audit-Related Fees (2)	830,318	1,710,539
Tax Fees (3)	958,066	1,598,129
All Other Fees	—	—
Total	$7,480,384	$9,208,412

(1)	Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit Fees also consist of fees for the attestation of internal control and management’s assessment of internal control as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These include fees for consultations on accounting issues and our compliance with Section 404 the Sarbanes-Oxley Act of 2002.
(3)	Tax Fees consist of fees billed for tax compliance, consultation and planning services.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by Ernst & Young LLP to the Company must be pre-approved by the Audit Committee. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by Ernst & Young LLP. At or before the first meeting of the Audit Committee each fiscal year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by Ernst & Young LLP during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided by Ernst & Young LLP. The Audit Committee reviews the Company’s update and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees. However, approval of such additional or amended services is not permitted if it would affect Ernst & Young LLP’s independence under applicable SEC rules. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All Ernst & Young LLP services and fees in fiscal 2015 were approved according to the procedures described above.

2015 Proxy Statement	61

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (CONTINUED)

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.

The Board of Directors Recommends a Vote FOR Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

62	2015 Proxy Statement

PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 5 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to cast an advisory vote to approve the compensation of the Named Executive Officers during fiscal 2015 as disclosed in this Proxy Statement. This Proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain the Named Executive

Officers, who are critical to our success. Under this program, the Named Executive Officers are rewarded for the achievement of both corporate and individual performance goals, which are intended to result in increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the fiscal 2015 compensation of the Named Executive Officers.

Fiscal Year 2015 Business Highlights

In fiscal 2015 we achieved several significant financial results and we believe the compensation program for the Named Executive Officers was instrumental in helping us achieve strong financial performance, including:

•	Record revenue of $5.37 billion, up 32% year-over-year;

•	Cash from operations of $1.17 billion, up 34% year-over-year; and

•	A fiscal 2015 year-end deferred revenue balance of $3.3 billion, up 32% year-over-year, and an unbilled deferred revenue balance of approximately $5.7 billion.

Our overall compensation objective is to compensate our executives and other employees in a manner that attracts and retains the caliber of individuals needed to manage a high-growth business operation in an innovative and highly competitive industry. For our executives, including the Named Executive

Officers, we align our executive compensation program with the interests of our stockholders by tying a significant portion of their compensation to the performance of our Common Stock and other metrics of Company performance.

The Compensation Committee regularly reviews our executive compensation program in an effort to ensure that our executive compensation structure aligns with our stockholders’ interests. This includes establishing performance target levels based on financial measures believed to be important to our stockholders. The Company also reviews the compensation programs and pay levels of executives from companies of similar size and complexity, in an effort to ensure that our executive compensation program is competitive.

We believe that our executive compensation program has been effective at driving the achievement of strong Company performance, appropriately aligning pay and performance and enabling us to attract and retain executive talent.

Advisory Vote and Board of Directors’ Recommendation

We request stockholder approval of our fiscal 2015 compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative disclosure that accompany the compensation tables in this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of the Named Executive Officers and the compensation philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders of salesforce.com, inc. approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders

of the Company, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table for Fiscal 2015 and the other compensation tables and narrative disclosure within such Proxy Statement.”

Approval of the above resolution requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

As an advisory vote, the outcome of the vote on this Proposal is not binding. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future executive compensation decisions.

The Board of Directors Recommends a Vote FOR Approving on an Advisory Basis the Compensation of the Named Executive Officers.

2015 Proxy Statement	63

TRANSACTION OF OTHER BUSINESS

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Burke F. Norton

Chief Legal Officer and Secretary

April 22, 2015

64	2015 Proxy Statement

APPENDIX A

SALESFORCE.COM, INC.

AMENDED AND RESTATED 2013 EQUITY INCENTIVE PLAN

1.         Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Bonus Awards, Performance Units and Performance Shares.

2.         Definitions. As used herein, the following definitions will apply:

(a)         “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)         “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)         “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)         “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Bonus Awards, Performance Units or Performance Shares.

(e)         “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)         “Award Transfer Program” means any program instituted by the Administrator that would permit Participants the opportunity to transfer for value any outstanding Awards to a financial institution or other person or entity approved by the Administrator. A transfer for “value” shall not be deemed to occur under this Plan where an Award is transferred by a Participant for bona fide estate planning purposes to a trust or other testamentary vehicle approved by the Administrator.

(g)         “Board” means the Board of Directors of the Company.

(h)         “Cause” means, unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, or falsification of any Participating Company documents or records; (ii) the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on a Participating Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(i)         “Change in Control” means the occurrence of any of the following events:

(i)         A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this clause (i), (1) the acquisition of beneficial ownership of additional stock by any one Person who is considered to beneficially own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; and (2) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this clause (i). For this purpose, indirect beneficial ownership

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shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or.

(ii)         A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)         A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(j)         “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(k)         “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(l)         “Common Stock” means the common stock of the Company.

(m)         “Company” means salesforce.com, inc., a Delaware corporation, or any successor thereto.

(n)         “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary or other Affiliate to render services to such entity.

(o)         “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(p)         “Director” means a member of the Board.

(q)         “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)         “Dividend Equivalent” means a credit, made at the discretion of the Administrator or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant.

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(s)         “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary or other Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or an Affiliate. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(t)         “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)         “Exchange Program” means a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to participate in an Award Transfer Program, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(v)         “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)         If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the mean of the closing bid and asked prices for the Common Stock, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion;

(ii)         If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)         In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(w)         “Fiscal Year” means the fiscal year of the Company.

(x)         “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.

(y)         “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z)         “Inside Director” means a Director who is an Employee.

(aa)         “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(bb)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)         “Option” means a stock option granted pursuant to the Plan.

(dd)         “Outside Director” means a Director who is not an Employee.

(ee)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff)         “Participant” means the holder of an outstanding Award.

(gg)         “Participating Company” means the Company or any Affiliate.

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(hh)         “Performance-Based Award” means any Award that are subject to the terms and conditions set forth in Section 13. All Performance-Based Awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code.

(ii)         “Performance Bonus Award” means a cash award set forth in Section 12.

(jj)         “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures:

(i)         revenue;

(ii)         gross margin;

(iii)         operating margin;

(iv)         operating income;

(v)         operating profit or net operating profit;

(vi)         pre-tax profit;

(vii)         earnings (which may include earnings before interest, taxes and depreciation, earnings before taxes and net earnings);

(viii)         net income;

(ix)         cash flow (including operating cash flow or free cash flow);

(x)         expenses;

(xi)         the market price of the Common Stock;

(xii)         earnings per share;

(xiii)         return on stockholder equity;

(xiv)         return on capital;

(xv)         return on assets or net assets;

(xvi)         return on equity;

(xvii)         return on investment;

(xviii)         economic value added;

(xix)         number of customers;

(xx)         stock price;

(xxi)         growth in stockholder value relative to the moving average on the S&P 500 Index or another index;

(xxii)         market share;

(xxiii)         contract awards or backlog;

(xxiv)         overhead or other expense reduction;

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(xxv)         credit rating;

(xxvi)         objective customer indicators;

(xxvii)         new product invention or innovation;

(xxviii)         attainment of research and development milestones; and

(xxix)         improvements in productivity.

The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share or per-capita basis, (v) against the performance of the Company as a whole or a segment of the Company (including, but not limited to, any combination of the Company and any subsidiary, division, joint venture, Affiliate and/or other segment) and/or (vi) on a pre-tax or after-tax basis. Prior to the Determination Date, the Administrator shall determine whether any significant element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Administrator prior to the Determination Date, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles (“GAAP”), or on a basis other than GAAP, including as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.

(kk)         Performance Period” means the time period determined by the Administrator in its sole discretion during which the performance objectives must be met.

(ll)         “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(mm)         “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(nn)         “Plan” means this 2013 Equity Incentive Plan.

(oo)         “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(pp)         “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(qq)         “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr)         “Section 16(b)” means Section 16(b) of the Exchange Act.

(ss)         “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

(tt)         “Securities Act” means the Securities Act of 1933, as amended.

(uu)         “Service Provider” means an Employee, Director or Consultant. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be a Service Provider and the effective date of such individual’s status as, or cessation of status as, a Service Provider. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(vv)         “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(ww)         “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

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(xx)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(yy)         “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).

3.         Stock Subject to the Plan.

(a)         Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 85,000,000, plus (i) any Shares that, as of the date stockholders initially approve the Plan, have been reserved but not issued pursuant to any awards granted under the 2004 Equity Incentive Plan (the “2004 Plan”) and/or the 2004 Outside Directors Stock Plan (the “Director Plan” and, together with the 2004 Plan, the “Prior Plans” and each, a “Prior Plan”) and are not subject to any awards granted thereunder, with the Shares subject to the awards referenced in this clause (i) credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and (ii) any Shares subject to stock options or other awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, expire or otherwise terminate without having been vested or exercised in full, Shares issued pursuant to awards granted under the Prior Plans that, after the date stockholders initially approve the Plan, are forfeited to or repurchased by the Company due to failure to vest, and Shares subject to awards granted under a Prior Plan that, after the date stockholders initially approve the Plan, would have, but for the termination of the applicable Prior Plan, again become available for future use under the terms of such Prior Plan (as applicable), with the Shares subject to those of the awards referenced in this clause (ii) that are stock options and/or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as one (1) Share for every one (1) Share subject thereto, and the Shares subject to those of the awards referenced in this clause (ii) that are awards other than stock options or stock appreciation rights credited to the aggregate number of Shares that may be awarded under the Plan as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto. Notwithstanding the foregoing, the maximum number of Shares to be added to the Plan pursuant to clause (i) of the prior sentence shall be equal to 23,800,000 Shares and the maximum number of Shares to be added to the Plan pursuant to clause (ii) of the prior sentence shall be equal to 54,332,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Awards of Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as one (1) Share for every one (1) Share subject thereto. Any Shares subject to Awards granted under the Plan other than Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3 as two and fifteen-one hundredths (2.15) Shares for every one (1) Share subject thereto and shall be counted as two and fifteen-one hundredths (2.15) Shares for every one (1) Share returned to or deemed not issued from the Plan pursuant to this Section 3. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)         Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised, whether or not actually issued pursuant to such exercise will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Notwithstanding the foregoing, Shares used to pay the exercise price or purchase of an Award other than an Option or SAR or to satisfy the tax withholding obligations related to an Award other than an Option or SAR will become available for future grant and/or sale under the Plan; Shares used to pay the exercise price or purchase of an Option or SAR or to satisfy the tax withholding obligations related to an Option or SAR will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, whether pursuant to a Performance Bonus Award or other Award, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares actually issued pursuant to Awards transferred under any Award Transfer Program will not be again available for grant under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 3(b).

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(c)         Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.         Administration of the Plan.

(a)         Procedure.

(i)         Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)         Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)         Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)         Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws. The Administrator may, in its discretion and to the extent permitted by Applicable Laws, delegate to a Committee, including but not limited to, comprised of one or more Officers, the authority to grant one or more Awards, without further approval of the Administrator, on such terms and conditions as the Administrator, in its discretion, deems appropriate. To the extent of any delegation by the Administrator, references to the Administrator in the Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).

(v)         Delegation of Authority for Day-to-Day Administration; Authority of Officers. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

(b)         Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)         to determine the Fair Market Value;

(ii)         to select the Service Providers to whom Awards may be granted hereunder;

(iii)         to determine the number of Shares to be covered by each Award granted hereunder;

(iv)         to approve forms of Award Agreements for use under the Plan;

(v)         to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the method of payment for Shares purchased under any Award, the method for satisfaction of any tax withholding obligation arising in connection with an Award, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)         to determine the terms and conditions of any Exchange Program and/or Award Transfer Program and with the consent of the Company’s stockholders, to institute an Exchange Program and/or Award Transfer Program (provided that the Administrator may not institute an Exchange Program and/or Award Transfer Program without first receiving the consent of the Company’s stockholders);

(vii)         to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)         to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)         to modify or amend each Award (subject to Section 22 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 7(b) of the Plan regarding Incentive Stock Options);

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(x)         to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 18 of the Plan;

(xi)         to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator pursuant to such procedures as the Administrator may determine;

(xii)         to allow a Participant, in compliance with all Applicable Laws including, but not limited to, Section 409A, to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)         to determine whether Awards will be settled in Shares, cash or in any combination thereof;

(xiv)         to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xv)         to require that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, as may be specified in an Award Agreement at the time of the Award, or later if (A) Applicable Laws require the Company to adopt a policy requiring such reduction, cancellation, forfeiture or recoupment, or (B) pursuant to an amendment of an outstanding Award; and

(xvi)         to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award deemed necessary or advisable for administering the Plan.

(c)         Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

5.         Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Performance Bonus Awards may be granted only to Employees. Incentive Stock Options may be granted only to Employees of the Company or Parent or Subsidiary of the Company.

6.         Limitations.

(a)         Incentive Stock Options. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. Further, if for any reason an Option (or portion thereof) designated as an Incentive Stock Option shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option granted under the Plan. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)         Section 162(m) Limitations. The following limitations shall apply to Awards under the Plan: subject to adjustment as provided in Section 16, during any Fiscal Year, no Employee will be granted:

(i)         Options and/or SARs covering more than a total of 20,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Options and/or SARs covering up to a total of 8,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(ii)         Restricted Stock and/or Restricted Stock Units and/or Performance Shares covering more than 10,000,000 Shares; provided, however, that in connection with his or her initial employment, an Employee may be granted Restricted Stock, Restricted Stock Units and/or Performance Shares covering up to a total of 4,000,000 additional Shares in the Fiscal Year in which his or her service as an Employee first commences;

(iii)         Performance Units having an initial value greater than $15,000,000; provided, however, that in connection with his or her initial employment, an Employee may be granted additional Performance Units in the Fiscal Year in which his or her service as an Employee first commences having an initial value no greater than $5,000,000; and

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(iv)         Performance Bonus Awards that could result in such Employee receiving more than $10,000,000 in any one Fiscal Year.

(v)         If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 16(c)), the cancelled Award will be counted against the limits set forth in this subsection (b).

(c)         Outside Director Award Limitations. Subject to adjustment as provided in Section 16, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 60,000 Shares. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, shall not count for purposes of this limitation.

7.         Stock Options.

(a)         Grant of Option. Subject to the terms and conditions of the Plan, Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares granted to any Service Provider. Each Option shall be evidenced by an Award Agreement (which may be in electronic form) that shall specify the exercise price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Administrator, in its discretion, shall determine.

(b)         Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant hereof. In the case of an Incentive Stock Option, the term will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)         Option Exercise Price and Consideration.

(i)         Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)         In the case of an Incentive Stock Option

(A)         granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)         granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)         In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)         Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)         Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. At any time after the grant of an Option, the Administrator, in its sole discretion, may reduce or waive any vesting criteria or waiting periods and may accelerate the time at which any restrictions will lapse or be removed.

(iii)         Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of, without limitation: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a cashless exercise program (whether through a broker, net exercise program or otherwise) implemented by the Company in connection with the Plan; (6) by reduction in the amount of any Company liability to the Participant, (7) by net exercise; (8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (9) any combination of the foregoing methods of payment.

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(d)         Exercise of Option.

(i)         Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)         Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability or as a result of a termination for Cause, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for ninety (90) days following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)         Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)         Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan. The Participant’s status as a Service Provider shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the Participant’s termination as a Service Provider.

(v)         Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s status as a Service Provider is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination as a Service Provider.

(e)         Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 7(d) is prevented by the provisions of Section 27 below, the Option shall remain exercisable until ninety (90) days (or such longer period of time as determined by the Administrator, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in no event later than the expiration of the term of such Option as set forth in the Award Agreement.

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(f)         Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than termination of Service for Cause, if a sale within the applicable time periods set forth in Section 7(d) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the expiration of the term of such Option as set forth in the Award Agreement.

8.         Restricted Stock.

(a)         Grant of Restricted Stock. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)         Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. For purposes of clarity, an Award of Restricted Stock may be granted without vesting conditions or other restrictions. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares, if any, have lapsed.

(c)         Transferability. Except as provided in this Section 8, Section 15 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period (if any).

(d)         Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(i)         General Restrictions. The Administrator may set restrictions based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii)         Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

(e)         Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the vesting period or at such other time as the Administrator may determine. The Administrator, in its discretion, reduce or waive any vesting criteria and may accelerate the time at which any restrictions will lapse or be removed. The Administrator, in its discretion, may establish procedures regarding the release of Shares from escrow and/or removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

(f)         Legend on Certificates. The Administrator, in its discretion, may require that one or more legends be place on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.

(g)         Voting Rights. During the vesting period, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(h)         Dividends and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. Any such dividends or distributions shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

(i)         Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and, subject to Section 3, again will become available for grant under the Plan.

9.         Restricted Stock Units.

(a)         Grant. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

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(b)         Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)         Vesting Criteria and Other Terms. The Administrator will set vesting criteria (if any) in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.

(i)         General Restrictions. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(ii)         Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

(d)         Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

(e)         Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(f)         Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company and, subject to Section 3, again will become available for grant under the Plan.

(g)         Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Restricted Stock Units until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Restricted Stock Units held by such Participant are settled or forfeited. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Shares. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16 appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

10.         Stock Appreciation Rights.

(a)         Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)         Number of Shares. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)         Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value

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per Share on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. At any time after the grant of a Stock Appreciation Right, the Administrator, in its sole discretion, may reduce or waive any vesting criteria and may accelerate the time at which any restrictions will lapse or be removed.

(d)         Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement (which may be in electronic form) that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)         Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(b) relating to the maximum term and Sections 7(d), 7(e) and 7(f) relating to exercise also will apply to Stock Appreciation Rights.

(f)         Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)         The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)         The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

11.         Performance Units and Performance Shares.

(a)         Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion in determining the number of Performance Units and/or Performance Shares granted to each Participant.

(b)         Award Agreement. Each Award of Performance Shares and Performance Units will be evidenced by an Award Agreement (which may be in electronic form) that will specify any vesting conditions, the number of Performance Shares or Performance Units, as applicable, granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c)         Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(d)         Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) (if any) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares, as applicable, that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units and Performance Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i)         General Restrictions. The Administrator may set vesting criteria based upon continued employment or service, the achievement of specific performance objectives (Company-wide, departmental, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(ii)         Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Shares and/or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the Determination Date. In granting Performance Shares and/or Performance Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares and/or Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

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(e)         Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as applicable, will be entitled to receive a payout of the number of Performance Units or Performance Shares, as applicable, earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit and/or Performance Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit or Performance Share, as applicable, and may accelerate the time at which any restrictions will lapse or be removed.

(f)         Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units and Performance Shares will be made as soon as practicable after the expiration of the applicable Performance Period or as otherwise determined by the Administrator; provided, however, that the timing of payment shall in all cases comply with Section 409A to the extent applicable to the Award. The Administrator, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or in a combination thereof.

(g)         Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units or Performance Shares, as applicable, will be forfeited to the Company, and, subject to Section 3, again will be available for grant under the Plan.

(h)         Voting Rights, Dividend Equivalents and Distributions. Participants shall have no voting rights with respect to Shares represented by Performance Units and/or Performance Shares until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Administrator, in its discretion, may provide in the Award Agreement evidencing any Award of Performance Shares that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Shares having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Performance Shares as of the date of payment of such cash dividends on Shares. The number of additional Performance Units or Performance Shares, as applicable, (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per Share on such date. Such additional Performance Shares shall be subject to the same terms and conditions, including but not limited to vesting conditions, and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Performance Units or Performance Shares, as applicable, originally subject to the Award of Performance Units or Performance Shares, as applicable. Settlement of Dividend Equivalents may be made in cash, Shares, or a combination thereof as determined by the Administrator, and may be paid on the same basis as settlement of the related Performance Share. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 16 appropriate adjustments shall be made in the Participant’s Award of Performance Shares so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the Shares issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same vesting conditions as are applicable to the Award.

12.         Performance Bonus Awards.

(a)         Grant of Performance Bonus Awards. Subject to the terms and conditions of the Plan, Performance Bonus Awards may be granted to Employees at any time and from time to time, as will be determined by the Administrator, in its sole discretion, in the form of a cash bonus payable upon the attainment of Performance Goals and/or other performance objectives that are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such Performance Bonus Award paid to an Employee who would be considered a “covered employee” within the meaning of Section 162(m) of the Code (hereinafter a “Covered Employee”) will be based upon objectively determinable bonus formulas established in accordance with Section 13.

(b)         Subject to Section 6 and the other terms and conditions of the Plan, the Administrator will have complete discretion to determine the amount of the cash bonus that could be earned under a Performance Bonus Award.

13.         Terms and Conditions of Any Performance-Based Award.

(a)         Purpose. The purpose of this Section 13 is to provide the Administrator the ability to qualify Awards (other than Options and SARs) that are granted pursuant to the Plan as qualified performance-based compensation under Section 162(m) of the Code. If the Administrator, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 13 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 13.

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(b)         Applicability. This Section 13 will apply to those Covered Employees which are selected by the Administrator to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) of the Code will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) of the Code for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

(c)         Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than the Determination Date, the Administrator will, in writing, (a) designate one or more Participants who are Covered Employees, (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

(d)         Payment of Performance Based Awards. Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Related Entity on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved, unless otherwise permitted by Section 162(m) of the Code and determined by the Administrator.

(e)         Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

14.         Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Law, vesting of Awards granted hereunder will be suspended during any unpaid personal leave of absence other than a Company-approved sabbatical, such that vesting shall cease on the first day of any such unpaid personal leave of absence and shall only recommence upon return to active service. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15.         Transferability of Awards.

(a)         Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant (or the Participant’s guardian or legal representative). If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate. Notwithstanding anything to the contrary in the Plan, in no event will the Administrator have the right to determine and implement the terms and conditions of any Award Transfer Program without stockholder approval.

16.         Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)         Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property, but excepting normal cash dividends), recapitalization, stock split, reverse stock split, reorganization, reincorporation, reclassification, merger, consolidation, split-up, split-off, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan and the per person numerical Share limits in Section 6. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Any fractional share resulting from an adjustment pursuant to this Section 16(a) shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.

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(b)         Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised (with respect to an Option or SAR) or vested (with respect to an Award other than an Option or SAR), an Award will terminate immediately prior to the consummation of such proposed action.

(c)         Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph), including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)         Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor or acquiring corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless determined otherwise by the Administrator, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

17.         Deferrals. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion and, unless otherwise expressly determined by the Administrator, shall comply with the requirements of Section 409A.

18.         Tax.

(a)         Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any Tax Obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.

(b)         Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Administrator in its discretion from time to time, these methods may include one or more of the following (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld or remitted, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations

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required to be withheld or remitted, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Administrator, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount that the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.

(c)         Compliance With Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or otherwise meet the requirements of Section 409A and will be construed and interpreted, including but not limited with respect to ambiguities and/or ambiguous terms, in accordance with such intent, except as otherwise specifically determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A.

19.         No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

20.         Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

21.         Term of Plan. Subject to Section 30 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date of the initial Board action to adopt the Plan unless terminated earlier under Section 22 of the Plan.

22.         Amendment and Termination of the Plan.

(a)         Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)         Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)         Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

23.         Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

24.         Severability. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

25.         Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

26.         Unfunded Obligation. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Administrator or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The

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Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

27.         Conditions Upon Issuance of Shares.

(a)         Legal Compliance. The granting of Awards and the issuance and delivery of Shares under the Plan shall be subject to all Applicable Laws, rule and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares will not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares will comply with Applicable Laws, rules and regulations and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)         Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

28.         Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

29.         Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, fraud, breach of a fiduciary duty, restatement of financial statements as a result of fraud or willful errors or omissions, termination of employment for cause, violation of material Company and/or Subsidiary policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Administrator may also require the application of this Section with respect to any Award previously granted to a Participant even without any specified terms being included in any applicable Award Agreement to the extent required under Applicable Laws.

30.         Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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APPENDIX B

salesforce.com, inc.

Amended and Restated 2004 Employee Stock Purchase Plan

1.         ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1         Establishment. The salesforce.com, inc. 2004 Employee Stock Purchase Plan was established effective as of the effective date of the initial registration by the Company of its Stock under Section 12 of the Exchange Act (the “Effective Date”).

1.2         Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code, including any amendments or replacements of such section (the “Section 423(b) Plan”), although the Company makes no undertaking nor representation to maintain such qualification, and the Plan shall be so construed. In addition, this Plan document authorizes the grant of rights to purchase Stock that do not qualify under Section 423(b) of the Code (the “Non-Section 423(b) Plan”) pursuant to rules, procedures or sub-plans adopted by the Board designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. References to the Plan include the Section 423(b) Plan and the Non-Section 423(b) Plan components.

If grants are intended to be made under the Non-Section 423(b) Plan component, they will be designated as such by the Board at or prior to the time of grant.

1.3         Term of Plan. The Plan shall continue in effect until its termination by the Board.

2.         DEFINITIONS AND CONSTRUCTION.

2.1         Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein for purposes of the Section 423(b) Plan and, unless specifically defined otherwise therein, for the Non-Section 423 Plan. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)         “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Purchase Rights are, or will be, granted under the Plan.

(b)        “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s). Until and unless the Board of Directors of the Company determines otherwise, the Compensation Committee of the Board is deemed appointed by the Board to administer the Plan and shall have all powers of the Board under the Plan (provided, however, that this is delegation is non-exclusive such that the Board of Directors shall also be entitled to exercise all powers of the Board under the Plan).

(c)        “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(d)        “Committee” means the Compensation Committee or other committee of the Board or of other individuals satisfying Applicable Laws appointed by the Board, or by the Compensation Committee of the Board, duly appointed to administer the Plan and having such powers as specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(e)        “Company” means salesforce.com, inc., a Delaware corporation, or any successor corporation thereto.

(f)        “Compensation” means, with respect to any Offering Period, base wages or salary, overtime, bonuses, commissions, shift differentials, payments for paid time off and payments in lieu of notice. Compensation shall not include any compensation not included above. The Board, in its discretion, may, on a uniform and nondiscriminatory basis under each Offering, establish a different definition of Compensation for a subsequent Offering Period.

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(g)        “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of Purchase Rights granted pursuant to the Plan.

(h)        “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(i)        “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant during an Offering Period ceasing to be a Participating Company under the ESPP or, until and unless determined otherwise by the Board, upon the corporation employing the Participant during an Offering Period ceasing to be a Participating Company in the applicable Offering in which the Participant is participating. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while on any military leave, sick leave, or other bona fide leave of absence approved by the Company (or the employing Participating Company) or which is legally protected under Applicable Laws, in each case of three (3) months or less. If an individual’s leave of absence exceeds three (3) months, the individual shall be deemed to have ceased to be an Employee on the day immediately following the expiry of three (3) months of such leave unless the individual’s right to reemployment is guaranteed either by statute or by contract. Notwithstanding the foregoing, the Board may establish different rules to govern when a Participant ceases to be an Employee pursuant to the second sentence of this paragraph and to otherwise govern transfers of employment among Participating Companies including, without limitation, transfers of employment between Section 423(b) Plan and Non-Section 423(b) Plan Participating Companies and between any separate Offerings established under the Plan, consistent with the applicable requirements of Section 423 of the Code.

(j)        “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(k)        “Fair Market Value” means, as of any date:

(i)        If the Stock is then listed on a national or regional securities exchange or market system or is regularly quoted by a recognized securities dealer, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, or by such recognized securities dealer, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system or has been quoted by such securities dealer, the date on which the Fair Market Value is established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as determined by the Board, in its discretion.

(ii)        If, on the relevant date, the Stock is not then listed on a national or regional securities exchange or market system or regularly quoted by a recognized securities dealer, the Fair Market Value of a share of Stock shall be as determined in good faith by the Board.

(l)        “Non-Section 423(b) Plan” means an employee stock purchase plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.

(m)        “Offering” means an offering of Stock as provided in Section 6, including any separate Offerings under the Section 423(b) Plan and any separate Offerings under the Non-Section 423(b) Plan as may be designated by the Board (the terms of which need not be identical) in which Eligible Employees of one or more Participating Companies will participate. Until and unless the Board determines otherwise, the Employees participating in the Non-Section 423(b) Plan will not participate in the same Offering or Offerings as Employees participating in the Section 423(b) Plan, even if the dates of the applicable Offering Period for the Non-Section 423(b) Plan component and one or more Offerings under the Section 423(b) Plan component are identical.

(n)        “Offering Date” means, for any Offering, the first day of the Offering Period.

(o)        “Offering Period” means an Offering Period established in accordance with Section 6.

(p)        “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(q)        “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

(r)        “Participating Company” means the Company and any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall

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have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies. The Board may determine that some or all Employees of any Participating Company shall participate in the Non-Section 423(b) Plan.

(s)        “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

(t)        “Plan” means the salesforce.com, inc. 2004 Employee Stock Purchase Plan, which includes a Section 423(b) Plan and a Non-Section 423(b) Plan.

(u)        “Purchase Date” means, for any Purchase Period, the first Trading Day on or after June 15 and December 15 of each Purchase Period.

(v)        “Purchase Period” means a Purchase Period established in accordance with Section 6.

(w)        “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

(x)        “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

(y)        “Section 423(b) Plan” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Section 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(z)        “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(aa)        “Subscription Agreement” means an agreement in such form and provided in such manner as specified by the Company from time to time (in its discretion and on a uniform and nondiscriminatory basis), including through an electronic or other enrollment procedure prescribed by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation. The form and content of the Subscription Agreement may, in the Company’s discretion, be similar to the form attached hereto in Appendix A.

(bb)        “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

(cc)        “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(dd)        “Trading Day” means a day on which the national stock exchanges and the Nasdaq System are open for trading.

(ee)        “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2        Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.        ADMINISTRATION.

3.1        Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or the Purchase Right, unless fraudulent or made in bad faith, and shall be given the maximum deference permitted by law.

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Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights; provided, however, that, with respect to the Section 423(b) Plan, all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code and the U.S. Treasury Regulations thereunder.

Notwithstanding any provision to the contrary in the Plan, and, with respect to the Section 423(b) Plan, to the extent permissible under Section 423 of the Code and U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance), the Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding eligibility to participate, handling of Contributions, making of Contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold Contributions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements. The Board also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of a Purchase Right granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of Purchase Rights granted under the same Offering to employees resident solely in the U.S.

The Board may also adopt rules, procedures or sub-plans applicable to particular Participating Companies or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 2.1(r), Section 4.1 and Section 4.2, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, such sub-plan shall be considered part of the Non-Section 423(b) Plan, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code. Unless otherwise determined by the Board, the Employee eligible to participate in each sub-plan will participate in a separate Offering.

Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 3.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

3.2        Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3        Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with the Plan and, with respect to the Section 423(b) Plan, the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of the Plan, including, without limitation, to (a) establish a minimum Contribution amount required for participation in an Offering, (b) limit the frequency and/or number of changes permitted in the rate of Contribution during an Offering, (c) designate separate Offerings, (d) terminate or change the Offering Periods or Purchase Periods, (e) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (f) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with Contribution amounts, (g) permit Contributions greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or, for purposes of the Section 423(b) Plan, as advisable to comply with the requirements of Section 423 of the Code, (h) determine the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan, and (i) establish such other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. With respect to the Section 423(b) Plan, all such actions by the Company shall be taken consistent with the requirement under Section 423(b)(5) of the Code that all Participants granted Purchase Rights pursuant to an Offering shall have the same rights and privileges within the meaning of such section.

3.4        Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

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4.        SHARES SUBJECT TO PLAN.

4.1        Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be nineteen million (19,000,000), and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. For avoidance of doubt, the limitation set forth in this section may be used to satisfy purchases of shares of Stock under either the Section 423(b) Plan or the Non-Section 423(b) Plan. If an outstanding Purchase Right for any reason expires or is terminated or canceled without the issuance of shares of Stock thereunder, the shares of Stock allocable to the unexercised portion of that Purchase Right shall again be available for issuance under the Plan.

4.2        Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 8.1) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.        ELIGIBILITY.

5.1        Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

(a)        Any Employee who is customarily employed by the Participating Company Group for twenty (20) hours or less per week; or

(b)        Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

Notwithstanding the foregoing, the Board, in its discretion, from time to time may, prior to an Offering Date for all Purchase Rights to be granted on such Offering Date in an Offering, to the extent permitted by Section 423 of the Code and the regulations thereunder, determine (for each Offering under the Section 423(b) Plan, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (ii) customarily works not more than twenty (20) hours per week (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (iii) customarily works not more than five (5) months per calendar year (or, with respect to a decision to include an individual, such lesser period of time as may be determined by the Board in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the Section 423(b) Plan in an identical manner to all highly compensated individuals of the employing Participating Companies whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering under the Section 423(b) Plan in a manner complying with U.S. Treasury Regulation Section 1.423-2(e). Such exclusions may be applied with respect to an Offering under the Non-Section 423(b) Plan without regard to the limitations of Treasury Regulation Section 1.423-2.

Further, the Board, in its discretion, may, prior to an Offering Date for an Offering under the Non-Section 423(b) Plan, determine to exclude from Plan participation some or all Employees of a Participating Company designated to participate in such Non-Section 423(b) Plan Offering. Finally, Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

5.2        Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under the Plan if, immediately after such grant, the Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five

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percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation or a related corporation, as determined in accordance with Section 423(b)(3) of the Code and the applicable U.S. Treasury Regulations of Section 423 of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

5.3        Determination by Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

6.        OFFERINGS.

The Board previously determined that no Offerings would commence under the Plan until further approval by the Board. Beginning on December 15, 2011, the Plan shall be implemented by consecutive, overlapping Offering Periods of approximately twelve (12) months duration (individually, an “Offering Period”) commencing on the first Trading Day on or after June 15 and December 15 of each year and ending on the first Trading Day on or after June 15 and December 15, respectively. Notwithstanding the foregoing, the Board may establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offerings or Offering Periods or different commencing, purchase or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. Unless and until the Board determines otherwise in its discretion, each Offering Period shall consist of two (2) consecutive purchase periods each having a duration of approximately six (6) months (individually, a “Purchase Period”), commencing on one Purchase Date and ending with the next Purchase Date, except that the first Purchase Period of any Offering Period will commence on the Offering Date and end with the next Purchase Date. Further, if the Board so determines, Eligible Employees of the Company and/or of any Participating Company will be deemed to participate in a separate Offering under the Section 423(b) Plan, even if the dates of the applicable Offering Period of each such Offering are identical, provided that the terms of participation are the same within each separate Offering, as determined in accordance with the requirements of Section 423 of the Code.

7.         PARTICIPATION IN THE PLAN.

7.1        Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering or submitting a properly completed Subscription Agreement in such form and manner prescribed by the Company by the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not deliver or submit a properly completed Subscription Agreement on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently delivers or submits a properly completed Subscription Agreement on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2        Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after (including an Offering Period beginning the same day) the last Purchase Date of each Offering Period in which the Participant participates provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1, (b) decreased his or her rate of Contributions to zero percent (0%) for the then-current Offering Period pursuant to Section 10.3, or (c) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver or submit any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver or submit a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.        RIGHT TO PURCHASE SHARES.

8.1        Grant of Purchase Right. Except as otherwise provided below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a maximum of that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a Share of Stock on the Offering Date of such Offering Period, subject to adjustment under Section 4.2 above; as a result, in no event will a Participant be eligible to purchase during any Offering Period that number of whole shares of Stock determined by dividing Twenty-Five Thousand Dollars ($25,000) by the Fair Market Value of a Share of Stock on the Offering Date of such Offering Period, subject to adjustment under Section 4.2 above. The Board may, in its discretion and prior to the Offering Date of any Offering Period, (i) change the maximum

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number of shares of Stock that may be purchased by a Participant in such Offering Period or on any Purchase Date within an Offering Period or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering Period or on any Purchase Date within an Offering Period. Further, the Board may limit the number or value of the shares of Stock made available for purchase in a qualified period (e.g., twelve (12) month period) by Participants in specified countries, locations or Participating Companies, if necessary to avoid securities law filings, achieve tax objectives or to meet other Company compliance objectives in particular locations outside the United States, provided that any such limitation is imposed under the Non-Section 423(b) Plan or, with respect to any Offering under the Section 423(b) Plan, is imposed on an equal basis to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code and the U.S. Treasury Regulations thereunder. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

8.2        Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the applicable U.S. Treasury Regulations thereunder.

9.        PURCHASE PRICE.

The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Subject to adjustment as provided below or in Section 23 and unless otherwise provided by the Board, the Purchase Price for each Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Notwithstanding the foregoing, in the event that (i) the stockholders of the Company approve an amendment to the Plan to increase the maximum aggregate number of shares of Stock issuable under the Plan in accordance with Section 4.1, (ii) all or any portion of such additional shares of Stock (the “Additional Shares”) are to be issued pursuant to an Offering Period in progress at the time of such stockholder approval and (iii) the Fair Market value per share of Stock on the date of such stockholder approval (the “Approval Date”) is greater than the Fair Market value per share of Stock on the Offering Date of such Offering Period, then, the Board may, in its discretion and without the consent of any Participant, adjust the Purchase Price for such Offering Period to be an amount equal to eighty-five percent (85%) (or such other percentage as in effect prior to such adjustment) of the lesser of (a) the Fair Market Value of a share of Stock on the Approval Date or (b) the Fair Market Value of a share of Stock on the Purchase Date.

10.        ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

Except as provided in Section 10.4, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

10.1        Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation or other Contributions (to the extent permitted by the Board) made on each pay day during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted or other Contributions made on each pay day during an Offering Period in whole percentages of not less than two percent (2%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions during an Offering) or more than fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on a Purchase Date, a Participant will have any payroll deductions made on such day applied to his or her account under the subsequent Purchase Period or Offering Period. The Board may change the foregoing limits on payroll deductions effective as of any Offering Date. A Participant’s Subscription Agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 12 hereof.

10.2        Commencement of Contributions. Payroll deductions for a Participant shall commence on the first pay day on or following the Offering Date and shall end on the last pay day prior to the end of the Offering Period unless sooner altered or terminated as provided herein.

10.3        Election to Change or Stop Contributions. During an Offering Period, a Participant may elect to decrease the rate of or to stop Contributions of his or her Compensation by delivering or submitting to the Company an amended Subscription Agreement or following such other procedure prescribed by the Company to authorize such change and completed on or before a date established by the Company from time to time in a nondiscriminatory manner and announced to the Participants. Such election to change or stop contributions will be implemented prior to the beginning of the first pay period for which such election is to be effective as

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established by the Company from time to time and announced to the Participants. A Participant who elects, effective following the first pay day of an Offering Period, to decrease the rate of his or her Contributions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period assuming he or she remains otherwise eligible, and unless such Participant withdraws from the Plan as provided in Section 12.1; provided, however, that if such decrease of a Participant’s rate of Contributions to zero percent (0%) occurs during the first Purchase Period during and Offering Period, he or she shall remain in such first Purchase Period (assuming he or she remains otherwise eligible and unless such Participant withdraws from the Plan as provided in Section 12.1) through the purchase of shares of Stock on the Purchase Date for such Purchase Period but automatically shall be deemed to withdraw from the second Purchase Period in such Offering Period. The Board may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or Purchase Period and may establish such other conditions or limitations as it deems appropriate for Plan administration. Until and unless determined otherwise by the Board, a Participant may elect one decrease to his or her rate of Contributions per Purchase Period, but no increases to his or her rate of Contributions per Offering Period or Purchase Period.

10.4        Alternative Contributions. The Board, in its discretion, may permit Participants in a specified Offering under the Section 423(b) Plan or in an Offering under the Non-Section 423(b) to make Contributions to the Plan through cash, check or other means in lieu of payroll deductions set forth in the Subscription Agreement prior to each Purchase Date of each Purchase Period; provided, however, that, with respect to Offerings under the Section 423(b) Plan, payment through means other than payroll deductions shall be permitted only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Purchase Period or Offering Period and such other payment means meet the requirements of and are permissible under Section 423(b) and the U.S. Treasury Regulations thereunder. Unless otherwise required by the context, references to “payroll deductions” in this Plan shall be construed as including such alternative Contributions as may be permitted by the Board.

10.5        Administrative Suspension of Contributions. The Company may, in its sole discretion, suspend a Participant’s Contributions under the Plan as the Company deems advisable to avoid accumulating Contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted (a) under the Participant’s Purchase Right or (b) during a calendar year under the limit set forth in Section 8.2. Unless the Participant has either withdrawn from the Plan as provided in Section 12.1 or has ceased to be an Eligible Employee, Contributions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement either (i) at the beginning of the next Offering Period if the reason for suspension was due to clause (a) in the preceding sentence or (ii) at the beginning of the next Offering Period having a first Purchase Date that falls within the subsequent calendar year if the reason for suspension was clause (b) in the preceding sentence.

10.6        Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All of a Participant’s Contributions shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All such Contributions received or held by the Company may be used by the Company for any corporate purpose. The Company will not be obligated to segregate such Contributions, unless otherwise required under Applicable Laws in which case, any alternative method of deposit shall apply with respect to any Offering under the Section 423 Plan, on a uniform and non-discriminatory manner to all Participants under such Offering or as otherwise permitted in accordance with Section 423 of the Code and the U.S. Treasury Regulations thereunder, or shall apply under the Non-Section 423(b) Plan. Until the shares of Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares of Stock, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares of Stock.

10.7        No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan or otherwise credited to the Participant’s Plan account, unless payment of interest is required under Applicable Law, as determined by the Company, in which case either (i) with respect to any Offering under the Section 423(b) Plan in which any Participant is subject to such Applicable Law requirement, the payment of interest shall apply to all Participants in such Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f), or (ii) with respect to any Offering under the Non-Section 423(b) Plan, the payment of interest shall apply as determined by the Company.

11.        PURCHASE OF SHARES.

11.1        Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not otherwise terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price, subject to the limitations in Section 8 above. In addition, no fractional shares of Stock will be purchased. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

11.2        Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Board pursuant to

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Section 8.1, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable among all Participants exercising Purchase Rights to purchase Stock on such Purchase Date and may either continue all Offering Periods then in effect or terminate any or all Offering Periods then in effect pursuant to Section 24. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

11.3        Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of the shares acquired by the Participant on such Purchase Date by electronic or other means determined by the Company in its sole discretion and pursuant to rules established by the Board. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

11.4        Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date, without interest. Notwithstanding the foregoing, the Committee may, in its discretion and to the extent permissible under Section 423 of the Code and U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance), determine that, if the Contributions to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company shall retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 12.

11.5        Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan (or any other time that a taxable event related to the Plan occurs), the Participant shall make adequate provision for the U.S. federal, state, local and or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, of the Participating Company Group which arise upon exercise of the Purchase Right or upon such disposition of shares (or any other time that a taxable event related to the Plan occurs), as applicable. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation or any other payments due the Participant the amount necessary to meet such withholding obligations or withhold from the proceeds of the sale of shares of Stock or any other method of withholding the Participating Company Group deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), including any withholding required to make available to the Company or the employing Participating Company any tax deductions or benefit attributable to the sale or early disposition of shares of Stock by the Participant.

11.6        Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

11.7        Provision of Reports and Stockholder Information to Participants. Individual accounts shall be maintained for each Participant in the Plan. Each Participant who has exercised all or part of his or her Purchase Right shall receive, at least annually, a report of such Participant’s Plan account setting forth the Contributions credited to his or her Plan account, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided any information required by Applicable Laws.

12.        WITHDRAWAL FROM PLAN.

12.1        Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by delivering or submitting to the Company a notice of withdrawal on a form and in such manner and in such time frame as provided by the Company for this purpose (which may, in the Company’s discretion, be similar to the form notice of withdrawal attached hereto in Appendix A). Such withdrawal may be elected at any time prior to the end of an Offering Period; provided, however, that if a Participant withdraws from the Plan after a Purchase Date, the withdrawal shall not affect shares of Stock acquired by the Participant on such Purchase Date. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

12.2        Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Section 12.1, the Participant’s accumulated Plan account balance which has not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest (subject to Section 10.7 above), and the Participant’s interest in the Plan and the Offering shall terminate. Such amounts to be refunded in accordance with this Section may not be applied to any other Offering under the Plan. A Participant’s withdrawal from the Plan will not

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have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any Offering Periods which commence after the termination of the Offering Period during which the Participant withdrew.

13.        TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee for any reason, including retirement, disability or death, or upon the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the Participant’s Plan account balance which has not been applied toward the purchase of shares shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the executor or administrator of the Participant’s estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver the Participant’s Plan account balance to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by satisfying the requirements of Sections 5 and 7.1.

14.         CHANGE IN CONTROL.

14.1        Definitions.

(a)        An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b)        A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 14.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

14.2        Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under the Plan, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

15.        NONTRANSFERABILITY OF PURCHASE RIGHTS.

Neither Contributions or other amounts credited to a Participant’s Plan account nor a Participant’s Purchase Right may be assigned, transferred, pledged or otherwise disposed of in any manner other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan as provided in Section 12.1. A Purchase Right shall be exercisable during the lifetime of the Participant only by the Participant.

16.        COMPLIANCE WITH LAW.

The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities, including the requirements of any securities exchange or market system upon which the Stock may then be listed. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a

B-10	2015 Proxy Statement

registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan, or the approval of any securities exchange or market system upon which the Stock may then be listed, if any, deemed by the Company’s legal counsel to be necessary to the issuance and sale of any shares under the Plan in compliance with the requirements of such securities exchange or market system, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority or approval shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

17.        RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

18.        LEGENDS.

The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include but shall not be limited to the following:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON THE PURCHASE OF SHARES UNDER AN EMPLOYEE STOCK PURCHASE PLAN AS DEFINED IN SECTION 423 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE PLAN IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE).”

19.        NOTIFICATION OF DISPOSITION OF SHARES.

The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

20.        NOTICES.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.        CODE SECTION 409A.

The Section 423(b) Plan is exempt from the application of Section 409A of the Code. The Non-Section 423(b) Plan is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Except as provided in Section 22, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance) and any ambiguities shall be construed and interpreted in accordance with such intent. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other

2015 Proxy Statement	B-11

party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

22.        TAX-QUALIFICATION.

Although the Company may endeavor to (a) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 21, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

23.        AUTOMATIC TRANSFER TO LOW PRICE OFFERING PERIOD.

To the extent permitted by Applicable Laws, if the Fair Market Value of the Stock on any Purchase Date in an Offering Period is lower than the Fair Market Value of the Stock on the Offering Date of such Offering Period, then all Participants in such Offering Period, excluding those Participants who have decreased their rate of Contributions to zero percent (0%) during such Offering Period pursuant to Section 10.3, will be automatically withdrawn from such Offering Period immediately after the exercise of their Purchase Right on such Purchase Date and automatically re-enrolled in the immediately following Offering Period (including an Offering Period beginning the same day) as of the first day thereof.

24.         AMENDMENT OR TERMINATION OF THE PLAN.

24.1         The Board may at any time and for any reason amend, suspend or terminate the Plan, or any part thereof, except that (a) no such amendment shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Board and (b) no such amendment may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan or as may be necessary to qualify the Section 423(b) Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Board in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 4.2 and/or Section 14). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 10.7 hereof) as soon as administratively practicable. In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies.

24.2         Notwithstanding the foregoing, in the event that the Board determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Board may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (a) terminate the Plan or any Offering Period, (b) accelerate the Purchase Date of any Purchase Period or Offering Period, (c) reduce the discount applicable in determining the Purchase Price of any Offering Period, (d) amend the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), (e) alter the Purchase Price for any Offering Period or Purchase Period, (f) reduce the maximum number of shares of Stock that may be purchased in any Offering Period, (g) reduce the maximum percentage of Compensation a Participant may elect to set aside as Contributions or (e) take any combination of the foregoing actions.

25.        MISCELLANEOUS.

25.1         Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

25.2         Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

B-12	2015 Proxy Statement

APPENDIX A

FORMS OF

SUBSCRIPTION AGREEMENT

AND

NOTICE OF WITHDRAWAL

2015 Proxy Statement	B-13

SALESFORCE.COM, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

NAME (Please print):
	(Last)	(First)	(Middle)

TM Original application for the Offering Period beginning (date):

TM Change in payroll deduction rate effective with the pay period beginning (date):

TM Stop payroll deductions effective with the pay period beginning (date):

I.         SUBSCRIPTION

I elect to participate in the 2004 Employee Stock Purchase Plan (the “Plan”) of salesforce.com, inc. (the “Company”) and to subscribe to purchase shares of the Company’s Stock in accordance with this Subscription Agreement, including the Additional Terms and Conditions of Participation set forth in an addendum hereto (the “Addendum”), and the Plan.

I authorize payroll deductions of              percent (in whole percentages not less than 2%, unless an election to stop deductions is being made, or more than 15%) of my Compensation on each pay day throughout the Offering Period in accordance with the Plan. I understand that these payroll deductions will be accumulated for the purchase of shares of Stock at the applicable purchase price determined in accordance with the Plan. Except as otherwise provided by the Plan, I will automatically purchase shares on each Purchase Date unless I withdraw from the Plan by giving written notice on a form provided by the Company or unless my eligibility or employment terminates.

I understand that I will not be able to increase my contribution percentage above during a Purchase Period or Offering Period, and that I may only decrease my contribution percentage once per Purchase Period.

I understand that I will automatically participate in each subsequent Offering that commences immediately after the last day of an Offering in which I am participating until I withdraw from the Plan by giving written notice on a form provided by the Company or my eligibility or employment terminates.

I agree to make adequate provision for the federal, state, local and foreign tax withholding obligations, if any, which arise upon my purchase of shares under the Plan and/or my disposition of shares. The Company may withhold from my compensation the amount necessary to meet such withholding obligations, or using any other method specified in the Addendum.

I agree that, unless otherwise permitted by the Company, until I dispose of shares I purchase under the Plan, I will hold such shares in the name(s) entered above (and not in the name of any nominee) until the later of (i) two years after the first day of the Offering Period in which I purchased the shares and (ii) one year after the Purchase Date on which I purchased the shares. This restriction only applies to the name(s) in which shares are held and does not affect my ability to dispose of Plan shares.

I agree that I will notify the Global Equity Plan Services Group of the Company in writing within 30 days after any sale, gift, transfer or other disposition of any kind prior to the end of the periods referred to in the preceding paragraph (a “Disqualifying Disposition”) of any shares I purchased under the Plan. If I do not respond within 30 days of the date of a Disqualifying Disposition Survey delivered to me by certified mail, the Company is authorized to treat my nonresponse as my notice to the Company of a Disqualifying Disposition and to compute and report to the Internal Revenue Service the ordinary income I must recognize upon such Disqualifying Disposition.

II.         PARTICIPANT DECLARATION

Any election I have made on this form revokes all prior elections with regard to this form.

I am familiar with the provisions of the Plan and agree to participate in the Plan subject to all of its provisions and subject to the Additional Terms and Conditions of Participation set forth in the Addendum to this Subscription Agreement. I understand that the Board of Directors of the Company reserves the right to terminate the Plan or to amend the Plan and my right to purchase stock under the Plan to the extent provided by the Plan or the Addendum. I understand that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Date:
Signature of Participant

B-14	2015 Proxy Statement

SALESFORCE.COM, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

NAME (Please print):
	(Last)	(First)	(Middle)

I elect to withdraw from the salesforce.com, inc. 2004 Employee Stock Purchase Plan (the “Plan”) and the Offering which began on (date)             and in which I am participating (the “Current Offering”).

I understand that I am terminating immediately my interest in the Plan and the Current Offering, and that no further payroll deductions will be made (provided I have given sufficient notice before the next pay day). My payroll deductions not previously used to purchase shares will not be used to purchase shares in the Current Offering, but instead will be paid to me as soon as practicable. I understand that I will not participate in the Plan unless I elect to become a participant in another Offering by filing a new Subscription Agreement with the Company. I understand that I will receive no interest on the amounts paid to me from my Plan account, and that I may not apply such amounts to any other Offering under the Plan or any other employee stock purchase plan of the Company.

Date:	Signature:

2015 Proxy Statement	B-15

B-16	2015 Proxy Statement

(continued)

2015 Proxy Statement	B-17

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR
Proposals 2, 3, 4, and 5.

1. ELECTION OF DIRECTORS
Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
1a - Marc R. Benioff	☐	☐	☐	1b - Keith G. Block	☐	☐	☐	1c - Craig A. Conway	☐	☐	☐
1d - Alan G. Hassenfeld	☐	☐	☐	1e - Colin L. Powell	☐	☐	☐	1f - Sanford R. Robertson	☐	☐	☐
1g - John V. Roos	☐	☐	☐	1h - Lawrence. J. Tomlinson	☐	☐	☐	1i - Robin L. Washington	☐	☐	☐
1j - Maynard G. Webb	☐	☐	☐	1k - Susan D. Wojcicki	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER THE COMPANY’S 2013 EQUITY INCENTIVE PLAN	☐	☐	☐	3. APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR PURCHASE UNDER THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐
4. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐	5. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please mark the proxy, sign exactly as your name appears herein, and return it promptly in the enclosed, addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	1 U P X 2 3 2 9 3 9 2	+

                                 01Z59B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — salesforce.com, inc.

Proxy for Annual Meeting of Stockholders Solicited by the Board of Directors

The undersigned hereby appoints Marc Benioff, Mark Hawkins and Burke Norton, or any of them, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of salesforce.com, inc. (the “Company”) the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 4, 2015, at 2:00 p.m., local time, at 50 Fremont Street, San Francisco, California 94105 and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side. For directions to attend the Annual Meeting, please contact Investor Relations by telephone at (415) 536-6250.

This Proxy when properly signed will be voted in the manner directed on this Proxy by the undersigned. If no direction is made, this Proxy will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, Proxy Statement and the Company’s 2015 Annual Report.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PROXY HOLDERS TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

(Continued and to be dated and signed on the reverse side.)